   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1998



                                                      REGISTRATION NO. 333-65911

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         PNC MORTGAGE SECURITIES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             DELAWARE                                                          94-2528990
                 (STATE OR OTHER JURISDICTION OF                                            (I.R.S. EMPLOYER
                  INCORPORATION OR ORGANIZATION)                                          IDENTIFICATION NO.)

                             75 NORTH FAIRWAY DRIVE
                          VERNON HILLS, ILLINOIS 60061
                                 (847) 549-6500
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            THOMAS G. LEHMANN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         PNC MORTGAGE SECURITIES CORP.
                             75 NORTH FAIRWAY DRIVE
                          VERNON HILLS, ILLINOIS 60061
                                 (847) 549-6500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                              MARK R. LEVIE, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                            SAN FRANCISCO, CA 94111
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                       CALCULATION OF REGISTRATION FEE(1)
                                                                                       PROPOSED          PROPOSED
                                                                                       MAXIMUM            MAXIMUM      AMOUNT OF
               TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE     OFFERING PRICE       AGGREGATE           REGISTRATION
                        TO BE REGISTERED                   REGISTERED(2)       PER UNIT      OFFERING PRICE(3)          FEE(4)
Mortgage Pass-Through Certificates......................  $10,124,106,294        100%         $ 10,124,106,294      $2,882,000.00



(1) This Registration Statement also registers an indeterminate amount of securities to be sold by PNC Capital Markets, Inc. in secondary market transactions, where required.



(2) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement relates to $124,106,294 of securities previously registered pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-50053), as to which this Registration Statement constitutes a Post-Effective Amendment.


(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), exclusive of accrued interest, if any, on the Mortgage Pass-Through Certificates.


(4) $1,770,000.00 of the registration fee was previously paid in connection with the original Registration Statement filed on October 20, 1998.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

        PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED               , 199[ ]


                         PNC MORTGAGE SECURITIES CORP.
                         Depositor and Master Servicer
             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES [199[ ]-X]

                           $[                      ]


                            THE PNC SERIES 199[ ]-[ ] TRUST WILL ISSUE SIXTEEN CLASSES OF OFFERED CERTIFICATES. EACH CLASS OF OFFERED CERTIFICATES WILL RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST, PRINCIPAL OR BOTH. THE TABLE ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE PRINCIPAL BALANCE, INTEREST RATE, AND CERTAIN SPECIAL CHARACTERISTICS OF EACH CLASS.

                            OFFERED CERTIFICATES

Total principal amount                   $[             ]
First payment date                       [              ], 199[ ]
Interest and/or principal paid           Monthly
Last possible payment date               [              ], 200[ ]

                            Credit enhancement is being provided by three classes of privately offered certificates which have
                            an aggregate principal balance of $             .


CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE
S-9 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 5 IN
THE PROSPECTUS.

The certificates will
represent interests only in
the trust created for
Series 199[ ]-[ ] and will
not represent interests in
or obligations of PNC
Mortgage Securities Corp.,
PNC Bank Corp. or any of
their affiliates.

This prospectus supplement
may be used to offer and
sell the offered
certificates only if
accompanied by the
prospectus.

The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to PNC Mortgage Securities Corp. from the sale of the offered certificates will be approximately
[   ]% of the principal balance of the offered certificates plus accrued
interest, before deducting [$             ] in expenses. The underwriter's
commission will be the difference between the price it pays to PNC Mortgage Securities Corp. for the offered certificate and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter
                             [NAME OF UNDERWRITER]

                                           , 199[ ]

              INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption 'Index of Terms' on page S-49 in this document and under the caption Index of Terms beginning on page 87 in the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings assigned in the accompanying prospectus.

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----

SUMMARY INFORMATION............................    S-4
     What You Own..............................    S-4
          Information About the Mortgage
            Pool...............................    S-4
     The Offered Certificates..................    S-4
          Initial Principal Balance of the
            Certificates.......................    S-4
     Distributions on the Offered
       Certificates............................    S-4
          Monthly Distributions................    S-4
          Distributions of Interest............    S-5
          Compensating Interest and Interest
            Shortfalls.........................    S-5
          Distributions of Principal...........    S-5
     Advances..................................    S-6
     Credit Enhancements.......................    S-6
     Allocation of Losses......................    S-6
     Yield Considerations......................    S-7
     Book-Entry Registration...................    S-7
     Denominations.............................    S-7
     Ratings...................................    S-7
     Legal Investment..........................    S-7
     ERISA Considerations......................    S-7
     Federal Income Tax Consequences...........    S-8
RISK FACTORS...................................    S-9
THE TRUST......................................   S-13
DESCRIPTION OF THE MORTGAGE POOL...............   S-13
     Additional Information....................   S-14
DESCRIPTION OF THE CERTIFICATES................   S-14
     General...................................   S-14
     Book-Entry Registration...................   S-15
     Definitive Certificates...................   S-16
     Priority of Distributions.................   S-17
     Distributions of Interest.................   S-18
          Compensating Interest................   S-19
     Distributions of Principal................   S-19
          General..............................   S-19
          Class P Principal Distribution
            Amount.............................   S-19
          Senior Principal Distribution
            Amount.............................   S-20
          Subordinate Principal Distribution
            Amount.............................   S-22
          Principal Prepayments................   S-23




                                                  PAGE
                                                  ----

     Subordination and Allocation of Losses....   S-23
     The Class R Certificates..................   S-25
     Advances..................................   S-25
     Available Distribution Amount.............   S-25
     Last Scheduled Distribution Date..........   S-26
     Optional Termination of the Trust.........   S-26
     Servicing Compensation and Payment of
       Expenses................................   S-27
YIELD AND PREPAYMENT CONSIDERATIONS............   S-28
     General...................................   S-28
     Principal Prepayments and Compensating
       Interest................................   S-28
     Lockout Certificates......................   S-28
     Rate of Payments..........................   S-29
     Special Sensitivities.....................   S-29
     Basic Prepayment Assumption...............   S-29
     Yield Considerations with Respect to the
       Class X and Class P Certificates........   S-30
     Yield Considerations with Respect to the
       Senior Subordinate Certificates.........   S-32
     Additional Yield Considerations Applicable
       Solely to the Residual Certificates.....   S-34
     Additional Information....................   S-34
CREDIT ENHANCEMENTS............................   S-35
     Subordination.............................   S-35
     Shifting of Interests.....................   S-35
CERTAIN FEDERAL INCOME TAX CONSEQUENCES........   S-35
     Special Tax Considerations Applicable to
       the Residual Certificates...............   S-36
CERTAIN LEGAL INVESTMENT ASPECTS...............   S-37
ERISA CONSIDERATIONS...........................   S-38
METHOD OF DISTRIBUTION.........................   S-39
LEGAL MATTERS..................................   S-39
CERTIFICATE RATINGS............................   S-39
APPENDIX A.....................................   S-41
APPENDIX B.....................................   S-42
APPENDIX C.....................................   S-43
APPENDIX D.....................................   S-47
INDEX OF TERMS.................................   S-49

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

WHAT YOU OWN

YOUR CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The Trust contains a pool of mortgage loans and certain other assets, as described under 'The Trust' in this prospectus supplement.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately      mortgage loans with an
aggregate principal balance as of      1, 199 of approximately $           . The
mortgage loans are secured by residential properties and each is set to mature within 30 years of the date it was originated.

For a further description of the mortgage loans, see 'Description of the Mortgage Pool' and Appendix D in this prospectus supplement.

THE OFFERED CERTIFICATES

PNC Mortgage Securities Corp. will deposit the mortgage loans into the Trust. The Trust has been created for the purpose of issuing the Mortgage Pass-Through Certificates, Series 199[ ]-[ ]. The approximate initial class principal balance, certificate interest rate and type of each class of the offered certificates will be as follows:

                APPROXIMATE
               INITIAL CLASS        ANNUAL
                 PRINCIPAL        CERTIFICATE
CLASS             BALANCE        INTEREST RATE           TYPE
---------------------------------------------------------------------
Class A-1      $                     7.450%           Senior/PAC
Class A-2                            7.050%           Senior/PAC
Class A-3                            7.250%           Senior/TAC
Class A-4                            7.250%           Senior/TAC
Class A-5                            7.250%        Senior/Companion
Class A-6                            7.250%         Senior/Lockout
Class A-7                            7.250%             Senior
Class A-8                            7.250%             Senior
Class A-9                            7.250%             Senior
Class A-10                           7.250%             Senior
Class X                              7.000%(1)     Senior/Int. Only
Class P                               (2)          Senior/Prin. Only
Class B-1                            7.250%           Subordinate
Class B-2                            7.250%           Subordinate
Class B-3                            7.250%           Subordinate
Class R                              7.250%         Senior/Residual

(1) The Class X certificates will not be entitled to receive any distributions of principal, but will accrue interest on a notional amount. The initial
    Class X notional amount will be approximately $           . See 'Description
    of the Certificates -- Distributions of Interest' in this prospectus supplement.

(2) The Class P certificates will not be entitled to receive any distributions of interest.

The Trust will also issue the Class B-4, Class B-5 and Class B-6 certificates which are not being offered by this prospectus supplement. These private certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates.

INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES

The initial aggregate principal balance of the certificates issued by the Trust
is approximately $           , subject to an upward or downward variance of no
more than 5%.

The initial aggregate principal balance of the certificates have the following composition:

 senior certificates comprise approximately      %;

 publicly offered subordinate certificates comprise approximately     %; and

 privately offered subordinate certificates comprise approximately     %.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

MONTHLY DISTRIBUTIONS

Each month, the trustee, [trustee's name], will make distributions of interest and/or principal to the holders of the certificates. The first distribution date
will be              , 199 . Thereafter, distributions will be made on the 25th day of
each month, or if such 25th day is not a business day, on the next business day.

Source of Payments. The mortgagors pay their interest and principal during the month to the servicers. Each month, the servicers subtract their servicing fee and send the remainder to the master servicer. The master servicer then subtracts its master servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes the remaining amount as described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

DISTRIBUTIONS OF INTEREST

Each class of offered certificates entitled to interest will accrue interest each month. Interest will be distributed to these classes in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. It is possible that on any given distribution date, there will be insufficient payments from the mortgage loans. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest distributions. If this happens, those certificates will be entitled to receive such shortfall in interest distributions in the following month in the same priority as their distribution of current interest. However, additional interest will not accrue on the delayed payment.

The amount of interest each class of certificates accrues each month will equal 1/12th of the annual certificate interest rate for that class multiplied by the related class principal balance or class notional amount, as applicable. The class principal balance or notional amount used for this calculation on the
first distribution date will be the applicable balance as of [             ],
199[ ]. The class principal balance or notional amount used for this calculation on any other distribution date will be the applicable balance immediately after the preceding distribution date. The annual certificate interest rate for each class of offered certificates is described on page S-4 of this prospectus supplement. For a description of how the Class X notional amount is determined, see 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

COMPENSATING INTEREST AND INTEREST SHORTFALLS

Prepayments in Full. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. To compensate certificateholders for the shortfall in interest this causes, the master servicer will pay compensating interest to the certificateholders out of the master servicing fee it collects. For a description of how compensating interest is allocated among the certificates as well important limitations on the amount of compensating interest that will be allocated among the certificates, see 'Description of the Certificates -- Distributions of Interest -- Compensating Interest' and 'Yield and Prepayment Considerations' in this prospectus supplement

Partial Prepayments. When mortgagors make partial prepayments, they need not pay a full month's interest on the amount of that prepayment. Certificateholders will receive no compensating interest to compensate them for the shortfall in interest this causes.

DISTRIBUTIONS OF PRINCIPAL

General. As the mortgagors pay principal on the mortgage loans in the Trust, that principal is passed on to the certificateholders. HOWEVER, NOT EVERY CLASS OF CERTIFICATES RECEIVES PRINCIPAL ON EACH DISTRIBUTION DATE.

Class P Certificates. The Class P certificates receive a portion of the principal that is received on each discount mortgage loan. A discount mortgage loan has a net interest rate after subtracting the servicing and master
servicing fees of less than    %. For a description of the principal
distributions to the Class P certificates, see 'Description of the Certificates -- Distributions of Principal -- Class P Principal Distribution Amount' in this prospectus supplement.

Class A Certificates. On each distribution date, the Class A certificates in the aggregate will receive a certain amount of the principal received on all of the mortgage loans in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Senior Principal Distribution Amount' in this prospectus supplement. NOT ALL CLASS A CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX C FOR A TABLE SHOWING FOR EACH CLASS OF CERTIFICATES, THE EXPECTED RATE OF RETURN OF

PRINCIPAL AT DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS. However, if there are no subordinate certificates outstanding, the Class A certificates will not receive principal in that order of priority. Instead, each Class A certificate will receive principal pro rata according to its class principal balance.

Subordinate Certificates. On each distribution date, the subordinate certificates will be entitled to receive a certain portion of the principal received on all of the mortgage loans pro rata according to their class principal balances. However, under certain conditions described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement, the amount of principal prepayments owed to some classes of subordinate certificates will be paid to other classes of subordinate certificates with a higher priority.

Priority of Principal Distributions. Each class of certificates receives its principal entitlements described above in the priority described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. It is possible that on any given distribution date there will be insufficient payments from the mortgage loans. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of principal distributions to which they are entitled.

The Class X certificates will not receive any distributions of principal.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

ADVANCES

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment or if no payment is received at all, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make advances only so long as it determines that such advance will be recoverable from future payments or collections on that mortgage loan. See 'Description of the Certificates -- Advances' in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination. The senior certificates will receive all distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal. This provides credit enhancement to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other subordinate certificates with lower numerical class designations.

Shifting of Interests. The senior certificates in the aggregate will receive 100% of principal prepayments received on the mortgage loans until the fifth anniversary of the first distribution date. During the next four years, the senior certificates in the aggregate will receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to the senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the senior certificates and the subordinate certificates, see 'Description of the Certificates -- Principal Prepayments' in this prospectus supplement.

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover from that loan and that amount is less than the outstanding principal balance and accrued and unpaid interest due on that loan. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING SUCH LOSSES FROM THE PRINCIPAL BALANCE OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. IN GENERAL, THE AMOUNT OF SUCH LOSSES WILL BE ALLOCATED TO THE MOST JUNIOR CLASS OF SUBORDINATE CERTIFICATES THEN OUTSTANDING. In general, losses will be allocated to the senior certificates only after the principal balances of all of the subordinate certificates have been reduced to zero.

Special Hazard, Fraud and Bankruptcy Losses. Special hazard losses, fraud losses and bankruptcy losses will be allocated as described above only up to specified amounts. Losses of these three types in excess of those amounts will, in general, be allocated to all outstanding classes of certificates pro rata according to the outstanding principal balance of the certificates. THEREFORE, FOR THESE TYPES OF LOSSES IN EXCESS OF THE SPECIFIED AMOUNTS, THE SUBORDINATE CERTIFICATES DO NOT ACT AS CREDIT ENHANCEMENTS FOR THE SENIOR CERTIFICATES. For a description of how much of these types of losses will be allocated to the subordinate certificates and how much will be allocated to all of the certificates, see 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.

Losses on Discount Mortgage Loans. Losses realized on the discount mortgage loans will be treated differently than other losses. A certain portion of the losses on each discount mortgage loan will first be allocated to the Class P certificates, and the remainder of the loss will be allocated in the usual manner. However, the portion of the loss allocated to the Class P certificates will usually be recovered by the Class P certificates as described in 'Priority of Distributions' in this prospectus supplement.

For a precise description of the allocation of realized losses among the certificates, see 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

 the price at which the certificates are purchased;

 the applicable certificate interest rate, if any; and

 the rate of prepayments on the mortgage loans.

See 'Risk Factors' and 'Yield and Prepayment Considerations' in this prospectus supplement.

BOOK-ENTRY REGISTRATION

In general, the senior certificates, other than the Class R certificates, will be available only in book-entry form through the facilities of The Depository Trust Company. See 'Description of the Certificates -- Book-Entry Registration' in this prospectus supplement.

DENOMINATIONS

The offered certificates, other than the Class X and Class R certificates, are
offered in minimum denominations of $[   ] each and multiples of $1 in excess
thereof. The Class X certificates are offered in minimum denominations of $[   ]
initial class notional amount each and multiples of $1 in excess thereof. The Class R certificates will have an initial class principal balance of
$[           ] and will be offered in a single certificate that represents a
99.99% interest in the class.

RATINGS

The offered certificates are required to receive the ratings from
                         and                          indicated under
'Certificate Ratings' in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X certificateholders to fail to recover their initial investments.

LEGAL INVESTMENT

As of the date of their issuance, the offered certificates, other than the Class B-2 and Class B-3 certificates, will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. For important information concerning possible restrictions on ownership of the offered certificates by regulated institutions, see 'Certain Legal Investment Aspects' in this prospectus supplement. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus, the senior certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, PNC Mortgage Securities Corp. will cause an election to be made to treat the Trust as a REMIC. The certificates, other than the Class R certificates, will represent ownership of regular interests in the Trust. Such certificates will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on such certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the Class R certificates will be the residual interest in the Trust.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R certificates, see 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

THERE IS NO GUARANTEE THAT YOU WILL RECEIVE       As the mortgagors make payments of interest and principal on
PRINCIPAL PAYMENTS ON YOUR CERTIFICATES AT ANY    their mortgage loans, you will receive payments. Because the
SPECIFIC RATE                                     mortgagors are free to make those payments faster than
                                                  expected, you may receive distributions faster than you
                                                  expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate.

THE YIELD ON YOUR CERTIFICATES IS DIRECTLY        The yield to maturity on your certificates is directly related
RELATED TO THE RATE OF PREPAYMENTS ON THE         to the rate at which the mortgagors pay principal on the
MORTGAGE LOANS                                    mortgage loans. Payment of principal on the mortgage loans may be in the following forms:

                                                  scheduled payments of principal; and
                                                  principal prepayments which consist of:
                                                  prepayments in full on a mortgage loan;
                                                  partial prepayments on a mortgage loan; and
                                                  liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan.

                                                  In general, as the prevailing mortgage interest rates decline significantly below the interest rates on the mortgage loans, the rate of prepayments increases. General economic conditions and homeowner mobility will also affect the rate of
                                                  prepayments. All of the mortgage loans contain 'due-on-sale'
                                                  clauses. Therefore, the sale of any mortgaged property will cause a prepayment in full on the related mortgage loan. See
                                                  'Maturity, Average Life and Prepayment Assumptions' in the
                                                  prospectus and 'Yield and Prepayment Considerations' in this prospectus supplement. The rate of prepayments will affect the yield on all of the offered certificates. However, if you have purchased a Class X, Class P or Class A-5 certificate, the rate of prepayments will be especially important to you.

AN OPTIONAL TERMINATION OF THE TRUST WOULD        When the aggregate principal balance of the mortgage loans in
  ADVERSELY AFFECT THE CLASS X CERTIFICATES       the Trust has been reduced to less than 5% of such balance as
                                                  of           1, 199 , PNC Mortgage Securities Corp. may
                                                  repurchase all of the mortgage loans in the Trust and thereby terminate the Trust. See 'Description of the
                                                  Certificates -- Optional Termination of the Trust' in this prospectus supplement and 'Description of the
                                                  Certificates -- Termination' in the prospectus. If this
                                                  happens, the repurchase price will be passed through to the certificateholders. This would have the same effect as if all of the remaining mortgagors made prepayments in

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

                                                  full. Since the Class X certificates receive only distributions of interest, such a termination would adversely affect holders of such Certificates.

RAPID PREPAYMENTS WILL REDUCE THE YIELD ON THE    Payments to the holders of Class X certificates come only from
  CLASS X CERTIFICATES                            interest payments on certain mortgage loans. These mortgage loans are called premium rate mortgage loans because in general they have the highest interest rates. If interest rates
                                                  decline, these premium rate mortgage loans will likely be
                                                  refinanced and therefore prepayments in full on such loans will likely occur. Since the Class X certificates receive only a portion of interest from the premium rate mortgage loans still outstanding, the faster such loans prepay, the less the Class X certificates receive. When all of the premium rate mortgage loans have been paid in full, there will be no more
                                                  distributions to the Class X certificates.

                                                  You should fully consider the risks associated with an
                                                  investment in the Class X certificates. If the premium rate mortgage loans prepay faster than expected or if PNC Mortgage
                                                  Securities Corp. terminates the Trust earlier than expected, you may not fully recover their initial investment. See 'Yield and Prepayment Considerations -- Yield Considerations with
                                                  Respect to the Class X and Class P Certificates' in this
                                                  prospectus supplement for a table showing expected yields at different rates of prepayment.

SLOW PREPAYMENTS WILL REDUCE THE YIELD ON THE     Payments to the holders of the Class P certificates come only
  CLASS P CERTIFICATES                            from principal payments on certain discount mortgage loans.
                                                  These mortgage loans are in general the mortgage loans with the lowest interest rates. Because holders of the Class P
                                                  certificates receive only distributions of principal, they will be adversely affected by slower than expected prepayments of principal. If you are investing in the Class P certificates you should consider that since discount mortgage loans are lower interest rate loans, they are likely to have the slowest rates of prepayment. See 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect to the
                                                  Class X and Class P Certificates' in this prospectus supplement for a table showing expected yields at different rates of
                                                  prepayment.

EFFECT OF PRINCIPAL PREPAYMENTS ON THE CLASS      The Class A-1 and Class A-2 certificates, which are the planned
  A-1, CLASS A-2, CLASS A-3, CLASS A-4 AND        amortization classes, or PACS, will generally be less affected
CLASS A-5 CERTIFICATES                            by the rate of principal prepayments than other certificates.
                                                  This is because on each distribution date, the Class A-1 and
                                                  Class A-2 certificates receive principal distributions
                                                  according to the schedule in Appendix A. The schedules for the
                                                  PACs assume that the rate of prepayment on the mortgage loans
                                                  remains between [   ]% and [   ]% of the prepayment assumption,
                                                  as described in 'Yield and Prepayment
                                                  Considerations -- Prepayment Assumption' in this prospectus supplement. HOWEVER, THERE IS NO GUARANTEE THAT THE RATE OF
                                                  PREPAYMENT ON THE MORTGAGE LOANS WILL STAY BETWEEN THESE
                                                  LEVELS.

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

                                                  If the mortgage loans prepay at a rate faster or slower than the schedules allow for, distributions of principal may no longer be made according to schedule. Moreover, once the Class
                                                  A-3, Class A-4 and Class A-5 certificates have been paid in full, the Class A-1 and Class A-2 certificates will become very sensitive to the rate of prepayments and will no longer be paid according to the schedule. See Appendix C for a table showing the expected rate of return of principal at different rates of prepayment.

                                                  The Class A-3 and Class A-4 certificates, which are the
                                                  targeted amortization classes, or TACS, will generally receive principal distributions according to the schedule in Appendix
                                                  B. The schedules for the TACs assume that the rate of
                                                  prepayment on the mortgage loans remains constant at [   ]% of
                                                  the prepayment assumption, as described in 'Yield and
                                                  Prepayment Considerations -- Prepayment Assumption' in this prospectus supplement. HOWEVER, IT IS VERY UNLIKELY THAT THE
                                                  RATE OF PREPAYMENT ON THE MORTGAGE LOANS WILL REMAIN CONSTANT
                                                  AT THIS LEVEL. If the mortgage loans prepay at a rate faster or slower than the assumed level, distributions of principal may no longer be according to schedule. Moreover, once the Class
                                                  A-5 certificates have been paid in full, the Class A-3 and
                                                  Class A-4 certificates will become very sensitive to the rate of prepayments and will no longer be paid according to the schedule. See Appendix C for a table showing the expected rate of return of principal at different rates of prepayment.

                                                  THE CLASS A-5 CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE
                                                  RATE OF PREPAYMENT ON THE MORTGAGE LOANS. The Class A-5
                                                  certificates act as a prepayment cushion for the PACs and TACs described above, absorbing excessive principal prepayments. On each distribution date, the Class A-5 certificates receive principal only if the PACs and TACs have been paid according to their respective schedules. IF THE RATE OF PREPAYMENTS IS SLOW
                                                  ENOUGH SO THAT THE PACS AND TACS ARE NOT PAID TO SCHEDULE, THEN
                                                  THE CLASS A-5 CERTIFICATES WILL RECEIVE NO DISTRIBUTIONS OF
                                                  PRINCIPAL ON THAT DISTRIBUTION DATE. However, if the rate of prepayments is high so that the PACs and TACs are paid
                                                  according to their respective schedules, then the Class A-5 certificates will receive all of the remaining principal
                                                  available for distribution. This will cause wide variations in the amount of principal the Class A-5 certificates will receive on each distribution date. See Appendix C for a table showing the expected rate of return of principal at different rates of prepayment.

CERTIFICATES BOUGHT AT PREMIUMS AND DISCOUNTS     If you purchase a certificate at a discount from its original
  MAY RECEIVE A LOWER YIELD THAN EXPECTED         principal balance and the rate of principal payments is slower than you expected, you may receive a lower yield than you
                                                  anticipated. If you purchase a certificate at a premium over its original principal balance and the rate of

                                                  principal payments is faster than you expected, you may receive a lower yield than you anticipated.

LOSSES ON THE MORTGAGE LOANS WILL REDUCE THE      The yield to maturity on the subordinate certificates that are
  YIELD ON THE CERTIFICATES                       offered will be extremely sensitive to most realized losses on the mortgage loans. After the principal balance of all of the privately offered certificates has been reduced to zero, most losses on the mortgage loans will be allocated exclusively to the subordinate certificates that are offered. In addition, if the principal balance of all of the subordinate certificates has been reduce to zero, all losses on the mortgage loans will be allocated to the senior certificates. See 'Subordination and
                                                  Allocation of Losses' in this prospectus supplement.

LACK OF SECONDARY MARKETS MAY MAKE IT DIFFICULT   A secondary market for the offered certificates may not
  FOR YOU TO RESELL YOUR CERTIFICATES             develop. If a secondary market does develop, it might not
                                                  continue or it might not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange.

THE LACK OF PHYSICAL CERTIFICATES FOR CERTAIN     You will not have a physical certificate if you own a Class A,
  CERTIFICATES MAY CAUSE DELAYS IN PAYMENT AND    Class X or Class P certificate. As a result, you will be able
CAUSE DIFFICULTIES IN PLEDGING OR SELLING YOUR    to transfer your certificates only through the Depository Trust
CERTIFICATE                                       Company, participating organizations, indirect participants and certain banks. The ability to pledge a Class A, Class X or
                                                  Class P certificate to a person that does not participate in the DTC system may be limited because of the lack of a physical certificate. In addition, you may experience some delay in receiving distributions on these certificates because the
                                                  Trustee will not send distributions directly to you. Instead, the Trustee will send all distributions to the Depository Trust
                                                  Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly though indirect participants. Also, because investors may be unwilling to purchase securities without delivery of a physical
                                                  certificate, the Class A, Class X and Class P certificates may be less liquid in any secondary market that may develop.

                                   THE TRUST

     The primary assets of the Trust will consist of a pool of Mortgage Loans (the 'MORTGAGE POOL'). The Trust will also contain (i) certain insurance policies related to the Mortgage Loans, (ii) any property which secured a Mortgage Loan and which is acquired by foreclosure or by deed in lieu of foreclosure after the Cut-Off Date, (iii) amounts held in the Certificate Account and (iv) certain other assets. Funds otherwise required to be held in the Certificate Account may be held in an investment account and invested for the benefit of the Master Servicer in Eligible Investments pursuant to the terms of the Pooling Agreement, as described herein. The Mortgage Loans will be assigned to the Trustee, together with all interest and principal due on the Mortgage Loans after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement (the 'MORTGAGE LOAN SCHEDULE') which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note and the Mortgage Interest Rate.

                       DESCRIPTION OF THE MORTGAGE POOL*

     The Mortgage Pool will consist of Mortgage Loans that will have an
aggregate principal balance as of [              ], 199[ ] (the 'CUT-OFF DATE'),
after deducting payments due on or before that date, of approximately
$[          ]. Certain of the risks of loss on certain Mortgage Loans will be covered up to specified limits by Primary Insurance Policies.

     The Mortgage Loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the 'MORTGAGED PROPERTIES'), which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the property subject to the lien of the related Mortgage consists of no more than four units), and having the additional characteristics described below, in Appendix D and in the Prospectus.

     Each Mortgage Loan will have a first payment date during the period from
[               ] through [               ] inclusive, and will have an original
term to maturity of not more than 30 years.

     The Mortgage Loans consist of [      ] Mortgage Loans with an aggregate
principal balance as of the Cut-Off Date of approximately $[          ]. All of
the Mortgage Loans will have principal and interest payable on the first day of each month (the 'DUE DATE').

     None of the Mortgage Loans will be Buydown Loans. As of the Cut-Off Date,
approximately   % of the Mortgage Loans are covered by a Primary Insurance
Policy. Approximately   % of the Mortgage Loans with Loan-to-Value Ratios as of
the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy.

     SEE APPENDIX D FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS.

------------
     * The description of the Mortgage Pool and the Mortgaged Properties in this Section and in Appendix D is based on the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to 'principal balance' refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled Monthly Payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise. In such event, other Mortgage Loans may be included in the Mortgage Pool. The Company believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See ' -- Additional Information' herein.

ADDITIONAL INFORMATION

     Appendix D contains important information about the Mortgage Loans and sets forth in detail the following information regarding the Mortgage Loans: the Mortgage Interest Rates; the Pass-Through Rates; the Mortgage Loan original principal balances; the years in which initial Monthly Payments on the Mortgage Loans are due; the Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date; the types of Mortgaged Properties; the geographic distribution by state of the Mortgaged Properties; the scheduled maturity years of the Mortgage Loans and the weighted average remaining term to maturity of the Mortgage Loans (adjusted for Curtailments); the original terms to maturity of the Mortgage Loans; the number of Mortgage Loans originated under reduced documentation or no documentation programs, if any; the stated owner occupancy status of the Mortgaged Properties at the time the Mortgage Loans were originated; and the Mortgagor's purpose of financing.

     The Pooling and Servicing Agreement, by means of a Current Report on Form 8-K, will be available to purchasers of the Offered Certificates and will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the footnote on the preceding page, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the 'POOLING AGREEMENT') to be dated as of the Cut-Off Date between PNC Mortgage Securities Corp. (the 'COMPANY'), as Depositor and Master Servicer,
and [               ], as trustee (the 'TRUSTEE'), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. It is a condition to the issuance of the Offered Certificates that
they receive the ratings from one or more of [      ] and [      ], indicated
under 'Certificate Ratings' herein. As of the Closing Date, the Offered Certificates, other than the Class B-2, and Class B-3 Certificates, will qualify as mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

     The Master Servicer will be obligated to make Advances (as defined herein) with respect to delinquent payments on the Mortgage Loans as described herein under ' -- Advances'.

     The Certificates will evidence all the beneficial ownership in a trust (the 'TRUST') established by the Company into which the mortgage loans (the 'MORTGAGE LOANS') will be deposited. The Mortgage Pass-Through Certificates, Series 199[ ]-[ ] (the 'CERTIFICATES'), will consist of the following classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class X, Class P, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class R. The Certificates will have the following designations:


Class A Certificates......................  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
                                            A-6, Class A-7, Class A-8, Class A-9 and Class A-10.
Residual Certificates.....................  The Class R Certificates.
Regular Certificates......................  All Classes of Certificates other than the Residual
                                            Certificates.
Senior Certificates.......................  Class A, Class P, Class X and Class R Certificates.
Senior Subordinate Certificates...........  Class B-1, Class B-2 and Class B-3 Certificates.
Junior Subordinate Certificates...........  Class B-4, Class B-5 and Class B-6 Certificates.
Subordinate or Class B Certificates.......  Senior Subordinate and Junior Subordinate Certificates.
Lockout Certificates......................  Class A-4 Certificates.
Book-Entry Certificates...................  Class A, Class P and Class X Certificates.

     Only the Senior Certificates and Senior Subordinate Certificates (collectively, the 'OFFERED CERTIFICATES') are offered hereby. The Junior Subordinate Certificates are not offered hereby.

     The 'CLASS PRINCIPAL BALANCE' for any Class of Certificates will equal the aggregate amount of principal to which such Class is entitled, after giving effect to prior (i) distributions of principal to such Class and (ii) allocations of losses required to be borne by such Class.

     The 'CERTIFICATE PRINCIPAL BALANCE' for any Certificate will be the portion of the corresponding Class Principal Balance represented by such Certificate. The initial aggregate Certificate Principal Balance of the Certificates will be approximately equal to the aggregate principal balance of the Mortgage Loans as
of the Cut-Off Date. The Senior Certificates will comprise approximately   %,
the Senior Subordinate Certificates will comprise approximately   %, and the
Junior Subordinate Certificates will comprise approximately   % of the aggregate
principal balance of the Mortgage Loans as of the Cut-Off Date.

     The Offered Certificates, other than the Class X and Class R Certificates, are offered in minimum denominations equivalent to not less than $
initial Certificate Principal Balance each and multiples of $1 in excess thereof, except that one Certificate of each Class of Class P Certificates may be issued in a different amount. The Class X Certificates are offered in minimum
denominations equivalent to not less than $          initial Class Notional
Amount each and multiples of $1 in excess thereof, except that one Certificate of each Class of Class X Certificates may be issued in a different amount. The Class R Certificates, which will have an initial Class Principal Balance of
$[          ], will each be offered in fully registered, certificated form in a single denomination of 99.99% Percentage Interest. The remaining 0.01% Percentage Interest of each of the Class R Certificates will be retained by the Company as set forth herein under 'Certain Federal Income Tax Consequences'.

BOOK-ENTRY REGISTRATION

     Each Class of Book-Entry Certificates will initially be represented by a global Certificate registered in the name of the nominee of DTC. DTC has advised the Company that DTC's nominee will be Cede & Co. ('CEDE'). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. No Book-Entry Certificateholder will be entitled to receive a certificate representing such person's interest in such Certificate. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references herein to actions by Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports, and statements to Book-Entry Certificateholders shall refer to distributions, notices, reports, and statements to Cede, as the registered holder of such Certificates, for distribution to Book-Entry Certificateholders in accordance with DTC procedures.

     Certificateholders may hold their Book-Entry Certificates through DTC, if they are DTC Participants, or indirectly through organizations which are DTC Participants. Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC, will hold the global Certificates for the Book-Entry Certificates.

     DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ('DTC PARTICIPANTS') deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include the Underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to other entities, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ('INDIRECT DTC PARTICIPANTS').

     Certificateholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, unless Definitive Certificates are issued, Certificateholders will receive all distributions of principal and interest on the Book-Entry Certificates through DTC Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution

Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or Certificateholders. It is anticipated that the sole 'Certificateholder' (as such term is used in the Pooling Agreement) for each Class of Book-Entry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the Trustee as Certificateholders under the Pooling Agreement. Book-Entry Certificateholders will be permitted to exercise the rights of Certificateholders under the Pooling Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal and interest, if any, on such Book-Entry Certificates. DTC Participants and Indirect DTC Participants with whom Book-Entry Certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Certificateholders. Accordingly, although owners of Book-Entry Certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC Participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Book-Entry Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

     DTC has advised the Company that it will take any action permitted to be taken by a Book-Entry Certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Company that it will take such actions with respect to a Book-Entry Certificate only at the direction of and on behalf of the DTC Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Book-Entry Certificates.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Book-Entry Certificates will be issued in fully registered, certificated form to Certificateholders or their nominees ('DEFINITIVE CERTIFICATES'), rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Book-Entry Certificates and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificateholders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

     Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

     Distributions of principal and interest on the Definitive Certificates, as well as the other Classes of Certificates, will be made by the Trustee (or its duly appointed paying agent, if any) directly to holders of such Certificates in accordance with the procedures set forth herein and in the Pooling Agreement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names such Certificates were registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds for the account of each such holder or, if a holder has not provided wire instructions, by check mailed to the address of such holder as it appears on the register maintained by the Certificate Registrar. The final payment on any Certificate (whether Class X, Class P, Class R, Residual, Class B, Definitive or the global Certificates registered in the name of Cede) will be made only upon presentation and surrender of such Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of Certificates being retired. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month in which all remaining outstanding Certificates will be retired.

     Definitive Certificates, as well as the other Classes of Certificates, will be transferable and exchangeable at the offices of the Trustee in New York City. A reasonable service charge may be imposed for any registration of transfer or exchange, and the Trustee or such agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PRIORITY OF DISTRIBUTIONS

     Commencing in [            ] 199[ ], on the 25th day of each month, or if
such 25th day is not a business day, on the immediately succeeding business day (each, a 'DISTRIBUTION DATE'), distributions will be made in the order and priority as follows. Subject, in each case, to the extent of the Available Distribution Amount (as defined herein) remaining following prior distributions, if any, on such Distribution Date:

     (i) first, to the Class P Certificates, the Class P Fraction (as defined herein) of all principal received on or in respect of each Class P Mortgage Loan;

     (ii) second, to the Class A, Class R and Class X Certificates, pro rata, accrued and unpaid interest at their respective Certificate Interest Rates on their respective Class Principal Balances or Class Notional Amount, as applicable;

     (iii) third, to the Class A Certificates, as principal, the Senior Principal Distribution Amount (as defined in ' -- Distributions of Principal -- Senior Principal Distribution Amount' herein);

     (iv) fourth, to the Class P Certificates, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (as defined herein) (without regard to clause (B of such definition) on such Distribution Date, the sum of (a principal in an amount equal to the Class P Fraction of any loss on a Class P Mortgage Loan other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage (each, as defined herein) and (b the sum of amounts, if any, by which the amount described in clause (a above on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed; provided, however that any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the Class P Principal Balance;

     (v) fifth, to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 Certificate Interest Rate on the Class B-1 Principal Balance;

     (vi) sixth, to the Class B-1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

     (vii) seventh, to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 Certificate Interest Rate on the Class B-2 Principal Balance;

     (viii) eighth, to the Class B-2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

     (ix) ninth, to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 Certificate Interest Rate on the Class B-3 Principal Balance;

     (x) tenth, to the Class B-3 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

     (xi) eleventh, to the Junior Subordinate Certificates, interest and principal in the same manner as for the Senior Subordinate Certificates, first to the Class B-4 Certificates, then to the Class B-5 Certificates and then to the Class B-6 Certificates;

     (xii) twelfth, to each Class of Class B Certificates in order of seniority, the remaining portion, if any, of the Available Distribution Amount, up to the amount of unreimbursed realized losses previously allocated to such Class, if any, provided, however that any amounts distributed pursuant to this paragraph shall not cause a further reduction in the Class Principal Balances of the Class B Certificates; and

     (xiii) thirteenth, to the Class R Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for such Distribution Date;

     With respect to the Class B Certificates, notwithstanding the foregoing, on any Distribution Date on which the Subordination Level (as defined herein) for any Class of Class B Certificates is less than such percentage as of the Closing Date, the portion of the Subordinate Principal Prepayments Distribution Amount (as defined under ' -- Distributions of Principal -- Principal Payments' herein) otherwise allocable to the Class or Classes of the Class B Certificates junior to such Class will be allocated to the most senior Class of Class B Certificates for which the Subordination Level is less than such percentage as of the Closing Date and to the Class or Classes of Class B Certificates senior thereto, pro rata according to the Class Principal Balances of such Classes.

     The 'SUBORDINATION LEVEL' on any specified date with respect to any Class of Class B Certificates is the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates as of such date prior to giving effect to distributions or allocations of realized losses on the Mortgage Loans on such date.

     On each Distribution Date on or after the Credit Support Depletion Date, distributions will be made with respect to the Certificates as follows, subject, in each case, to the extent of the Available Distribution Amount remaining following prior distributions, if any, on such Distribution Date:

     (i) first, to the Class P Certificates, the Class P Fraction of all principal received on or in respect of each Class P Mortgage Loan;

     (ii) second, to the Class A, Class R and Class X Certificates, pro rata, accrued and unpaid interest at their respective Certificate Interest Rates on their Class Principal Balances or Class Notional Amount, as applicable;

     (iii) third, to the Class A Certificates, as principal, the Senior Principal Distribution Amount; and

     (iv) fourth, to the Class R Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for such Distribution Date.

     The 'CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero.

DISTRIBUTIONS OF INTEREST

     With respect to each Class of Certificates entitled to interest, interest will be passed through monthly on each Distribution Date, commencing in
[            ] 199[ ]. With respect to each Distribution Date, an amount of interest will accrue or accrete, as applicable, on each Class of Certificates entitled to interest, generally equal to 1/12th of the applicable Certificate Interest Rate for such Class multiplied by the related Class Principal Balance or Class Notional Amount, as applicable. Interest to be distributed on the Certificates on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the preceding calendar month.

     The Certificate Interest Rates for the Offered Certificates entitled to interest are fixed as set forth on page S-4 of this Prospectus Supplement.

     The Class P Certificates will not be entitled to receive any distributions of interest.

     The Class X Certificates will accrue interest on the applicable Class Notional Amount.

     The 'CLASS X NOTIONAL AMOUNT' with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Mortgage Loans with Pass-Through Rates (as defined below) greater than [7.250]% (the 'PREMIUM RATE MORTGAGE LOANS') and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Premium Rate Mortgage Loans as of such Due Date and the denominator of which is [7.250]%. The Class X Notional Amount as of the Closing Date will be approximately
$          .

     The 'STRIPPED INTEREST RATE' means for each Mortgage Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over [7.250]%. The 'PASS-THROUGH RATE' for each Mortgage Loan is equal to the Mortgage Interest Rate thereon less the sum of the rates at which the related Master Servicing Fee and Servicing Fee (each, as defined herein) are calculated.

     Compensating Interest.

     The Company, as Master Servicer, is obligated to remit to the Certificate Account on the day prior to each Distribution Date an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the Mortgage Loans made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the applicable monthly Master Servicing Fee payable to the Company, any reinvestment income realized by the Company, as Master Servicer, relating to Payoffs on the Mortgage Loans made during the Prepayment Period (as defined herein) and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date. See 'Yield and Prepayment Considerations' herein and 'Yield
Considerations -- Effective Interest Rate' in the Prospectus.

DISTRIBUTIONS OF PRINCIPAL

     General.

     On each Distribution Date, Certificateholders will be entitled to receive principal distributions from the related Available Distribution Amount to the extent and in the priority described herein. See ' -- Priority of Distributions' herein.

     For any Distribution Date, the 'PRINCIPAL PAYMENT AMOUNT' is the sum of
(i) scheduled principal payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Pooling Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below).

     'PRINCIPAL PREPAYMENTS' include prepayments in full on a Mortgage Loan ('PAYOFFS') and partial prepayments on a Mortgage Loan ('CURTAILMENTS'). For any Distribution Date, the 'PRINCIPAL PREPAYMENT AMOUNT' is the sum with respect to the Mortgage Loans of all Payoffs and Curtailments relating to the Mortgage Loans which were received during the related Prepayment Period.

     With respect to each Distribution Date and each Payoff, the related 'PREPAYMENT PERIOD' will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-Off Date) and will end on the 14th day of the month in which such Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related 'PREPAYMENT PERIOD' will be the month preceding the month in which the related Distribution Date occurs.

     The Class X Certificates will not be entitled to receive any distributions of principal.

     Class P Principal Distribution Amount.

     On each Distribution Date, the Class P Certificates will receive a portion of the Available Distribution Amount attributable to principal received on or in respect of any Mortgage Loan with a Pass-Through Rate of less than [7.250]% per annum (a 'CLASS P MORTGAGE LOAN'), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is [7.250]% minus the Pass-Through Rate on such Class P Mortgage Loan and the denominator of which is [7.250]% (the 'CLASS P FRACTION'). In addition, on each Distribution Date for so long as any of the Class B Certificates remains outstanding, the Class P Certificates will also be allocated principal to cover certain principal losses on the Class P Mortgage Loans, as described in clause (iv) under ' -- Priority of Distributions' herein. The aggregate of the amounts payable to the

Class P Certificates described in this paragraph are referred to herein as the 'CLASS P PRINCIPAL DISTRIBUTION AMOUNT'.

     Senior Principal Distribution Amount.

     On each Distribution Date prior to the Credit Support Depletion Date, an amount, up to the amount of the Senior Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Senior Certificates in the following order of priority:

          (i) first, to the Class A-6 Certificates, pro rata, an amount, up to the amount of the Lockout Principal Distribution Amount (as defined below) for such Distribution Date, until the Class A-6 Principal Balance has been reduced to zero;

          (ii) second, to the Class R Certificates, the portion of the Senior Principal Distribution Amount remaining after the distribution described above, until the Principal Balance of the Class R Certificates has been reduced to zero;

          (iii) third, concurrently, the portion of the Senior Principal Distribution Amount remaining after the distributions described above, until the Class A-7 Principal Balance has been reduced to zero:

             (A) [  ]% to the Class A-7 Certificates;

             (B) [  ]% sequentially, as follows:

                (1) first, to the Class A-8 Certificates, until the Class A-8
           Principal Balance has been reduced to $       ;

                (2) second, concurrently, until the Class A-9 Principal Balance has been reduced to zero:

                    (a) [  ]% to the Class A-9 Certificates;

                    (b) [  ]% to the Class A-10 Certificates; and

                    (c) [  ]% to the Class A-8 Certificates; and

                (3) third, to the Class A-8 Certificates, until the Class A-8 Principal Balance has been reduced to zero; and

             (C) [  ]% sequentially as follows:

                (1) first, to the Class A-1 and Class A-2 Certificates, pro rata, to the extent necessary to reduce their Class Principal Balances to their respective planned principal balances for such Distribution Date as set forth in Appendix A (each, a 'PLANNED PRINCIPAL BALANCE');

                (2) second, to the Class A-3 Certificates, to the extent necessary to reduce the Class A-3 Principal Balance to its targeted principal balance for such Distribution Date as set forth in Appendix B (its 'TARGETED PRINCIPAL BALANCE');

                (3) third, to the Class A-4 Certificates, to the extent necessary to reduce the Class A-4 Principal Balance to its Targeted Principal Balance for such Distribution Date;

                (4) fourth, to the Class A-5 Certificates, until the Class A-5 Principal Balance has been reduced to zero;

                (5) fifth, concurrently, as follows:

                    (a) [  ]% to the Class A-3 Certificates, until the Class A-3
               Principal Balance has been reduced to zero; and

                    (b) [  ]% to the Class A-4 Certificates, until the Class A-4
               Principal Balance has been reduced to zero; and

                (6) sixth, to the Class A-1 and Class A-2 Certificates, pro rata, until the Class Principal Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero;

          (iv) fourth, concurrently, the portion of the Senior Principal Distribution Amount remaining after the distributions described above, until the Class A-10 Principal Balance has been reduced to zero:

             (A) [  ]% to the Class A-10 Certificates; and

             (B) [  ]%, sequentially, as follows:

                (1) first, to the Class A-1 and Class A-2 Certificates, pro rata, to the extent necessary to reduce their Class Principal Balances to their Planned Principal Balances for such Distribution Date;

                (2) second, to the Class A-3 Certificates, to the extent necessary to reduce the Class A-3 Principal Balance to its Targeted Principal Balance for such Distribution Date;

                (3) third, to the Class A-4 Certificates, to the extent necessary to reduce the Class A-4 Principal Balance to its Targeted Principal Balance for such Distribution Date;

                (4) fourth, to the Class A-5 Certificates, until the Class A-5 Principal Balance has been reduced to zero;

                (5) fifth, concurrently, as follows:

                    (a) [  ]% to the Class A-3 Certificates, until the Class A-3
               Principal Balance has been reduced to zero; and

                    (b) [  ]% to the Class A-4 Certificates, until the Class A-4
               Principal Balance has been reduced to zero; and

                (6) sixth, to the Class A-1 and Class A-2 Certificates, pro rata, until the Class Principal Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero; and

          (v) fifth, to the Class A-6, the portion of the Senior Principal Distribution Amount remaining after the distributions described above, until the Class A-6 Principal Balance has been reduced to zero.

     On each Distribution Date on and after the Credit Support Depletion Date, an amount up to the Senior Principal Distribution Amount for such Distribution Date will be distributed as principal to the Senior Certificates (other than the Class P Certificates), pro rata according to their respective Class Principal Balances, as applicable.

     The 'SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Senior Percentage (as defined herein) of the Principal Payment Amount (as defined below) (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (ii) the Senior Prepayment Percentage (as defined below) of the Principal Prepayment Amount (as defined below) (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount) and (iii) the Senior Liquidation Amount (as defined below).

     The 'SENIOR LIQUIDATION AMOUNT' is the aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan (as defined herein) during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Senior Percentage of the principal balance of such Mortgage Loan (exclusive of the Class P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     'LIQUIDATION PRINCIPAL' is the principal portion of Liquidation Proceeds (as defined in the Prospectus) received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the Class P Principal Distribution Amount. A 'LIQUIDATED MORTGAGE LOAN' is a Mortgage Loan as to which the Master Servicer or a servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds (as defined in the Prospectus), Liquidation Proceeds or otherwise have been recovered.

     The 'SENIOR PERCENTAGE' for any Distribution Date will equal the sum of the Class Principal Balances of the Senior Certificates (other than the Class P Principal Balance) divided by the aggregate Class Principal Balance of the Certificates (other than the Class P Principal Balance), in each case immediately prior to the Distribution Date. The 'SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Senior Percentage for such date. The Senior Percentage and the Subordinate Percentage as of the
Cut-Off Date will be approximately   % and   %, respectively.

     The 'LOCKOUT PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Lockout Percentage (as defined below) of the Principal Payment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (ii) the Lockout Prepayment Percentage (as defined herein) of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount) and (iii) the Lockout Liquidation Amount (as defined below).

     The 'LOCKOUT PERCENTAGE' for any Distribution Date will equal the sum of the Class Principal Balances of Class A-6 Certificates divided by the aggregate Class Principal Balance of the Certificates (less the Class P Principal Balance), in each case immediately prior to the Distribution Date. The Lockout
Percentage as of the Cut-Off Date will be approximately   %.

     The 'LOCKOUT LIQUIDATION AMOUNT' is the aggregate of, for each Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of (i) the Lockout Percentage of the principal balance of such Mortgage Loan (exclusive of the Class P Fraction thereof, if applicable) and (ii) the Lockout Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Lockout Prepayment Percentage on any Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

     The 'LOCKOUT PREPAYMENT PERCENTAGE' for any Distribution Date will equal the product of (a) the Lockout Percentage for such Distribution Date and (b) the applicable Step Down Percentage.

     The 'STEP DOWN PERCENTAGE'for any Distribution Date will be the percentage indicated below:

                                                                                                  STEP
                                                                                                  DOWN
DISTRIBUTION DATE OCCURRING IN                                                                 PERCENTAGE
------------------------------                                                                 ----------

            199 through             200 ....................................................         0%
            200 through             200 ....................................................        30%
            200 through             200 ....................................................        40%
            200 through             200 ....................................................        60%
            200 through             200 ....................................................        80%
            200 and thereafter..............................................................       100%

     Subordinate Principal Distribution Amount.

     On each Distribution Date, an amount, up to the Subordinate Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Class B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any Class of Class B Certificates is less than such Subordination Level as of the Cut-Off Date, each Class of Class B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount remaining after distributions of interest and principal to the Senior Certificates, distributions of interest and principal to all Classes of Class B Certificates senior to such Class and distributions of interest to such Class. See ' -- Priority of Distributions' herein. The relative seniority, from highest to lowest, of the Class B Certificates shall be as follows: Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.

     The 'SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will be equal to the excess of (A) the sum of (i) the Subordinate Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (ii) the Subordinate Prepayment Percentage (as defined herein) of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount) (the 'SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT') and (iii) the Subordinate Liquidation Amount (as defined below) over (B) the amounts required to be distributed to the Class P Certificates pursuant to clause (iv) of the first paragraph under ' -- Priority of Distributions' herein on such Distribution Date. Any reduction in the Subordinate Principal Distribution Amount pursuant to clause (B) above, shall first offset the amount calculated pursuant to clause (A)(i), second clause (A)(iii) and then clause (A)(ii), in each case of the definition thereof.

     The 'SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Senior Prepayment Percentage; provided, however, that if the Class Principal Balance of the Senior Certificates (other than the Class P Principal Balance) has been reduced to zero, then the Subordinate Prepayment Percentage will equal 100%.

     The 'SUBORDINATE LIQUIDATION AMOUNT' will equal the excess, if any, of the aggregate Liquidation Principal for all Mortgage Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of the Distribution Date, over the Senior Liquidation Amount for such Distribution Date.

     The rights of the holders of the Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Senior Certificates to receive scheduled distributions of interest and principal. See ' -- Subordination and Allocation of Losses' herein.

     Principal Prepayments.

     The 'SENIOR PREPAYMENT PERCENTAGE' for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. The Senior Prepayment Percentage on the Distribution Date in each of the months of the fifth through ninth anniversaries of the first Distribution Date will be as follows: for any Distribution Date in or after the month of the fifth anniversary of the month of the first Distribution Date but before the sixth anniversary of the month of the first Distribution Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the sixth anniversary of the month of the first Distribution Date but before the seventh anniversary of the month of the first Distribution Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the seventh anniversary of the month of the first Distribution Date but before the eighth anniversary of the month of the first Distribution Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the eighth anniversary of the month of the first Distribution Date but before the ninth anniversary of the month of the first Distribution Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date. For any Distribution Date in or after the ninth anniversary of the month of the first Distribution Date, the Senior Prepayment Percentage will be the Senior Percentage for such Distribution Date.

     Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage for such Distribution Date exceeds the initial Senior Percentage as of the Cut-Off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%. The scheduled reductions in the Senior Prepayment Percentage for Distribution Dates occurring on or after the fifth anniversary of the month of the first Distribution Date will be subject to certain conditions specified in the Pooling Agreement. Such conditions may include requirements that no such reduction may occur if delinquencies or losses on the Mortgage Loans exceed specified limits at the time of, or on a date preceding, the Distribution Date for which such reduction would otherwise be applicable. Notwithstanding the foregoing, on any Distribution Date if the delinquencies or losses on the Mortgage Loans exceed such limits such that the Pooling Agreement restricts a reduction of the Senior Prepayment Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100% for such Distribution Date. If on any Distribution Date the allocation to the Senior Certificates (other than Class P Certificates) in the percentage required would reduce the sum of the Class Principal Balances of such Senior Certificates below zero, the Senior Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce such sum to zero.

SUBORDINATION AND ALLOCATION OF LOSSES

     The Class B Certificates will be subordinate in right of payment to and provide credit support to the Senior Certificates, the Junior Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Senior Subordinate Certificates, the Class B-3 Certificates will be subordinate in right of payment to and provide credit support to the Class B-1 and Class B-2 Certificates and the Class B-2 Certificates will be subordinate in right of payment to and provide credit support to the Class B-1 Certificates, to the extent described herein. The support provided by the Class B Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such holders protection against certain losses. The protection afforded to the Senior Certificates by the Class B Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive the distributions of interest and principal to which they are entitled, prior to distributions of interest or principal to the Class B Certificates. The support provided by the Junior Subordinate Certificates to the Senior Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Subordinate Certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such holders protection against certain losses. The protection afforded the Senior Subordinate Certificates by the Junior Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Subordinate Certificates to receive distributions of interest and principal prior to distributions of interest or principal to the Junior Subordinate Certificates. The protection afforded the Class B-1 Certificates by the Class B-2 and Class B-3 Certificates, and the protection afforded the Class B-2 Certificates by the Class B-3 Certificates, will be similarly accomplished by the preferential right of the Class B-1 Certificates to receive distributions of interest and principal prior to distributions of interest or principal to the Class B-2 and Class B-3 Certificates and the preferential right of the Class B-2 Certificates to receive such distributions prior to such distributions to the Class B-3 Certificates.

     Except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the designated amount of Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage, any loss realized with respect to a Mortgage Loan will be allocated among the Certificates (i) for losses allocable to principal (a) first, to the Junior Subordinate Certificates, until the aggregate of the Class Principal Balances thereof has been reduced to zero, (b) second, to the Class B-3 Certificates, until the Class B-3 Principal Balance has been reduced to zero, (c) third, to the Class B-2 Certificates, until the Class B-2 Principal Balance has been reduced to zero, (d) fourth, to the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero and (e) fifth, to the Senior Certificates (other than the Class X Certificates), pro rata, according to their Class Principal Balances in reduction of their respective Class Principal Balances, provided, however, that if the loss is recognized with respect to a Class P Mortgage Loan, the Class P Fraction of such loss will first be allocated to the Class P Certificates and the remainder of such loss will be allocated as described above in this clause (i); and (ii) for losses allocable to interest (a) first, to the Junior Subordinate Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balances of the Junior Subordinate Certificates, (b) second, to the Class B-3 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-3 Principal Balance, (c) third, to the Class B-2 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-2 Principal Balance, (d) fourth, to the Class B-1 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-1 Principal Balance and (e) fifth, to the Senior Certificates (other than the Class P Certificates), pro rata according to accrued but unpaid interest thereon and then pro rata according to their Class Principal Balances in reduction of their respective Class Principal Balances, as applicable.

     'PRO RATA ALLOCATION' is the allocation of (i) the principal portion of losses relating to a Mortgage Loan to all Classes of Certificates (other than the Class P Certificates) pro rata according to their respective Class Principal Balances (except if the loss is recognized with respect to a Class P Mortgage Loan, in which event the Class P Fraction of such loss will first be allocated to the Class P Certificates and the remainder of such loss will be allocated as described above) and (ii) the interest portion of losses pro rata according to the amount of interest accrued on each such Class in reduction thereof and then, pro rata, in reduction of their related Class Principal Balance.

     Special Hazard Losses in excess of the Special Hazard Coverage will be allocated to the outstanding Certificates by Pro Rata Allocation. 'SPECIAL
HAZARD COVERAGE' is expected to equal approximately $          as of the Cut-Off
Date. On each anniversary of the Cut-Off Date, Special Hazard Coverage will be reduced, but not increased, to an amount equal to the lesser of (i) the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code area containing the largest aggregate principal balance of the Mortgage Loans, (b) 1% of the aggregate unpaid principal balance of the Mortgage Loans and (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Due Date in the immediately preceding month and (ii) such Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Certificates since the Cut-Off Date.

     Fraud Losses in excess of the Fraud Coverage will be allocated to the outstanding Classes of Certificates by Pro Rata Allocation. 'FRAUD COVERAGE' is
expected to equal approximately $          as of the Cut-Off Date. Fraud
Coverage will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. On each anniversary of the Cut-Off Date, Fraud Coverage will be reduced to the lesser of (i) on the first, second, third and fourth anniversaries of the Cut-Off Date, 1.0% of the aggregate principal balance of the Mortgage Loans as of the Due Date in the preceding month and
(ii) the excess of the Fraud Coverage as of the Cut-Off

Date over cumulative Fraud Losses allocated to the Certificates since the Cut-Off Date. On the fifth anniversary of the Cut-Off Date, Fraud Coverage will be reduced to zero.

     Bankruptcy Losses in excess of the Bankruptcy Coverage will be allocated to the outstanding Classes of Certificates by Pro Rata Allocation. 'BANKRUPTCY
COVERAGE' is expected to equal approximately $          as of the Cut-Off Date.
Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Offered Certificates by the Rating Agencies and upon receipt by the Trustee of the prior written consent of the Certificate Insurer. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses, could adversely affect the level of protection afforded the Senior Certificates by subordination of the Class B Certificates or the level of protection afforded the Senior Subordinate Certificates by the Junior Subordinate Certificates.

THE CLASS R CERTIFICATES

     On each Distribution Date, in addition to payments of interest and principal to the Class R Certificates described herein, any amounts remaining (which are expected to be zero) in the Certificate Account from the Available Distribution Amount after distributions of interest and principal on the regular interests issued by the Trust and payment of expenses, if any, of the Trust will be distributed to the Class R Certificates, together with Excess Liquidation Proceeds (as defined below), if any. Distributions of such remaining amounts to the Class R Certificateholders will be subordinate to all payments required to be made with respect to the other Certificates on any Distribution Date.

ADVANCES

     With respect to each Mortgage Loan, the Master Servicer will make advances ('ADVANCES') to the Certificate Account on each Distribution Date to cover any shortfall between (i) payments scheduled to be received in respect of such Mortgage Loan and (ii) the amounts actually deposited in the Certificate Account on account of such payments; provided, that the Master Servicer determines, in good faith, on such Distribution Date that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts received with respect to such Mortgage Loan. With respect to any Balloon Loan that is delinquent on its maturity date, the Master Servicer will not be required to advance the related balloon payment but will be required to continue to make Advances with respect to such Balloon Loan in an amount equal to one month's interest on the unpaid principal balance at the applicable Pass-Through Rate to the extent the Master Servicer deems such amount to be recoverable. Advances are reimbursable to the Master Servicer from cash in the Certificate Account prior to payments to the Certificateholders if the Master Servicer determines that such Advances previously made are not recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts recoverable with respect to the applicable Mortgage Loan.

AVAILABLE DISTRIBUTION AMOUNT

     On each Distribution Date, the Available Distribution Amount for any Distribution Date, which will generally include scheduled principal and interest payments due on the related Due Date, Curtailments received in the previous calendar month (as set forth below), Payoffs received in the Prepayment Period to the extent set forth below and amounts received with respect to liquidations of Mortgage Loans in the previous calendar month, will be distributed by or on behalf of the Trustee to the Certificateholders, as specified herein.

     The Due Date related to each Distribution Date is the first day of the month in which such Distribution Date occurs. The determination date (the 'DETERMINATION DATE') is a day not later than the 10th day preceding the related Distribution Date in the month in which such Distribution Date occurs.

     The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date, as more fully described in the Pooling Agreement, will equal the sum of the following amounts:

          (1) the total amount of all cash received by or on behalf of the Master Servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed

     (including advances made by servicers, proceeds of liquidated Mortgage Loans, and scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any), except:

             (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

             (b) all Curtailments received after the previous calendar month (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on the related Mortgage Loans for the period subsequent to the previous calendar month);

             (c) all Payoffs received after the Prepayment Period immediately preceding such Distribution Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the previous calendar month), and, interest which was accrued and received on Payoffs received during the period from the first to the 14th day of the month of such Determination Date, which interest shall not be included in the calculation of the Available Distribution Amount for any Distribution Date;

             (d) Liquidation Proceeds and Insurance Proceeds received after the previous calendar month;

             (e) all amounts in the Certificate Account which are due and reimbursable to a servicer or the Master Servicer pursuant to the terms of the Pooling Agreement;

             (f) the sum of the Servicing Fee and the Master Servicing Fee for each such Mortgage Loan; and

             (g) the excess, if any, of aggregate Liquidation Proceeds received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to the related Mortgage Loans on the date such Liquidation Proceeds were received ('EXCESS LIQUIDATION PROCEEDS');

          (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Master Servicer:

             (a) all Advances made by the Master Servicer to the Trustee with respect to such Distribution Date; and

             (b) any amounts payable as Compensating Interest by the Master Servicer on such Distribution Date; and

          (3) the total amount of any cash received by the Trustee or the Master Servicer in respect of the obligation of the Company to repurchase any Mortgage Loans from the Mortgage Pool.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for the Certificates is the
Distribution Date in [            ], 20[ ], which is the Distribution Date in
the month after the scheduled maturity date for the latest maturing Mortgage
Loan.

     The actual rate of principal payments on the Certificates will depend on the rate of payments of principal (including Principal Prepayments) on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience on the Mortgage Loans.

OPTIONAL TERMINATION OF THE TRUST

     On any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, the Company may repurchase the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect the termination of the Trust and the retirement of the Certificates. The repurchase price will equal, after deductions of related advances by the Master Servicer, the sum of
(1) 100% of the aggregate outstanding principal balance of such Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest thereon at the applicable Pass-Through Rates through the last day of the month of such repurchase, less any Bankruptcy Losses realized with respect to the Mortgage Loans not already allocated to the Certificates and (2) the fair market value of all other property remaining in the Trust. The proceeds of such repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the Certificates to be paid in full through the distribution of such proceeds and the allocation of the associated realized losses, if any, on each Mortgaged Property in the Trust the fair market value of which is less than the aggregate principal balance of the related Mortgage Loans as of the time that the Trust acquired such Mortgaged Property, and upon such payment in full the Trust will be terminated. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling Agreement. See 'Description of Certificates -- Termination' in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will receive a fee (the 'MASTER SERVICING FEE') for its services as Master Servicer under the Pooling Agreement. The Master Servicer will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan. The Master Servicing Fee will range
from   % to   %, with a weighted average of   %.

     The Company, as Master Servicer, will pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus. In particular, pursuant to the Pooling Agreement, each month or year, as applicable, the Master Servicer will be obligated to pay from the Master Servicing Fee the fees of the Trustee and certain other fees and expenses of the Trust, as prescribed by the Pooling Agreement.

     The Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer. The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. In addition, the Master Servicer is entitled to reimbursement of expenditures incurred by it in connection with the restoration of a damaged Mortgaged Property.

     The Servicing Fee will be calculated as a per annum percentage for each
Mortgage Loan. The Servicing Fee will range from   % to   %, with a weighted
average of   %.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity of each Class of Certificates will depend upon, among other things, the price at which such Certificates are purchased, the applicable Certificate Interest Rate and the actual characteristics of the Mortgage Loans, the rate of principal payments (including Principal Prepayments) on the Mortgage Loans and the rate of liquidations on the Mortgage Loans. The yield to maturity to holders of the Certificates will be lower than the yield to maturity otherwise produced by the applicable Certificate Interest Rate and purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay).

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

     When a Mortgagor prepays a Mortgage Loan in full between Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of such Due Date, but such principal is not distributed to related Certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

     In order to reduce the adverse effect on Certificateholders from the deficiency in interest payable as a result of a Payoff on a Mortgage Loan between its Due Dates, the Master Servicer will pass through Compensating Interest to the related Certificateholders to the limited extent and in the manner set forth below. The Master Servicer is obligated to remit to the Certificate Account on the day prior to each Distribution Date with respect to the Mortgage Loans which experience a Payoff between the 15th day and the last day of the month prior to such Distribution Date, an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the Mortgage Loans made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the monthly Master Servicing Fee payable to the Master Servicer, any reinvestment income realized by the Master Servicer, relating to Payoffs made during the Prepayment Period and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date. Payoffs received on Mortgage Loans from the first day through the 14th day of any month will be passed through to the related Certificateholders on the Distribution Date of the same month (except for
Payoffs received from the Cut-Off Date through            14, 199 , which will
be passed through to the related Certificateholders on the          199
Distribution Date), rather than on the Distribution Date of the following month, together with a full month's interest with respect to the prior month. Accordingly, no Compensating Interest will be payable with respect to Payoffs on Mortgage Loans received during such period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment with respect to the prior month, Compensating Interest will be passed through to related Certificateholders with respect to such period.

     To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a Payoff or Curtailment on a Mortgage Loan, such remaining deficiency will be allocated to the Certificates pro rata according to the amount of interest to which each related Class of Certificates would otherwise be entitled in reduction thereof.

LOCKOUT CERTIFICATES

     Investors in the Class A-6 Certificates should be aware that because such Certificates will generally not be entitled to receive principal distributions
prior to the Distribution Date occurring in          200 (other than the Class
A-6 Liquidation Amount), the weighted average lives of the Class A-6 Certificates will be longer than would otherwise be the case, and the effect on the market value of such Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other Senior Certificates entitled to such distributions.

RATE OF PAYMENTS

     The rate of principal payments on the Certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans, which may be in the form of scheduled payments or Principal Prepayments. See 'Risk Factors' herein and 'Yield Considerations' in the Prospectus. Mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of Principal Prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments with respect to the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of Principal Prepayments could result in a lower than expected yield to maturity on each related Class of Certificates purchased at a premium and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of Principal Prepayments would reduce the return to investors on any related Classes of Certificates purchased at a discount, in that principal payments with respect to the Mortgage Loans would occur later than anticipated. There can be no assurance that Certificateholders will be able to reinvest amounts received with respect to the Certificates at a rate which is comparable to the applicable Certificate Interest Rate. Investors should fully consider all of the associated risks.

SPECIAL SENSITIVITIES

     The Class A-5 Certificates will be especially sensitive to the rate of prepayment on the Mortgage Loans. The Class A-5 Certificates act as a prepayment cushion for the PACs and TACs described above, absorbing excessive principal prepayments. On each Distribution Date, the Class A-5 Certificates receive principal only if the PACs and TACs Certificates have been paid according to their respective schedules. If the rate of prepayments is slow enough so that the PACs and TACs are not paid to schedule, then the Class A-5 Certificates will receive no distributions of principal. on that Distribution Date. However, if the rate of prepayments is high so that the PACs and TACs are paid according to their respective schedules, then the Class A-5 Certificates will receive all of the remaining principal available for distribution. This will cause wide variations in the amount of principal the Class A-5 Certificates will receive on each Distribution Date.

BASIC PREPAYMENT ASSUMPTION

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'BASIC PREPAYMENT ASSUMPTION' or 'BPA') assumes a per annum rate of prepayment of 0.2% of the then outstanding principal balance of a pool of mortgage loans in the first month after formation of such pool of mortgage loans, following which, such annual prepayment rate increases by 0.2% each month until the 30th month after formation of such pool of mortgage loans and remains constant at 6% per annum in the 30th month after formation of such pool of mortgage loans and in each month thereafter. 0% of the BPA indicates no prepayments are received; 100% of the BPA indicates prepayments at 1.00 times the BPA; 250% of the BPA indicates prepayments at 2.50 times the BPA and 500% of the BPA indicates prepayments at 5.00 times the BPA.

     The BPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of the BPA. The actual rate of Principal Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the Certificates.

     The Company makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Company or discussed herein may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Company makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

     For purposes of the tables set forth in Appendix C, it is assumed that the Mortgage Loans included in the Mortgage Pool on the Closing Date have the actual characteristics of the Mortgage Loans described herein and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month
beginning            1, 199 , (ii) any Payoffs on the Mortgage Loans are
received on the last day of each month beginning in          199 and include 30
days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Mortgage Trust does not occur,
(v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of the
BPA, (vii) the date of issuance for the Certificates is              , 199 ,
(viii) cash distributions are received by the Certificateholders on the 25th day of each month when due and (ix) the scheduled monthly payments for each Mortgage Loan are computed based upon its unpaid principal balance, Mortgage Interest Rate and remaining term such that the Mortgage Loan will fully amortize on its maturity date (collectively, the 'MODELING ASSUMPTIONS'). The approximate Class Principal Balances of the Junior Subordinate Certificates as of the Cut Off-Date
will be as follows: Class B-4, $           ; Class B-5, $           and Class
B-6, $           .

     Any discrepancy between the actual characteristics of the Mortgage Loans and the characteristics of the Mortgage Loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the Mortgage Loans differ and the initial Class Principal Balances differ, from those assumed in preparing the tables in Appendix C, the outstanding Class Principal Balance of any Class of Offered Certificates may be reduced to zero earlier or later than indicated by such tables.

     Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix C. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the BPA. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the BPA.

     Based on the foregoing assumptions, the tables in Appendix C indicate the projected weighted average lives of the Offered Certificates and set forth the percentages of the initial outstanding Class Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the BPA.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS X AND CLASS P CERTIFICATES

     The yields to maturity on the Class X and Class P Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Mortgage Loans. Because the interest payable to the Class X Certificates is based on the weighted average of the Stripped Interest Rates of the Premium Rate Mortgage Loans, the yield to maturity on such Certificates will be adversely affected as a result of faster than expected Principal Prepayments on the Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class X Certificates, including the possibility that if the rate of Principal Prepayments on the related Premium Rate Mortgage Loans is rapid or an optional termination of the Trust occurs, such investors may not fully recoup their initial investments. Because the principal payable to the Class P Certificates is derived from the Class P Mortgage Loans (which are those Mortgage Loans with Pass-Through Rates of less than [7.250%] per annum), the yield to maturity on such Certificates will be adversely affected by slower than expected prepayments of such Mortgage Loans.

     To illustrate the significance of different rates of prepayment on the distributions on the Class X and Class P Certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the BPA indicated. Because the rate of distribution of interest on the Class X Certificates and the rate of distribution of principal on the Class P Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields to maturity on the Class X and Class P Certificates are likely to differ from those shown in the following tables even if all the Mortgage Loans prepay at the indicated constant percentages of the BPA and the weighted average remaining terms to maturity of the Mortgage Loans are as assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields to maturity being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of the BPA until maturity or that all of such Mortgage Loans will prepay at the same rate. The timing of changes to the rate of Principal Prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of Principal Prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     In addition, the yield to maturity on the Class X Certificates would be adversely affected if an optional termination of the Trust occurs.

     The sensitivity tables for the Class X and Class P Certificates set forth below are based on the Modeling Assumptions and assume further that the Certificates are purchased at prices equal to those set forth in the tables. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown herein or that the purchase prices of the Certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown herein. The actual prices to be paid on the Class X and Class P Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class of Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
           OF THE CLASS X CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                              PERCENTAGE OF THE BPA
                                  ----------------------------------------------
ASSUMED PRICE                       0%       100%      250%      350%      500%
-------------------------------   ------    ------    ------    ------    ------

$                                      %         %         %         %         %

     On the basis of a constant prepayment rate of approximately BPA, the assumed purchase price set forth above, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class X Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
           OF THE CLASS P CERTIFICATES TO PRINCIPAL PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                              PERCENTAGE OF THE BPA
                                  ----------------------------------------------
ASSUMED PRICE                       0%       100%      250%      350%      500%
-------------------------------   ------    ------    ------    ------    ------

$                                      %         %         %         %         %

     The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Class X and Class P Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, including accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X or Class P Certificates and thus do not reflect the return on any investment in the Class X or Class P Certificates when any reinvestment rates other than the discount rates are considered.

     There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association ('GNMA'), FNMA and FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

     The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates, prospective investors are urged to consult with their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

     The following tables have been prepared using the Modeling Assumptions, except that it has been assumed that (i) defaults occur monthly on the last day of the month preceding such Distribution Date at rates which in the aggregate are equal to the following percentages of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date for the number of months indicated (and none thereafter); (ii) the scheduled monthly payments for each Mortgage Loan are computed based upon its unpaid principal balance after giving effect to any default; (iii) certain delinquency experience levels specified in the Pooling Agreement for the determination of the Senior Prepayment Percentage and the Subordinate Prepayment Percentage are not exceeded; and (iv) prepayments are calculated as assumed above but before giving effect to any such defaults (unless such defaults would reduce the aggregate principal balance of the Mortgage Loans below the aggregate amount of such assumed prepayments, in which case prepayments are limited to the outstanding principal balance of such Mortgage Loans after such defaults).

                       PRINCIPAL BALANCE OF DEFAULTED
                       MORTGAGE LOANS AS A PERCENTAGE
NUMBER OF MONTHS     OF THE AGGREGATE PRINCIPAL BALANCE
  COMMENCING IN         OF THE MORTGAGE LOANS AS OF
           19                 THE CUT-OFF DATE
-----------------    ----------------------------------

      N.A.                          0.00%
       24                           0.75%
       24                           1.50%

     For example, if defaulted Mortgage Loans total    % of the aggregate
principal balance of the Mortgage Loans as of the Cut-Off Date as assumed for
purposes of the following tables (approximately $           , which is     % of
$           ), and such defaults occur at an amount per month equal to
approximately $           ( 1/24th of $           ) in each month of the
24-month period commencing in          199 , the effect on the pre-tax yield to
maturity of the Senior Subordinate Certificates from such aggregate defaults on the Mortgage Loans over such 24-month period would be as shown in the tables below. Notwithstanding the foregoing, on any date, defaults on individual Mortgage Loans are only applied to the extent of the outstanding principal balance of any such Mortgage Loan.

     In addition, it was assumed that (i) realized losses on liquidation of the Mortgage Loans occur at a rate of 20% and 30%, of the outstanding principal balance of such defaulted Mortgage Loans at the time of default as indicated in the table (referred to as a 'LOSS SEVERITY PERCENTAGE') in the month in which the Mortgage Loans first default, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses, (iii) the Senior Subordinate Certificates are purchased at the assumed purchase prices equal to the indicated percentages of the applicable Class Principal Balance, plus accrued interest from the Cut-Off Date and (iv) all scheduled payments on Mortgage Loans are advanced by the Master Servicer whether or not received from the related Mortgagors.

     The rate of distributions in reduction of the Class Principal Balance of any Class of Senior Subordinate Certificates will be related to the actual amortization schedule of the Mortgage Loans; accordingly, the interest distributions and distributions in reduction of the Class Principal Balances of the Senior Subordinate Certificates may result in yields to maturity which differ from those reflected below.

     It is unlikely that the Mortgage Loans will prepay at any of the constant rates specified. The assumed percentages of the BPA, the principal balance of the defaulted Mortgage Loans and the loss severities on the Mortgage Loans shown in the tables below are for illustrative purposes only and the Company makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. In addition, it is unlikely that liquidations will occur in the month of default, and the timing of such liquidations may cause the pre-tax yield to maturity of the Senior Subordinate Certificates to differ from those shown below.

            PRE-TAX YIELD TO MATURITY OF THE CLASS B-1 CERTIFICATES
            AT AN ASSUMED PURCHASE PRICE OF [   ]% OF THE CLASS B-1
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

     DEFAULTED MORTGAGE LOANS
 EXPRESSED AS A PERCENTAGE OF THE
AGGREGATE PRINCIPAL BALANCE OF THE
 MORTGAGE LOANS AS OF THE CUT-OFF
  DATE OVER THE 24-MONTH PERIOD        PERCENTAGE OF THE BPA
          COMMENCING IN               -----------------------    LOSS SEVERITY
                    199                0%      250%     500%      PERCENTAGE
----------------------------------    -----    -----    -----    -------------
               0.00%                                                    0%
               0.75%                                                   20%
               0.75%                                                   30%
               1.50%                                                   20%
               1.50%                                                   30%

            PRE-TAX YIELD TO MATURITY OF THE CLASS B-2 CERTIFICATES
            AT AN ASSUMED PURCHASE PRICE OF [   ]% OF THE CLASS B-2
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

     DEFAULTED MORTGAGE LOANS
 EXPRESSED AS A PERCENTAGE OF THE
AGGREGATE PRINCIPAL BALANCE OF THE
 MORTGAGE LOANS AS OF THE CUT-OFF
  DATE OVER THE 24-MONTH PERIOD        PERCENTAGE OF THE BPA
          COMMENCING IN               -----------------------    LOSS SEVERITY
                    199                0%      250%     500%      PERCENTAGE
----------------------------------    -----    -----    -----    -------------
               0.00%                                                    0%
               0.75%                                                   20%
               0.75%                                                   30%
               1.50%                                                   20%
               1.50%                                                   30%

            PRE-TAX YIELD TO MATURITY OF THE CLASS B-3 CERTIFICATES
            AT AN ASSUMED PURCHASE PRICE OF [   ]% OF THE CLASS B-3
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

     DEFAULTED MORTGAGE LOANS
 EXPRESSED AS A PERCENTAGE OF THE
AGGREGATE PRINCIPAL BALANCE OF THE
 MORTGAGE LOANS AS OF THE CUT-OFF
  DATE OVER THE 24-MONTH PERIOD        PERCENTAGE OF THE BPA
          COMMENCING IN               -----------------------    LOSS SEVERITY
                    199                0%      250%     500%      PERCENTAGE
----------------------------------    -----    -----    -----    -------------
               0.00%                                                    0%
               0.75%                                                   20%
               0.75%                                                   30%
               1.50%                                                   20%
               1.50%                                                   30%

     The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on each Class of Senior Subordinate Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed offering prices (including accrued interest) of each Class of the Senior Subordinate Certificates set forth above. In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are invested at the discount rate or internal rate of return. Thus these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Senior Subordinate Certificates. Consequently, these yields to maturity do not purport to reflect the return on any investment in the Senior Subordinate Certificates when such reinvestment rates are considered.

     The characteristics of the Mortgage Loans will not correspond exactly to those assumed in preparing the tables above. The yield to maturity of each Class of the Senior Subordinate Certificates therefore will differ even if all the Mortgage Loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the Mortgage Loans will prepay at the same percentage of the applicable BPA or SPA, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a Class of Senior Subordinate Certificates. There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by GNMA, FNMA or FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool, because the Mortgage Loans may have characteristics which differ from mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

     The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Senior Subordinate Certificates. Since the rate of principal payments (including Principal Prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yield to maturity on each Class of the Senior Subordinate Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including Principal Prepayments) on the Mortgage Loans and the suitability of the Senior Subordinate Certificates to their investment objectives.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The Residual Certificateholders' after-tax rate of return on their Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Certificates during the early years of the REMIC's terms that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

ADDITIONAL INFORMATION

     The Company intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more Classes of the Offered Certificates on a Current Report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this Supplement.

                              CREDIT ENHANCEMENTS

SUBORDINATION

     The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Class B Certificates. No Class B Certificates will receive distributions of interest or principal on any Distribution Date until the Class or Classes senior to such Class have received all distributions of interest and principal due on or before such Distribution Date. See 'Description of the Certificates -- Priority of Distributions' herein.

     Losses on Mortgage Loans will be allocated, in each case until the applicable Class Principal Balances of the Classes have been reduced to zero, first, to the Junior Subordinate Certificates in reverse numerical order; second, to the Class B-3 Certificates; third, to the Class B-2 Certificates; fourth, to the Class B-1 Certificates; and fifth, to the outstanding Classes of Senior Certificates by Pro Rata Allocation; provided, however that if the loss is recognized with respect to a Class P Mortgage Loan, the applicable Class P Fraction of such loss will first be allocated to the Class P Certificates and the remainder of such loss will be allocated as described above; and provided, further, that only a certain specified amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be allocated solely to the Class B Certificates, following which such losses will be allocated among all outstanding Classes of Certificates by Pro Rata Allocation.

SHIFTING OF INTERESTS

     The Senior Certificates entitled to principal, in the aggregate, will receive 100% of Principal Prepayments received with respect to the Mortgage Loans until the fifth anniversary of the first Distribution Date. During the next four years, such Senior Certificates, in the aggregate, will receive a disproportionately large, but decreasing, share of Principal Prepayments received with respect to the Mortgage Loans. This will result in an acceleration of the amortization of such Senior Certificates, in the aggregate subject to the priorities described in 'Description of the Certificates -- Distributions of Principal' herein, enhancing the likelihood that holders of such Classes of Certificates will be paid the full amount of principal to which they are entitled.

     See 'Description of the Certificates -- Distributions of Principal' herein.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Company will cause a REMIC election to be made with respect to the Trust. The Offered Certificates, other than the Class R Certificates, will represent ownership of REMIC regular interests. Such Certificates will generally be treated as representing ownership of debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount ('OID') on such Certificates in accordance with the accrual method of accounting regardless of the Certificateholders' usual methods of accounting. For federal income tax purposes, the Class R Certificates will be the residual interest in the REMIC.

     The Class     Certificates will, and the Class     Certificates may, be
treated as having been issued with OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes is 250% BPA as described herein under 'Yield and Prepayment Considerations'. No representation is made that the Mortgage Loans will prepay at any given percentage of the BPA.

     In certain circumstances OID Regulations (as defined in 'Certain Federal Income Tax Consequences' in the Prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing OID that differs from that used by the Company in preparing reports to the Certificateholders and the IRS.

     If actual prepayments differ sufficiently from the prepayment assumptions, the calculation of OID for certain Classes of Offered Certificates might produce a negative number for certain accrual periods. In such event, Certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

     Certain Classes of Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder' s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' and ' -- Market Discount and Premium' in the Prospectus.

     The Offered Certificates will generally be treated as 'qualifying real property loans' for mutual savings banks and domestic building and loan associations, 'loans secured by an interest in real property' for domestic building and loan associations, and 'real estate assets' for real estate investment trusts ('REITs') in the same proportion that the assets in the REMIC would be so treated. In addition interest on the Offered Certificates will generally be treated as 'interest on obligations secured by mortgages on real property' for REITs to the extent that such Offered Certificates are treated as 'real estate assets'. Recently enacted legislation repealed the provisions of
Section 593(d) of the Internal Revenue Code, as amended (the 'Code') allowing the reserve method of accounting for bad debts, effective for taxable years beginning after December 31, 1995. See 'Certain Federal Income Tax Consequences' in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

     The IRS has issued regulations under the provisions of the Code related to REMICs (the 'REMIC REGULATIONS') that significantly affect holders of the Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of 'noneconomic' residual interests to U.S. Persons. Pursuant to the Pooling Agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('THRIFT INSTITUTIONS') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The REMIC Regulations provide that a transfer to a U.S. Person of 'noneconomic' residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of 'noneconomic' residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless 'no significant purpose of the transfer was to impede the assessment or collection of tax'. Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates' in the Prospectus.

     The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMIC's terms that significantly exceeds the amount of cash distributions received by such Residual Certificateholders from the REMIC with respect to such periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of such Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the 'wash sale' rules of Section 1091 of the Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their lives.

     As discussed above, the rules for accrual of OID with respect to certain Classes of Certificates are subject to significant complexity and uncertainty. Because OID on the Certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the IRS in the application of those rules to the Certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in such Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see 'Certain Yield and Prepayment Considerations -- Additional Yield Considerations Applicable Solely to the Residual Certificates' herein and 'Certain Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual Certificates' in the Prospectus.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R Certificates. See 'Certain Federal Income Tax Consequences -- Pass-Through of Servicing Fees' and ' -- Taxation of Owners of REMIC Residual Certificates' in the Prospectus.

     The Company will be designated as the 'tax matters persons' with respect to the REMIC as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Certificates, see 'Certain Federal Income Tax Consequences' in the Prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

     As of the date of their issuance, the Offered Certificates, other than the Class B-2 and Class B-3 Certificates (the 'SMMEA CERTIFICATES'), will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to 'mortgage related securities', the SMMEA Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates, constitute legal investments for such investors.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may prescribe.

     Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the Offered Certificates, including such securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase the Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Code (a 'PLAN'), any insurance company (whether through its general or separate accounts) or any other person investing Plan Assets (as defined in the Prospectus) of any Plan, as defined under 'ERISA Considerations -- Plan Asset Regulation' in the Prospectus, should carefully review with its legal counsel whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates (other than the Senior Subordinate or Residual Certificates) by or on behalf of, or with Plan Assets of, a Plan may qualify for exemptive relief under the Underwriter's Exemption, as described under 'ERISA Considerations -- Underwriter's Exemption' in the Prospectus. However, the Underwriter's Exemption contains a number of conditions which must be met for the Underwriter's Exemption to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, as described in 'ERISA Considerations -- Insurance Company General Accounts' in the Prospectus. The U.S. Department of Labor issued proposed regulations under Section 401(c) on December 22, 1997, but the final regulations have not been issued as of the date hereof.

     Because the exemptive relief afforded by the Underwriter's Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Senior Subordinate Certificates (due to the subordinate nature thereof) or Residual Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of the Senior Subordinate Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase the Senior Subordinate Certificates is an 'insurance company general account' (as such term is defined in Prohibited Transaction Class Exemption ('PTCE') 95-60), and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. See 'ERISA Considerations' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, all of the Offered Certificates, other than the 0.01% Percentage Interest of each of the Residual Certificates to be retained by the Company. The aggregate proceeds (excluding accrued interest) to the Company from the sale of the Offered Certificates, before deducting expenses
estimated to be $           , will be approximately    % of the initial
aggregate Certificate Principal Balance of the Offered Certificates. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all of such Offered Certificates, if any are taken. Distribution of such Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Company and the proceeds from the sale of such Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco,
California. [                         ] will pass upon certain legal matters on
behalf of the Underwriter.

                              CERTIFICATE RATINGS

     It is a condition to the issuance of the Offered Certificates that they
receive ratings from [                    ] and [                         ] as
indicated:

CLASS                               RATING AGENCY
---------------------------------   -------------
A-1..............................
A-2..............................
A-3..............................
A-4..............................
A-5..............................
A-6..............................
A-7..............................
A-8..............................

CLASS                               RATING AGENCY
---------------------------------   -------------
A-9..............................
A-10.............................
X................................
P................................
B-1..............................
B-2..............................
B-3..............................
R................................

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     The ratings by             assigned to this issue do not constitute a
recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the Certificates yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment. Additionally, the ratings on the Class P Certificates address only the return of the applicable Class Principal Balance, and the rating on the Class R Certificates addresses only the return of the Class R Principal Balance and interest thereon at the stated rate.

     The ratings on the Offered Certificates address the likelihood of the receipt by Certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of Principal Prepayments by Mortgagors might differ from those originally anticipated. As a result of such differences in the rate of Principal Prepayments, Certificateholders might suffer a lower than anticipated yield to maturity. See 'Risk Factors' and 'Yield and Prepayment Considerations' herein.

     The Depositor has not requested a rating on the Offered Certificates by any
rating agency other than             and             . However, there can be no
assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered
Certificates by             or             .

                                                                      APPENDIX A

                        PLANNED PRINCIPAL BALANCE TABLES

DISTRIBUTION DATE                                                                    CLASS A-1       CLASS A-2
---------------------------------------------------------------------------------   ------------    ------------
Initial Balance..................................................................
December 25, 1998................................................................
January 25, 1999.................................................................
February 25, 1999................................................................
March 25, 1999...................................................................
April 25, 1999...................................................................
May 25, 1999.....................................................................
June 25, 1999....................................................................
July 25, 1999....................................................................
August 25, 1999..................................................................
September 25, 1999...............................................................
October 25, 1999.................................................................
November 25, 1999................................................................
December 25, 1999................................................................
January 25, 2000.................................................................
February 25, 2000................................................................
March 25, 2000...................................................................
April 25, 2000...................................................................
May 25, 2000.....................................................................
June 25, 2000....................................................................
July 25, 2000....................................................................
August 25, 2000..................................................................
September 25, 2000...............................................................
October 25, 2000.................................................................
November 25, 2000................................................................
December 25, 2000................................................................
January 25, 2001.................................................................
February 25, 2001................................................................
March 25, 2001...................................................................
April 25, 2001...................................................................
May 25, 2001.....................................................................
June 25, 2001....................................................................
July 25, 2001....................................................................
August 25, 2001..................................................................
September 25, 2001...............................................................
October 25, 2001.................................................................
November 25, 2001................................................................
December 25, 2001................................................................
January 25, 2002.................................................................
February 25, 2002................................................................
March 25, 2002...................................................................
April 25, 2002...................................................................
May 25, 2002.....................................................................
June 25, 2002....................................................................
July 25, 2003 and thereafter.....................................................           0.00            0.00

                                                                      APPENDIX B

                       TARGETED PRINCIPAL BALANCE TABLES

DISTRIBUTION DATE                                                                    CLASS A-3       CLASS A-4
-----------------                                                                   ------------    ------------
Initial Balance..................................................................
December 25, 1998................................................................
January 25, 1999.................................................................
February 25, 1999................................................................
March 25, 1999...................................................................
April 25, 1999...................................................................
May 25, 1999.....................................................................
June 25, 1999....................................................................
July 25, 1999....................................................................
August 25, 1999..................................................................
September 25, 1999...............................................................
October 25, 1999.................................................................
November 25, 1999................................................................
December 25, 1999................................................................
January 25, 2000.................................................................
February 25, 2000................................................................
March 25, 2000...................................................................
April 25, 2000...................................................................
May 25, 2000.....................................................................
June 25, 2000....................................................................
July 25, 2000....................................................................
August 25, 2000..................................................................
September 25, 2000...............................................................
October 25, 2000.................................................................
November 25, 2000................................................................
December 25, 2000................................................................
January 25, 2001.................................................................
February 25, 2001................................................................
March 25, 2001...................................................................
April 25, 2001...................................................................
May 25, 2001.....................................................................
June 25, 2001....................................................................
July 25, 2001....................................................................
August 25, 2001..................................................................
September 25, 2001...............................................................
October 25, 2001.................................................................
November 25, 2001................................................................
December 25, 2001................................................................
January 25, 2002.................................................................
February 25, 2002................................................................
March 25, 2002...................................................................
April 25, 2002...................................................................
May 25, 2002.....................................................................
June 25, 2002....................................................................
July 25, 2002 and thereafter.....................................................           0.00            0.00

                                                                   APPENDIX C'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                                    CLASS A-1
                                     ----------------------------------------
DISTRIBUTION DATE                     0%      100%     250%     350%     500%
--------------------                 ----     ----     ----     ----     ----
Initial Percentage...............    100%     100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

                                                       CLASS A-2
                                     ------------------------------------------
DISTRIBUTION DATE                     0%       100%     250%     350%     500%
--------------------                 ----      ----     ----     ----     ----
Initial Percentage...............    100%      100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...






                                                        CLASS A-3
                                     ------------------------------------------
DISTRIBUTION DATE                     0%       100%     250%     350%     500%
--------------------                 ----      ----     ----     ----     ----
Initial Percentage...............    100%      100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

                                                        CLASS A-4
                                     ------------------------------------------
DISTRIBUTION DATE                     0%       100%     250%     350%     500%
--------------------                 ----      ----     ----     ----     ----
Initial Percentage...............    100%      100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

------------

 'D' The following tables have been prepared based on the assumptions described herein under 'Yield and Prepayment Considerations -- General' (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                                    CLASS A-5
                                     ----------------------------------------
DISTRIBUTION DATE                     0%      100%     250%     350%     500%
--------------------                 ----     ----     ----     ----     ----
Initial Percentage...............    100%     100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

                                       CLASS A-6
                       ------------------------------------------
DISTRIBUTION DATE                     0%      100%     250%     350%     500%
--------------------                 ----     ----     ----     ----     ----
Initial Percentage...............    100%     100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...




                                       CLASS A-7
                       ------------------------------------------
DISTRIBUTION DATE                     0%      100%     250%     350%     500%
--------------------                 ----     ----     ----     ----     ----
Initial Percentage...............    100%     100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...


                                       CLASS A-8
                       ------------------------------------------
DISTRIBUTION DATE                     0%      100%     250%     350%     500%
--------------------                 ----     ----     ----     ----     ----
Initial Percentage...............    100%     100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...


------------

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                                     CLASS A-9
                                     ----------------------------------------
DISTRIBUTION DATE                      0%    100%     250%     350%     500%
--------------------                 ----    ----     ----     ----     ----
Initial Percentage...............    100%    100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

                                                    CLASS A-10
                                    ------------------------------------------
DISTRIBUTION DATE                      0%    100%    250%    350%    500%
--------------------                 ----    ----    ----    ----    ----
Initial Percentage...............    100%    100%    100%    100%    100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...





                                                        CLASS P
                                     ------------------------------------------
DISTRIBUTION DATE                      0%     100%     250%     350%     500%
--------------------                 ----     ----     ----     ----     ----
Initial Percentage...............    100%     100%     100%     100%    100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

                                                      CLASS B-1
                                     ------------------------------------------
DISTRIBUTION DATE                     0%      100%     250%     350%    500%
--------------------                 ----     ----     ----     ----    ----
Initial Percentage...............    100%     100%     100%     100%    100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

------------

* Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                                     CLASS B-2
                                     ---------------------------------------
DISTRIBUTION DATE                      0%     100%     250%     350%     500%
--------------------                 ----     ----     ----     ----     ----
Initial Percentage...............    100%     100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

                                                      CLASS B-3
                                     ------------------------------------------
DISTRIBUTION DATE                     0%     100%     250%     350%     500%
--------------------                 ----    ----     ----     ----     ----
Initial Percentage...............    100%    100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

                                                        CLASS R
                                     ------------------------------------------
DISTRIBUTION DATE                      0%     100%     250%     350%     500%
--------------------                 ----     ----     ----     ----     ----
Initial Percentage...............    100%     100%     100%     100%     100%
[        ] 25, 1999..............
[        ] 25, 2000..............
[        ] 25, 2001..............
[        ] 25, 2002..............
[        ] 25, 2003..............
[        ] 25, 2004..............
[        ] 25, 2005..............
[        ] 25, 2006..............
[        ] 25, 2007..............
[        ] 25, 2008..............
[        ] 25, 2009..............
[        ] 25, 2010..............
[        ] 25, 2011..............
[        ] 25, 2012..............
[        ] 25, 2013..............
[        ] 25, 2014..............
[        ] 25, 2015..............
[        ] 25, 2016..............
[        ] 25, 2017..............
[        ] 25, 2018..............
[        ] 25, 2019..............
[        ] 25, 2020..............
[        ] 25, 2021..............
[        ] 25, 2022..............
[        ] 25, 2023..............
[        ] 25, 2024..............
[        ] 25, 2025..............
[        ] 25, 2026..............
[        ] 25, 2027..............
[        ] 25, 2028..............
Weighted Average
  Life (Years)(1)...

------------

* Indicates an amount above zero and less than 0.5% of original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

                                                                      APPENDIX D

                                 MORTGAGE LOANS

               MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
    MORTGAGE INTEREST     MORTGAGE      AS OF THE     ALL MORTGAGE
        RATES (%)           LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
6.375....................            $                         %
6.500....................
6.510....................
6.550....................
6.600....................
6.625....................
6.650....................
6.700....................
6.750....................
6.875....................
6.950....................
7.000....................
7.050....................
7.125....................
7.200....................
7.250....................
7.300....................
7.350....................
7.375....................
7.400....................
7.450....................
7.500....................
7.550....................
7.600....................
7.625....................
7.650....................
7.700....................
7.750....................
7.775....................
7.800....................
7.875....................
8.000....................
8.125....................
8.250....................
8.375....................
8.500....................
8.625....................
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

                   PASS-THROUGH RATES OF THE MORTGAGE LOANS
------------------------------------------------------------------
                               AGGREGATE
                               PRINCIPAL                WEIGHTED
                            BALANCE OF THE   WEIGHTED    AVERAGE
                               MORTGAGE      AVERAGE    SCHEDULED
                                 LOANS       MORTGAGE   REMAINING
         RANGE OF              AS OF THE     INTEREST     TERM
  PASS-THROUGH RATES (%)     CUT-OFF DATE     RATES    (IN MONTHS)
------------------------------------------------------------------
6.001 - 6.250.............. $                                %
6.251 - 6.500..............
6.501 - 6.750..............
6.751 - 7.000..............
7.001 - 7.250..............
7.251 - 7.500..............
7.501 - 7.750..............
7.751 - 8.000..............
8.001 - 8.250..............
8.251 - 8.500..............

                            ---------------      ---        --
   Total................... $                       %
                            ---------------
                            ---------------

------------------------

* Represents a weighted average (by principal balance) of all the Mortgage
  Loans.

   As of the Cut-Off Date, the Pass-Through Rates for the Mortgage Loans ranged
from approximately    % per annum to    % per annum, with a weighted average of
approximately    % per annum.






                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE
                              LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
    RANGE OF ORIGINAL     MORTGAGE      AS OF THE     ALL MORTGAGE
   PRINCIPAL BALANCES       LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
$ 50,000 or less.........            $                         %
 50,001 -  75,000........
 75,001 - 100,000........
 100,001 - 150,000.......
 150,001 - 200,000.......
 200,001 - 250,000.......
 250,001 - 300,000.......
 300,001 - 350,000.......
 350,001 - 400,000.......
 400,001 - 450,000.......
 450,001 - 500,000.......
 Over $500,000...........
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

   As of the Cut-Off Date, the principal balances of the Mortgage Loans ranged
from approximately $    to $       with an average of approximately $     .

           YEARS OF INITIAL MONTHLY PAYMENTS FOR THE MORTGAGE
                              LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
     YEAR OF INITIAL      MORTGAGE      AS OF THE     ALL MORTGAGE
     MONTHLY PAYMENT        LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
1995.....................            $                         %
1996.....................
1997.....................
1998.....................
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

            CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
  CURRENT LOAN-TO-VALUE   MORTGAGE      AS OF THE     ALL MORTGAGE
       RATIOS (%)           LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
60.00 or less............            $                         %
60.01 - 70.00............
70.01 - 75.00............
75.01 - 80.00............
80.01 - 85.00............
85.01 - 90.00............
90.01 - 95.00............
95.01 or more............
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

   At origination, the weighted average Loan-to-Value ratio of the Mortgage
Loans was approximately    %. As of the Cut-Off Date, the weighted average
Loan-to-Value ratio of the Mortgage Loans was approximately    %.

             TYPES OF MORTGAGED PROPERTIES SECURING MORTGAGE
                              LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
                          MORTGAGE      AS OF THE     ALL MORTGAGE
     PROPERTY TYPES         LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
Single Family Detached...            $                         %
Duplex...................
Triplex..................
Fourplex.................
Condominium..............
Planned Unit
 Development.............
Hi-Rise Condo............
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

                                 MORTGAGE LOANS

            GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS BY
                              STATE
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
                          MORTGAGE      AS OF THE     ALL MORTGAGE
          STATE             LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
Alabama..................            $                         %
Arizona..................
Arkansas.................
California...............
Colorado.................
Connecticut..............
Delaware.................
District of Columbia.....
Florida..................
Georgia..................
Idaho....................
Illinois.................
Indiana..................
Iowa.....................
Kansas...................
Kentucky.................
Louisiana................
Maryland.................
Massachusetts............
Michigan.................
Minnesota................
Missouri.................
Montana..................
Nebraska.................
Nevada...................
New Hampshire............
New Jersey...............
New Mexico...............
New York.................
North Carolina...........
Ohio.....................
Oklahoma.................
Oregon...................
Pennsylvania.............
Rhode Island.............
South Carolina...........
South Dakota.............
Tennessee................
Texas....................
Utah.....................
Vermont..................
Virginia.................
Washington...............
West Virginia............
Wyoming..................
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

   No more than approximately   % of the Mortgage Loans will be secured by
Mortgaged Properties in any one California zip code area, and no more than
approximately   % of the Mortgage Loans will be secured by Mortgaged properties in any single zip code area outside of California.

                     ORIGINAL TERMS OF THE MORTGAGE LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
        LOAN TERM         MORTGAGE      AS OF THE     ALL MORTGAGE
       (IN MONTHS)          LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
240......................            $                         %
300......................
327......................
336......................
348......................
350......................
352......................
360......................
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----





               SCHEDULED MATURITY YEARS OF THE MORTGAGE LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
                          MORTGAGE      AS OF THE     ALL MORTGAGE
    YEAR OF MATURITY        LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
2018.....................            $                         %
2023.....................
2025.....................
2026.....................
2027.....................
2028.....................
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

   The weighted average (by principal balance) remaining term (adjusted for curtailments) of the Mortgage Loans as of the Cut-Off Date is approximately months.

   The latest scheduled maturity of any of the Mortgage Loans is          , 20 .

            DOCUMENTATION PROGRAM TYPES OF THE MORTGAGE LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
   LOAN DOCUMENTATION     MORTGAGE      AS OF THE     ALL MORTGAGE
      PROGRAM TYPES         LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
Full Documentation.......            $                         %
Partial Documentation....
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

   As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Mortgage Loans originated under a reduced or no documentation program was
approximately    %.

                          PURPOSE OF THE MORTGAGE LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
                          MORTGAGE      AS OF THE     ALL MORTGAGE
     PURPOSE OF LOAN        LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
Purchase Loans...........            $                         %
Existing Loan
 Refinances..............
Cash Out Refinances......
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

                    OCCUPANCY STATUS OF THE MORTGAGE LOANS
------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                                        MORTGAGE       PRINCIPAL
                          NUMBER OF       LOANS        BALANCE OF
                          MORTGAGE      AS OF THE     ALL MORTGAGE
    OCCUPANCY STATUS        LOANS     CUT-OFF DATE       LOANS
------------------------------------------------------------------
Owner Occupied...........            $                         %
Owner Occupied -- 2nd
 Home....................
Non-Owner................
                              ---    ---------------      -----
   Total.................            $                         %
                              ---    ---------------      -----
                              ---    ---------------      -----

                                 INDEX OF TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus Supplement and the pages on which the definitions of such terms can be found.

                                                   PAGE
                                                   ----

Advances........................................   S-25
Available Distribution Amount...................   S-25
Bankruptcy Coverage.............................   S-25
Book-Entry Certificates.........................   S-14
BPA.............................................   S-29
Certificate Principal Balance...................   S-15
Certificates....................................   S-14
Class A Certificates............................   S-14
Class B Certificates............................   S-14
Class P Fraction................................   S-19
Class P Mortgage Loan...........................   S-19
Class P Principal Distribution Amount...........   S-20
Class Principal Balance.........................   S-15
Class X Notional Amount.........................   S-18
Company.........................................   S-14
Credit Support Depletion Date...................   S-18
Curtailments....................................   S-19
Cut-Off Date....................................   S-13
Definitive Certificates.........................   S-16
Distribution Date...............................   S-17
DTC Participants................................   S-15
Due Date........................................   S-13
ERISA...........................................   S-38
Excess Liquidation Proceeds.....................   S-26
Fraud Coverage..................................   S-24
Indirect DTC Participants.......................   S-15
Junior Subordinate Certificates.................   S-14
Liquidated Mortgage Loan........................   S-21
Liquidation Principal...........................   S-21
Lockout Certificates............................   S-14
Lockout Liquidation Amount......................   S-22
Lockout Percentage..............................   S-22
Lockout Prepayment Percentage...................   S-22
Lockout Principal Distribution Amount...........   S-21
Master Servicing Fee............................   S-27
Modeling Assumptions............................   S-30
Mortgage Loan Schedule..........................   S-13


                                                   PAGE
                                                   ----
Mortgage Loans..................................   S-14
Mortgage Pool...................................   S-13
Mortgaged Properties............................   S-13
Offered Certificates............................   S-14
PACs............................................   S-10
Pass-Through Rate...............................   S-19
Payoffs.........................................   S-19
Planned Principal Balance.......................   S-20
Pooling Agreement...............................   S-14
Premium Rate Mortgage Loans.....................   S-18
Prepayment Period...............................   S-19
Principal Payment Amount........................   S-19
Principal Prepayment Amount.....................   S-19
Principal Prepayments...........................   S-19
Pro Rata Allocation.............................   S-24
Residual Certificates...........................   S-14
Senior Certificates.............................   S-14
Senior Liquidation Amount.......................   S-21
Senior Percentage...............................   S-21
Senior Prepayment Percentage....................   S-25
Senior Principal Distribution Amount............   S-21
Senior Subordinate Certificates.................   S-14
Special Hazard Coverage.........................   S-24
Step Down Percentage............................   S-22
Stripped Interest Rate..........................   S-19
Subordinate Certificates........................   S-14
Subordinate Liquidation Amount..................   S-23
Subordinate Percentage..........................   S-21
Subordinate Prepayment Percentage...............   S-22
Subordinate Principal Distribution Amount.......   S-22
Subordinate Principal Prepayments Distribution
  Amount........................................   S-22
Subordination Level.............................   S-18
TACs............................................   S-11
Targeted Principal Balance......................   S-20
Trust...........................................   S-14
Trustee.........................................   S-14

                         PNC MORTGAGE SECURITIES CORP.
                         Depositor and Master Servicer
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 199[ ]-[ ]
                           $[                      ]
                                 (APPROXIMATE)

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                                  UNDERWRITERS
                             [NAME OF UNDERWRITERS]

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
[             , 1998] [90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT].

                       PRELIMINARY PROSPECTUS SUPPLEMENT

PROSPECTUS SUPPLEMENT
To Prospectus dated              , 199[ ]

                         PNC MORTGAGE SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER
             MORTGAGE PASS-THROUGH CERTIFICATES SERIES [199[ ]-[ ]
                                $[            ]

CONSIDER CAREFULLY THE RISK FACTORS
BEGINNING ON PAGE S-[ ] IN THIS
PROSPECTUS SUPPLEMENT AND PAGE [ ] IN
THE PROSPECTUS.

The certificates will represent
interests only in the trust created
for Series 199[ ]-[ ] and will not
represent interests in or obligations
of PNC Mortgage Securities Corp., PNC
Bank Corp. or any of their affiliates.

This prospectus supplement may be used
to offer and sell the offered
certificates only if accompanied by
the prospectus.

THE PNC SERIES 199[ ]-[ ] TRUST WILL ISSUE [     ] CLASSES OF OFFERED
CERTIFICATES. EACH CLASS OF OFFERED CERTIFICATES WILL RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST, PRINCIPAL OR BOTH. THE TABLE OF PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE PRINCIPAL BALANCE, INTEREST RATE, AND CERTAIN SPECIAL CHARACTERISTICS OF EACH CLASS.


                                         OFFERED CERTIFICATES
                                         Total principal amount                            $[           ]
                                         First payment date                                [            ], 199[ ]
                                         Interest and/or principal paid                    Monthly
                                         Last possible payment date                        [            ], 20[  ]

                                         [The Trust will also issue [     ] classes of certificates that will not
                                         be offered by this prospectus supplement. The total principal amount of
                                         the private certificates is $[          ]. These private certificates are
                                         subordinated to the offered certificates and provide credit enhancement for the offered certificates].


     The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to PNC Mortgage Securities Corp. (the 'Company') from the sale of the offered certificates will
be approximately [   ]% of the principal balance of the offered certificates
plus accrued interest, before deducting [$       ] in expenses. The
underwriter's commission will be the difference between the price it pays to the Company for the offered certificate and the amount it receives from the sale of the offered certificates to the public. The Company has agreed to indemnify the underwriter against certain liabilities. See 'Method of Distribution' in this prospectus supplement.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter

                             [NAME OF UNDERWRITER]

                                          , 199[ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                              [TABLE OF CONTENTS]

                              SUMMARY INFORMATION

     THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS.

WHAT YOU OWN
Your certificates represent ownership of a portion of the Trust. The Trust contains a pool of mortgage loans secured by residential properties with
original terms to maturity of not more than [   ] years and certain other
assets, as described under 'The Trust' in this prospectus supplement.

THE OFFERED CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately [   ] mortgage loans with an
aggregate principal balance as of         1, 199 of approximately
$[           ]. The principal balance of the individual mortgage loans at
origination ranged from a minimum of approximately $[      ] to a maximum of
approximately $[           ], with an average principal balance of approximately
$[           ]. The mortgage loans have a weighted average remaining term to
maturity of approximately [   ] months as of         1, 199 .

[For a further description of the mortgage loans, see 'Description of the Mortgage Pool' and Appendix [ ] in this prospectus supplement].

THE OFFERED CERTIFICATES

The Company will deposit the mortgage loans into the Trust. The Trust has been created for the purpose of issuing the Mortgage Pass-Through Certificates, Series 199[ ]-[ ]. [The approximate initial class principal balance, certificate interest rate and type of each class of the offered certificates will be as follows:

                    APPROXIMATE
                      INITIAL        ANNUAL
                       CLASS       CERTIFICATE
                     PRINCIPAL      INTEREST
      CLASS           BALANCE         RATE          TYPE]
-----------------   -----------    -----------    ---------



[In addition to the offered certificates, the Trust will issue the
[            ] Certificates. [These private certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates
]. The [            ] Certificates are not being offered by this prospectus
supplement.]

INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the Trust is
approximately $[           ], subject to an upward or downward variance of no
more than 5%.

DISTRIBUTIONS ON THE OFFERED
CERTIFICATES

PRIORITY OF DISTRIBUTIONS

The first distribution date will be [           ], 199[ ]. Thereafter,
distributions will be made on the 25th day of each month, or if such 25th day is not a business day, on the next business day. [description of priority of interest and principal distributions among the certificates]

DISTRIBUTIONS OF INTEREST

Each class of offered certificates entitled to interest will be entitled to receive monthly distributions of interest on each distribution date.

[The amount of interest each class of certificates accrues each month will equal 1/12th of the annual certificate interest rate for that class of certificates multiplied by the related class principal balance or class notional amount, as applicable.] [additional description of allocation of interest among class, as applicable].

Compensating Interest and Interest Shortfalls. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of such prepayment. The [Master] Servicer [will/will not] pay compensating interest to the certificateholders to compensate certificateholders for the shortfall in interest this causes.

DISTRIBUTIONS OF PRINCIPAL

General. As the mortgagors pay principal on the mortgage loans in the Trust, that principal is passed on to the certificateholders. [additional description of allocation of principal among the classes of certificates, as applicable]

ALLOCATION OF LOSSES

A loss is realized on a mortgage loan when the Servicer determines that it has received all amounts it expects to recover from that loan and that amount is less than the outstanding principal balance of such loan and accrued and unpaid interest. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING SUCH LOSSES FROM THE PRINCIPAL BALANCE OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. [description of subordination features, as applicable, and method of allocation of losses on the mortgage loans among the certificates]

CREDIT ENHANCEMENTS

[description of credit enhancements, if any]

ADVANCES

[description of obligation, if any, of Master Servicer or Servicer, as applicable, to make advances to cover shortfalls in payments due on mortgage loans]

YIELD AND PREPAYMENT
CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

 the price at which such certificates are purchased;

 the applicable certificate interest rate, if any; and

 the rate of prepayments on the mortgage loans.
A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected, thereby reducing the aggregate interest payments with respect to such mortgage loans. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the mortgage loans would occur later than anticipated.

Certain classes of certificates will be especially sensitive to the rate of prepayments. For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see 'Risk Factors' and 'Yield and Prepayment Considerations' in this prospectus supplement.

BOOK-ENTRY REGISTRATION

[In general, the [            ] certificates will be available only in
book-entry form through the facilities of [The Depository Trust Company]. See 'Description of the Certificates -- Book-Entry Registration' in this prospectus supplement.]

DENOMINATIONS

The offered certificates are offered in minimum denominations of $[           ]
each and multiples of $1 in excess thereof.

RATINGS

The offered certificates are required to receive the ratings from            and
           indicated under 'Certificate Ratings' in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause certificateholders to fail to recover their initial investments.

LEGAL INVESTMENT

As of the date of their issuance, the offered certificates [other than the
[         ] certificates] will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See 'Certain Legal Investment Aspects' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus, the
[            ] Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS

For federal income tax purposes, the Company will cause an election to be made to treat the Trust as a Real Estate Mortgage Investment Conduit. The certificates, other than the residual certificates, will represent ownership of regular interests in the Trust. Such certificates will generally be treated as representing ownership of debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount on such certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the residual certificates will be the residual interest in the Trust.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, see 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

     [Discussion, as applicable, of risk factors, including prepayment risk, adjustable-rate mortgage loans, subordination and allocation of losses among the certificates, interest-only or principal-only certificates and book-entry system of registration]

                                   THE TRUST

     The primary assets in the Trust will consist of Mortgage Loans secured by one- to four-family residential properties [or certificates of interest or participations therein]. The Trust will also include: [(i) the Mortgage Pool
Insurance Policy issued by                       and other] insurance policies
related to the Mortgage Loans, [(ii)] [the Reserve Fund] [Letter of Credit] [Insurance Policy] [Bond] covering up to a specified amount of certain losses arising from special hazards, certain Mortgage repurchase defaults by the [Master] Servicer and Mortgagor bankruptcy,] [(iii)] property which secured a Mortgage Loan and which is acquired by foreclosure or by deed in lieu of foreclosure after the Cut-Off Date, and [(iv)] amounts held from time to time in an account or accounts established by the [Master] Servicer. The Mortgage Loans will be assigned to the Trustee, together with all principal and interest due on the Mortgage Loans [other than the Retained Yield] after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement (the 'Mortgage Loan Schedule') which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note and the Mortgage Interest Rate.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of Mortgage Loans having an [approximate]
aggregate principal balance outstanding as of            1, 199[ ] (the 'Cut-Off
Date'), after deducting payments due on or before that date, of $          .
Certain of the risks of loss on the Mortgage Loans will be covered up to specified limits by the following:

          [(a)] Primary Insurance Policies[;]

          [(b)] a Mortgage Pool Insurance Policy;

          (c) an Advance Claims Endorsement;

          (d) a Special Hazard [Reserve Fund] [Letter of Credit] [Insurance Policy];

          (e) a Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond];
     and

          (f) a Bankruptcy [Reserve Fund] [Letter of Credit] [Bond].]

     See 'Credit Enhancements' herein and 'Description of Credit Enhancements' in the Prospectus.

     The Mortgage Loans are secured by [(a)] first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties, which may include detached homes, duplexes, townhouses, condominiums, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the property subject to the lien of the related Mortgage consists of no more than four units) [and (b) in the case of Mortgage Loans, security interests in shares issued by private housing corporations and in the related proprietary leases] (the 'Mortgaged Property'). The Mortgage Loans will have the additional characteristics described below and in the Prospectus. [All of the Mortgage Loans will be acquired by the Company from the Seller.]

     [All of the Mortgage Loans will be screened and underwritten in accordance with standards set forth in the Prospectus.] Each Mortgage Loan will have been
originated during the period from             through            , 19  . Each of
the Mortgage Loans will have an original term to maturity of    to [30] years.

     As of the Cut-Off Date, the Mortgage Interest Rate on each Mortgage Loan
will be not less than      % and not more than      % per annum. As of the
Cut-Off Date, the weighted average (by principal balance) of the Mortgage
Interest Rates on the Mortgage Loans will be approximately      % per annum.

     [Each Mortgage Loan has a pass-through rate (the 'Pass-Through Rate') equal to the Mortgage Interest Rate for such Mortgage Loan less the sum of the [Seller/Servicer Fee and the Master Servicing Fee] [Servicing Fee and the Certificate Administrator Fee] for such Mortgage Loan. As of the Cut-Off Date,
the Pass-Through Rate for each Mortgage Loan will be not less than      % and
not more than      % per annum. As of the Cut-Off Date, the weighted average (by principal balance) of the Pass-Through Rates for the Mortgage Loans will be
approximately      % per annum.]

     [All of the Mortgage Loans will have principal and interest payable on the
first day of each month.      % of the Mortgage Loans will be Buydown Loans.
     % of the Mortgage Loans will have been originated as adjustable-rate mortgage loans but converted to fixed-rate mortgage loans prior to inclusion in the Mortgage Pool. The latest original scheduled maturity of any Mortgage Loan
will be            . As of the Cut-Off Date, the weighted average (by principal balance) remaining term to maturity of the Mortgage Loans (adjusted for Curtailments received prior to the Cut-Off Date) will be approximately months. At origination, based upon an appraisal of the Mortgaged Property
securing each Mortgage Loan, approximately      % of the Mortgage Loans (by
principal balance) will have had Loan-to-Value Ratios greater than or equal to
80%, and approximately      % of the Mortgage Loans (by principal balance) will
have had Loan-to-Value Ratios greater than 80% but less than or equal to 95%.
     % of the Mortgage Loans had a Loan-to-Value Ratio greater than 95%. As of the Cut-Off Date, the weighted average (by principal balance) of the
Loan-to-Value Ratios of the Mortgage Loans will be approximately      %.
Approximately      % of the Mortgage Loans (by principal balance) were covered by Primary Insurance Policies as of the Cut-Off Date. At origination, each
Mortgage Loan will have had a principal balance of not less than $          nor
more than $          , and the average principal balance of the Mortgage Loans
as of the Cut-Off Date will be approximately $          . All of the Mortgage
Loans will have been secured by owner-occupied Mortgaged Properties, based solely on representations of the Mortgagors obtained at the origination of the
related Mortgage Loans. Approximately      % of the Mortgage Loans (by principal
balance) will have been originated as Limited Documentation Origination Program
loans, and Mortgage Loans constituting      % of the Mortgage Pool (by principal
balance) will have been originated with no income and no asset verification.

     No more than      % of the Mortgage Loans (by principal balance) will be
secured by Mortgaged Properties located in any one zip code area. Approximately
     % of the Mortgage Loans (by principal balance) will have been originated for the purpose of refinancing existing mortgage debt, including cash-out
refinancings. Approximately      % of the Mortgage Loans (by principal balance)
will have been originated for the purpose of purchasing the Mortgaged Property.]

     [Certain aspects of the Cooperative Loans included in the Mortgage Pool differ from those of other types of Mortgage Loans. See 'Certain Legal Aspects of the Mortgage Loans -- Cooperative Loans' in the Prospectus.]

     [additional description of Mortgage Loans as applicable, i.e. number of Mortgage Loans that provide for the payment of the unamortized principal balance of the Mortgage Loan in a single payment at maturity ('Balloon Loans') and particular characteristics thereof]

[THE SELLER

     Description, as applicable, of Seller's underwriting criteria and loan documentation standards.]

ADDITIONAL INFORMATION

     A Current Report on Form 8-K containing a detailed description of the Mortgage Loans in the Mortgage Pool will be available to purchasers of the Certificates at or before the time of initial issuance of the Certificates and will be filed with the Securities and Exchange Commission within 15 days thereafter. The Current Report on Form 8-K will specify [the aggregate principal balance of the Mortgage Loans in the Mortgage Pool outstanding as of the Cut-Off Date, will set forth on a precise basis the other information presented on an approximate basis in this Prospectus Supplement and will also include the following information as of the Cut-Off Date regarding the Mortgage Loans: the number of Mortgage Loans, the range of Mortgage Interest Rates and Pass-Through Rates, the range of Mortgage Loan principal balances, the years of origination of the Mortgage Loans, the range of Loan-to-Value Ratios of the Mortgage Loans, the types of Mortgaged Properties, the geographic distribution by state of the Mortgage Loans, the adjusted maturity years of the Mortgage Loans, the weighted average remaining term of the Mortgage Loans (adjusted for Curtailments received prior to the Cut-Off Date), the number of Limited Documentation Origination Program loans, and the number of Buydown Loans]. [The Current Report on Form 8-K will also describe the coverage of each instrument providing credit enhancement for the Mortgage Pool.]

                             [DESCRIPTION OF ARMS]

     [description of features of adjustable-rate mortgage loans, including adjustment date, index, gross margin, adjustment limits, interest ceilings and floors, method of establishing initial Mortgage Interest Rate and historical index tables]

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the 'Pooling Agreement') to be dated as of the Cut-Off Date [between][among] the Company, as Depositor and [Master Servicer] [Certificate
Administrator], [the Servicer, as servicer,] and      Bank, as trustee (the
'Trustee'), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. The issuance of the
Certificates is subject to the condition that they be rated ['    '] by      [.]
[and will otherwise qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.] [The Certificates will be freely transferable and exchangeable at the office of
                    , the Certificate Registrar and Paying Agent, in           ,
          .] The net proceeds of the offering will be held in trust by the Company for the benefit of Certificateholders, subject to release to the Company simultaneously with receipt by the Trustee of the Mortgage Loans.

[BOOK-ENTRY REGISTRATION

     Certificateholders may hold their Book-Entry Certificates through DTC if they are Participants, or indirectly through organizations which are Participants. Transfers between Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC, will hold the global Certificate for each Class of Book-Entry Certificates.

     DTC has advised the Company that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code (the 'UCC') and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include the Underwriter, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, unless Definitive Certificates are issued, Certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates through Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the sole 'Certificateholder' (as such term is used in the Pooling Agreement) of the Book-Entry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the Trustee as Certificateholders under the Pooling Agreement. Book-Entry Certificateholders will be permitted to exercise the rights of Certificateholders under the Pooling Agreement only indirectly through Participants, who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Company that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Company that it will take such actions with respect to a Certificate only at the direction of and on behalf of the Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such Certificates.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Book-Entry Certificates will be issued in fully registered, certificated form to Certificateholders or their nominees ('Definitive Certificates'), rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificateholders of Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

     Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing each Class of the Book-Entry Certificates and instructions for registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

     Distribution of principal and interest on the Certificates will be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling Agreement. Interest and principal payments on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Registrar. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing each Class of the Book-Entry Certificates) will be made only upon presentation and surrender of such Certificate at the offices of the Transfer Agent and Registrar, which
shall initially be           , or such office or agency as is specified in the
notice of final distribution to holders of Certificates of the Class being retired. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month in which all remaining outstanding Certificates of the applicable Class will be retired.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.]

ADVANCES

     The [Master] Servicer will [not] make Advances resulting from delinquent payments on Mortgage Loans as described in the Prospectus under 'Description of the Certificates -- Advances'.

DISTRIBUTIONS OF INTEREST

     [description of amounts passed through to Certificateholders as interest and allocation of such amounts among Classes, if any]

DISTRIBUTIONS OF PRINCIPAL

     [description of amounts passed through to Certificateholders as principal and allocation of such amounts among Classes, if any]

[SUBORDINATION AND ALLOCATION OF LOSSES

     [description of subordination features, as applicable] and allocation of losses on the Mortgage Loans among the various Classes of Certificates]

THE CLASS R CERTIFICATE

     On each Distribution Date, any amounts remaining in the Certificate Account after distributions of interest and principal on the Certificates and payment of expenses, if any, of the Trust will be distributed to the holder of the Class R Certificate together with Excess Liquidation proceeds (as defined below), if any. Distributions of such excess amounts to the holder of the Class R Certificate will be subordinate to all payments required to be made on the Certificates on any Distribution Date.

     Any amounts remaining in the Certificate Account upon reduction of the principal balance of the Certificates to zero, payment of any outstanding expenses and termination of the Trust will be distributable to the holder of the Class R Certificate. Such remaining assets are expected to be minimal. See 'Optional Termination of the Trust' herein.

AVAILABLE DISTRIBUTION AMOUNT

     On each Distribution Date, the Available Distribution Amount, which generally includes scheduled principal and interest payments on the Mortgage Loans due on the related Due Date, Principal Prepayments received thereon in the previous calendar month (as set forth below) and amounts received with respect to liquidations and repurchases upon conversions thereof, will be distributed by or on behalf of the Trustee to the related Class of Certificateholders.

     The Due Date related to each Distribution Date is the first day of the month in which such Distribution Date occurs. The determination date (the 'Determination Date') is a day not later than the 10th day preceding the related Distribution Date.

     The 'Available Distribution Amount' will equal the sum of the following amounts with respect to the Mortgage Loans:

          (1) the total amount of all cash received by the [Master Servicer] [Certificate Administrator] by the Determination Date for such Distribution Date (including [Advances made by the Seller/Servicers,] [Advances made by the Servicer,] proceeds of the Mortgage Pool Insurance Policy and withdrawals from the Reserve Fund), except:

             (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

             (b) all Principal Prepayments received after the previous calendar month (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on the related Mortgage Loans for the period subsequent to the previous calendar month);

             (c) Liquidation Proceeds, [proceeds of Mortgage Loans repurchased following conversion to fixed Mortgage Interest Rates] and Insurance proceeds (exclusive of withdrawals from the Reserve Fund) received after the previous calendar month;

             (d) all amounts in the Certificate Account which are due and reimbursable to the [Seller/Servicer or the Master] Servicer pursuant to the terms of the Pooling Agreement;

             (e) the sum of [the Master Servicing Fee and] the Servicing Fee [and the Certificate Administrator Fee] for each Mortgage Loan; and

             (f) with respect to a Mortgage Loan, the excess, if any, of aggregate Liquidation Proceeds received during the previous calendar month over the amount that would have been received if a Payoff had been made with respect to the related Mortgage Loan on the date such Liquidation Proceeds are received ('Excess Liquidation Proceeds')[.] [; and

          (2) all Advances made by the Master Servicer to the Trustee with respect to such Distribution Date.]

LAST SCHEDULED DISTRIBUTION TO CERTIFICATEHOLDERS

     Scheduled distributions on the Mortgage Loans, assuming defaults or losses on the Mortgage Loans do not exceed amounts that are covered by the credit enhancements described elsewhere herein, will be sufficient to make timely distributions of interest on the Certificates and to reduce the Class Principal Balance of each Class of Certificates to zero not later than its 'Last Scheduled Distribution Date' set forth below:

                                                                LAST SCHEDULED
                   CLASS                                       DISTRIBUTION DATE
-------------------------------------------     -----------------------------------------------

[List of Classes of Certificates                [List of Last Scheduled Distribution Dates for
                                                each Class of Certificates]

     The Last Scheduled Distribution Date is the Distribution Date that occurs in the month of the latest scheduled maturity date of any of the Mortgage Loans. The determination of such date assumes, among other things, timely payments, without prepayments, of principal of and interest on the Mortgage Loans underlying the Certificates, [no conversions to fixed Mortgage Interest Rates] and no optional termination of the Trust. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date may be earlier, and could be substantially earlier, than the Last Scheduled Distribution Date indicated.

[THE SERVICER

     Description, as applicable, of Servicer's business and delinquency, foreclosure and loss experience with respect to comparable mortgage loans serviced by the Servicer.]

SERVICING COMPENSATION[, RETAINED YIELD] AND PAYMENT OF EXPENSES

     [The Seller/Servicer Fee with respect to each Mortgage Loan [is expected
to] [will] range from a minimum of  % to a maximum of   % per annum.] The
[initial weighted average] [Master] Servicing Fee with respect to each Mortgage
Loan [is expected to] [will] be approximately   % per annum. [The Certificate
Administrator Fee with respect to each Mortgage Loan [is expected to] [will] be
approximately   % per annum.] [The Retained Yield for any Mortgage Loan will be the percentage calculated by subtracting the sum of the Pass-Through Rate, [the Seller/Servicer Fee for such Mortgage Loan and the Master Servicing Fee] [the Servicing Fee and the Certificate Administrator Fee] from the Mortgage Interest Rate for such Mortgage Loan.] [The Retained Yield for each Mortgage Loan will be the percentage specified by the Company for such Mortgage Loan.] [The Retained
Yield [is expected to] [will] range from   % to   %, with an initial Weighted
Average Retained Yield of approximately   %. The Retained Yield [is expected to
be] [may be] [sold] [transferred to the

Underwriter for resale] to a third party.] See 'Description of
Certificates -- Retained Yield' and ' -- Servicing Compensation and Payment of Expenses' in the Prospectus for information regarding other possible compensation to the Company and the [Seller/Servicers] [Servicer]. The [Master] Servicer will pay [all] [certain] expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus. In particular, pursuant to the Pooling Agreement, each month or year, as applicable, the [Master] Servicer will be obligated to pay from the [Master] Servicing Fee [(i)] the premiums on the Mortgage Pool Insurance Policy, [(ii) the fees of the Trustee] and [(ii)] [(iii)] certain other fees and expenses of the Trust, as prescribed by the Pooling Agreement. Such fees and expenses are expected to aggregate not more
than   % per annum. [The Certificate Administrator will pay the fees and expenses of the Trustee.]

OPTIONAL TERMINATION OF THE TRUST

     On any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, the Company may repurchase the Mortgage Loans and any other property remaining in the Trust, and thereby effect the termination of the Trust and the retirement of the Certificates. The repurchase price will equal the sum of (1) 100% of the aggregate outstanding principal balances of such Mortgage Loans, plus accrued interest thereon at the applicable Pass-Through Rates through the last day of the month of such repurchase, and (2) the fair market value of all other property remaining in the Trust. The proceeds of such repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the Certificates to be paid in full. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling Agreement. See 'Description of Certificates -- Termination' in the Prospectus.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The effective yield to maturity of the Certificates will depend upon, among other things, the price at which the Certificates are purchased, the applicable Certificate Interest Rate and the rate of principal payments on the Mortgage Loans. The effective yield to Certificateholders will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay). [Because the [Master] Servicer will not be obligated to pass through a full month's payment of interest with respect to Principal Prepayments, the effective yield may also be reduced in the event of interest shortfalls attributable to a Payoff of, or Curtailment with respect to, one or more Mortgage Loans.]

     The rate of principal payments on the Certificates is directly related to the rate of payments of principal on the Mortgage Loans, which may be in the form of scheduled payments or Principal Prepayments. See 'Yield Considerations' in the Prospectus. A higher than anticipated rate of Principal Prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments with respect to such Mortgage Loans could be substantially less than expected. Therefore, a higher rate of Principal Prepayments could result in a lower than expected yield to investors in Classes of Certificates purchased at a premium. Conversely, a lower than anticipated rate of Principal Prepayments could reduce the return to investors on any Classes of Certificates purchased at a discount, in that payments of principal with respect to the Mortgage Loans would occur later than anticipated.

     The actual rate of payments of principal and Principal Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including general economic conditions and homeowner mobility. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rate on the Mortgage Loans, the rate of prepayment would be expected to decrease. The rate of payment of principal will also be affected by any repurchase by the Company of the Mortgage Loans. See 'Maturity, Average Life and Prepayment Assumptions' and 'Descriptions of Certificates -- Termination' in the Prospectus and 'Description of the Certificates -- Optional Termination of the Trust' herein. In such event, the repurchase price paid by the Company would be passed through to Certificateholders in accordance with their respective interests.

     The Company makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Company or discussed herein may significantly affect the prepayment of the Mortgage Loans. In particular, the Company makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

     [The Mortgage Loans comprising the Mortgage Pool are adjustable-rate mortgage loans. The Company is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the adjustable-rate mortgage loans comprising the Mortgage Pool. The rate of principal prepayments with respect to adjustable-rate mortgage loans has fluctuated in recent years. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgage loans to 'lock in' a lower fixed interest rate. The features of the adjustable-rate mortgage loan programs of mortgage loan originators during the past years have varied significantly in response to market conditions such as interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.]

     [With respect to Balloon Loans, payment of the unamortized principal balance at maturity (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.]

     [Because distributions on the Adjustable Strip Certificates [consist primarily of distributions of interest] [are based upon the excess of interest
at the weighted average Pass-Through Rate on the Mortgage Loans over   % per
annum], the yield to maturity on the Adjustable Strip Certificates will be extremely sensitive to the level of Principal Prepayments on the Mortgage Loans, and may fluctuate significantly from time to time. The yield to maturity on such Class will be particularly sensitive to the rate of prepayments on Mortgage Loans bearing higher interest rates, which could be significantly higher than the prepayment rates on Mortgage Loans bearing lower interest rates, since the rate of interest payable on the Adjustable Strip Certificates will decrease as a result of Principal Prepayments on Mortgage Loans with Gross Margins that are higher than the weighted average Gross Margin from time to time on the Mortgage Loans. Investors should fully consider all of the associated risks, including the risk that an extremely rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in Adjustable Strip Certificates to fully recoup their initial investments. For information regarding yield considerations on the Adjustable Strip Certificates, see ' -- Yield Considerations With Respect to the Adjustable Strip Certificates' herein.]

     [Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement [(the 'Basic Prepayment Assumption' or 'BPA')] assumes a per annum rate of prepayment of 0.2% of the then outstanding principal balance of a pool of mortgages in the first month after origination, that this annual prepayment rate increases by 0.2% each month until the 30th month after origination and remains constant at 6% per annum in that month and in each month thereafter. 0% of the [Basic Prepayment Assumption] indicates no prepayments are received; 150% of the [Basic Prepayment Assumption] indicates prepayments at 1.5 times the [Basic Prepayment Assumption]; 300% of the [Basic Prepayment Assumption] indicates prepayments at
3.0 times the [Basic Prepayment Assumption]; 400% of the [Basic Prepayment Assumption] indicates prepayments at 4.0 times the [Basic Prepayment Assumption]; and

500% of the [Basic Prepayment Assumption] indicates prepayments at 5.0 times the [Basic Prepayment Assumption].

     The [Basic Prepayment Assumption] does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans, and there is no assurance that the Mortgage Loans will prepay at any given percentage of the [Basic Prepayment Assumption].

     The table set forth below has been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool and the respective expected initial Class Principal Balances of the Certificates as set forth herein. The figures shown for 0% of the [Basic Prepayment Assumption] were calculated assuming, among other things, that the
Mortgage Loans have Mortgage Interest Rates of   %, Pass-Through Rates of   %
and remaining terms to maturity of       months. In connection with calculating
the figures shown for the other percentages of the [Basic Prepayment Assumption], it was assumed that the Mortgage Loans have Mortgage Interest Rates and original and remaining terms to maturity which fall within the parameters
set forth beginning on page       under 'Description of the Mortgage Pool'
herein. The table further assumes, among other things, that the Mortgage Loans
have an aggregate principal balance of $          , the Mortgage Loans have
Pass-Through Rates which fall within the parameters set forth beginning on page under 'Description of the Mortgage Pool' herein, each monthly payment is
received on its Due Date commencing       , 199[ ], the first monthly payment on
the Certificates is received on            , 199[ ], no optional termination of
the Trust occurs, no default in the payment of any Mortgage Loan occurs, prepayments on the Mortgage Loans are received on the last day of each month
commencing            , 19  at the various percentages of the [Basic Prepayment
Assumption] specified in the table, all prepayments will be prepayments in full and 30 days of interest is received in connection with such prepayments. (Certificateholders generally will receive less than 30 days of interest on prepayments. See 'Description of the Certificates -- Distributions of Interest' herein.) Any discrepancy between the characteristics of the Mortgage Loans actually included in the Mortgage Pool and the characteristics of the Mortgage Loans expected to be so included may affect the percentages of the outstanding Class Principal Balances set forth in the table and the weighted average lives of the Certificates. In addition, to the extent that the Mortgage Loans that are actually included in the Mortgage Pool have characteristics that differ from those assumed in preparing the following table, the outstanding Class Principal Balance of any Class of Certificates may be reduced to zero earlier or later than indicated by the table.

     Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the following table. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the [Basic Prepayment Assumption]. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the [Basic Prepayment Assumption].

     Based on the foregoing assumptions, the following table indicates the projected weighted average life of each Class of Certificates (other than the Class Certificates) and sets forth the percentages of the initial outstanding Class Principal Balance of each such Class of Certificates that would be outstanding after each of the dates shown at various constant percentages of the [Basic Prepayment Assumption].

[PREPAYMENT TABLE]

[YIELD CONSIDERATIONS WITH RESPECT TO THE ADJUSTABLE STRIP CERTIFICATES

     The following table illustrates the significant effect that Principal Prepayments on the Mortgage Loans have upon the pre-tax yield to maturity of the Adjustable Strip Certificates. The actual prices to be paid on the Adjustable Strip Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. The table shows hypothetical pre-tax yields to maturity for the Adjustable Strip Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the [Basic Prepayment Assumption] described above. The table has been prepared based on the same assumptions underlying the table on
page       relating to percentages of the [Basic Prepayment Assumption] other than 0% of the [Basic Prepayment Assumption], and the additional assumption that the Adjustable Strip Certificates are purchased on the Closing Date at the purchase prices stated in the table, including accrued interest from the Cut-Off Date.

                                                                                          PRE-TAX
                                                          CERTIFICATES               YIELD TO MATURITY
                        CLASS                                PRICE             [BASIC PREPAYMENT ASSUMPTION]
------------------------------------------------------    ------------     -------------------------------------





                                                          ------------                 ----------


     The yields set forth in the preceding table were calculated by initially determining, for each prepayment assumption shown in the table, the monthly discount rate which, when applied to the assumed stream of cash flows to be paid to the Adjustable Strip Certificateholders, would cause the discounted present value of such assumed stream to equal the assumed purchase price including accrued interest for the Adjustable Strip Certificates. These monthly discount rates were then converted to corporate bond equivalent yields, which are higher than the monthly discount rates because they are based on semiannual compounding.

     On the basis of a constant prepayment rate of approximately   % of the
[Basic Prepayment Assumption], a purchase price of $          including accrued
interest, and the assumptions described above, the pre-tax yield to maturity of the Adjustable Strip Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, an investor in the Adjustable Strip Certificates would not fully recoup the initial purchase price of such Certificates.

     It is unlikely that the characteristics of the Mortgage Loans will correspond exactly to those assumed in preparing the tables above. The yields to maturity of the Adjustable Strip Certificates therefore will differ even if all the Mortgage Loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the Mortgage Loans will prepay at a constant percentage of the [Basic Prepayment Assumption] until maturity or that all of the Mortgage Loans will prepay at the same percentage of the [Basic Prepayment Assumption], and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of the Adjustable Strip Certificates. There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association ('GNMA'), the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') may not be comparable to prepayments expected to be experienced by the Mortgage Pool, because the Mortgage Loans may have characteristics which differ from mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

     The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.]

[INVERSE FLOATER CERTIFICATE YIELD CONSIDERATIONS

     The yield to investors in the Inverse Floater Certificates will be extremely sensitive to the level of [COFI]. The Certificate Interest Rate on the Inverse Floater Certificates will vary inversely with, and at a multiple of, [COFI].

     Changes in [COFI] may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased rate of [COFI].

     To illustrate the significance of changes in [COFI] and prepayments on the distributions on the Inverse Floater Certificates, the following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of [BPA] and varying levels of [COFI] indicated. Because the rate of distribution of principal on the Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and Mortgage Interest Rates higher or lower than those assumed, the pre-tax yields to maturity on the Inverse Floater Certificates are likely to differ from those shown in the following table, even if all the Mortgage Loans prepay at the indicated percentages of [BPA] and the weighted average remaining term to maturities of the Mortgage Loans is as assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of [COFI]. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of [BPA] until maturity, that all of such Mortgage Loans will prepay at the same rate, or that the level of [COFI] will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

     The table set forth below is based on the assumptions described in clauses
      in the       paragraph on page S-  (including the assumptions regarding the characteristics and performance of the Mortgage Loans and the Certificates which differ from the actual characteristics and may differ from the actual
performance thereof), and assuming further that (i) on       and on each Rate
Adjustment Date thereafter, [COFI] will be at the rate shown, (ii) the aggregate
purchase price of the Inverse Floater Certificates is $          (which includes
accrued interest from the Cut-Off Date through but not including          ) and
(iii) the initial Inverse Floater Certificate Interest Rate is       % per
annum. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown in the table or at any other particular rate, that the pre-tax yield to maturity on the Inverse Floater Certificates will correspond to any of the pre-tax yields shown herein, that the rate of [COFI] will correspond to the levels shown herein or that the aggregate purchase price of the Inverse Floater Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate rates of [COFI] to be assumed in deciding whether or not to purchase an Inverse Floater Certificate.

        SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE INVERSE FLOATER
                     CERTIFICATES TO PREPAYMENTS AND [COFI]

                                                                   PERCENTAGE OF [BPA]
                                                    --------------------------------------------------
                     [COFI]                           %          %          %          %          %
                     ------                         ------     ------     ------     ------     ------

                       %
                       %
                       %
                       %
                       %

     This table has been prepared based on the assumptions described on page
S- (including the assumptions regarding the characteristics and the performance of the Mortgage Loans and the Certificates which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

     The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Inverse Floater Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the purchase price shown and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different rates at which investors may be able to reinvest funds received by them as distributions on the Inverse Floater Certificates, and thus do not reflect the return on any investment in the Inverse Floater Certificates when any reinvestment rates other than the discount rates are considered.]

[RESIDUAL CERTIFICATE YIELD CONSIDERATIONS

     Any distributions payable on the Residual Certificates may be subject to United States federal income tax withholding in an amount equal to the total distributions paid thereon which would result in a zero after-tax rate of return. The Residual Certificates bear a greater risk of loss than the other Classes of Senior Certificates because of their later priority for distributions of principal and because the interest thereon is added to the Certificate Principal Balances thereof until such principal distributions commence.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See 'Certain Federal Income Tax Consequences' in the Prospectus.]

[ADDITIONAL INFORMATION]

     The Company intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more classes of the [Offered] Certificates on a Current Report on
Form 8-K to be dated [            ]. Such tables and materials were prepared by
the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this Supplement.

                              CREDIT ENHANCEMENTS

[THE MORTGAGE POOL INSURANCE POLICY

     The Mortgage Pool Insurance Policy for the Certificates will be issued by
the Insurer,      . Claims under the Mortgage Pool Insurance Policy will be
limited to an aggregate initial amount [(to be specified in the Current Report on Form 8-K referred to above under 'Description of the Mortgage
Pool -- Additional Information')] [equal to not less than   % of the aggregate
principal balance of the Mortgage Loans that are not covered as to their entire outstanding principal balances by Primary Insurance Policies as of the Cut-Off Date.] [The Mortgage Pool Insurance Policy will include an Advance Claims Endorsement.] [The Mortgage Pool Insurance Policy will [also] include an endorsement which provides that the insurer will pay claims presented thereunder although claims against the applicable Primary Insurance Policy have not been settled due to insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Insurance Policy.] The coverage provided by the Mortgage Pool Insurance Policy may be cancelled or reduced, provided that the then current rating of the Certificates assigned by will not be adversely affected thereby.

     The Insurer is a[n]   corporation engaged principally in the business of
insuring mortgage loans on residential properties against default in payment by
the mortgagor. At December 31, 199 , the Insurer had at risk $          billion
covering approximately $          billion of residential mortgages. At such
date, the Insurer had total assets of approximately $          million, capital
and surplus aggregating $          million and statutory contingency reserves of
$          million, resulting in total policyholders' reserves of approximately
$          million. The information set forth in this paragraph has been provided by the Insurer. The Company makes no representation as to the accuracy or completeness of such information.]

[THE SPECIAL HAZARD [RESERVE FUND] [LETTER OF CREDIT] [INSURANCE POLICY]

     [The Special Hazard Reserve Fund for the Mortgage Pool will be established with a financial institution[, the debt obligations of which are rated at least
'      ' by            ] [acceptable to the Rating Agencies] to cover a
specified amount of certain losses arising from special hazards. The initial coverage amount of the Special Hazard Reserve Fund is expected to be
approximately      , which is equal to the greatest of (a) the aggregate
principal balance of the Mortgage Loans located in the single California zip code zone that has the largest aggregate principal balance of Mortgage Loans,
(b) % of the aggregate unpaid principal balance of the Mortgage Loans or (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the amount of such Special Hazard Reserve Fund will be reduced to an amount equal to the greatest of (a), (b) and (c), calculated as of the preceding
      1. However, if the balance of the Special Hazard Reserve Fund as of 1 has been reduced by payment of special hazard losses to an amount less than the greatest of (a),
(b) and (c), the Company will not be obligated to deposit additional amounts in the Special Hazard Reserve Fund on such anniversary of the Cut-Off Date. The coverage provided by the Special Hazard Reserve Fund may be cancelled or further reduced, provided that the then current rating of the Certificates obtained by will not be adversely affected thereby.]

     [The Special Hazard Letter of Credit will be issued by             , in an
amount equal to the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code zone that has the largest aggregate principal balance of Mortgage Loans, (b) % of the aggregate unpaid principal balance of the Mortgage Loans or (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the amount available under the Special Hazard Letter of Credit will be reduced to an amount equal to
the greatest of (a), (b) and (c), calculated as of the preceding       1.
Moreover, the amount available as of each anniversary of the Cut-Off Date will in no event be greater than the coverage amount on the immediately preceding anniversary, reduced by all payments made in respect of special hazard losses during such year. The coverage provided by the Special Hazard Letter of Credit may be cancelled or reduced, provided that the then current rating of the
Certificates obtained from       will not be adversely affected thereby. At
December 31, 199 ,       had total assets of approximately $          and total
policyholders' surplus of $          . The information set forth in the
preceding sentence has been provided by       , and the Company makes no
representation as to the accuracy or completeness of such information.]

     [The Special Hazard Insurance Policy for the Mortgage Pool will be issued
by the Special Hazard Insurer,            , a[n]       corporation. Claims under
such policy initially will be limited to an amount equal to the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code zone that has the largest aggregate principal balance of Mortgage Loans, (b) % of the aggregate unpaid principal balance of the Mortgage Loans or (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the amount of coverage will be reduced to an amount equal to the
greatest of (a), (b) and (c), calculated as of the preceding             1.
Moreover, the coverage amount of the Special Hazard Insurance Policy as of each anniversary of the Cut-Off Date will in no event be greater than the balance on the immediately preceding anniversary, reduced by all payments made in respect of claims thereunder during such year. The coverage provided by the Special Hazard Insurance Policy may be cancelled or reduced, provided that the then
current rating of the Certificates obtained from       will not be adversely
affected thereby. At December 31, 199 ,       had total assets of approximately
$          and total policyholders' surplus of $          . The information set
forth in the preceding sentence has been provided by , and the Company makes no representation as to the accuracy or completeness of such information.]]

[THE MORTGAGE REPURCHASE [RESERVE FUND] [LETTER OF CREDIT] [BOND]

     Some or all of the Primary Insurance Policies may contain an exclusion from coverage for circumstances involving fraudulent conduct or negligence by the Seller, the [Servicer] [Seller/Servicer] or the Mortgagor. The [Master] Servicer will agree to repurchase any such Mortgage Loan for which Primary Insurance Policy coverage is ultimately not available solely by reason of such exclusion. A Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond] will be [obtained] [established] for the Mortgage Pool to support the [Master] Servicer's repurchase obligation.

     The Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond] will be in
an aggregate amount of $          , which is equal to   % of the aggregate
outstanding principal balance of the Mortgage Loans as of the Cut-Off Date. This coverage amount will be maintained during the first year of the Mortgage Pool and will thereafter be reduced on [the first anniversary of the Cut-Off Date to
  % of the aggregate outstanding principal balance of the Mortgage Loans on such date, and thereafter on] each anniversary of the Cut-Off Date to an amount equal
to   % of the then aggregate outstanding principal balance of the Mortgage
Loans. In addition, the coverage provided by the Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond] may be cancelled or reduced, provided that the then current rating of the Certificates obtained from will not be adversely affected thereby. Coverage provided by the Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond] will terminate five years after the Cut-Off Date.

     [The Mortgage Repurchase Reserve Fund for the Mortgage Pool will be established and maintained with a financial institution, the debt obligations of
which are rated at least '      ' by            . Amounts placed in
such Reserve Fund may be invested for the benefit of the [Master] Servicer in
instruments rated not less than '      ' by            . Such Reserve Fund will
initially be established at      ,       ,       , with a cash deposit by the
[Master] Servicer.]

     [The Mortgage Repurchase Letter of Credit will be issued by       . As of
December 31, 199 , had total assets of approximately $      and total
liabilities of approximately $          .] [The information set forth in this
paragraph concerning       has been provided by       . The Company makes no
representation as to the accuracy or completeness of such information.

     [The Mortgage Repurchase Bond will be issued by , a[n]      corporation. At
December 31, 199 , had total assets of approximately $          and total
policyholders' surplus of $          .]]

[THE BANKRUPTCY [RESERVE FUND] [LETTER OF CREDIT] [BOND]

     Under the terms of the Pooling Agreement, the [Master] Servicer will agree to pay to the Trustee for the benefit of Certificateholders any portion of the principal balance of a Mortgage Loan that becomes unsecured pursuant to a ruling under the federal Bankruptcy Code. The [Master] Servicer will also agree to pay to the Trustee for the benefit of Certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment pursuant to a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the Pooling Agreement. The [Master]Servicer will have the option, in lieu of making such payments, to repurchase any Mortgage Loan affected by bankruptcy court rulings. To insure the [Master] Servicer's obligation to make the payments described above, [a Bankruptcy [Letter of Credit] [Bond] will be issued by
      .] [The [Master] Servicer will establish and maintain a Bankruptcy Reserve Fund with a financial institution, the debt obligations of which are rated at
least ' ' by      . Amounts placed in such Reserve Fund may be invested for the benefit of the [Master] Servicer in instruments rated not less than ' '
by      .]

     The [Master] Servicer's payment obligations and the related coverage under the Bankruptcy [Reserve Fund] [Letter of Credit] [Bond] shall in no event exceed the Bankruptcy coverage. The Bankruptcy Coverage shall be reduced by the amount of any payment by the [Master] Servicer in accordance with the preceding paragraph. The [Master] Servicer's payment obligations and the coverage amount of the Bankruptcy [Reserve Fund] [Letter of Credit][Bond] may be cancelled or reduced, provided that the then current rating of the Certificates obtained from will not be adversely affected thereby. [See ' -- The Mortgage Repurchase [Reserve Fund] [Letter of Credit] [Bond]' above for certain financial
information regarding       .] [At December 31, 199 ,       had total assets of
approximately $          , and total liabilities of $          . The information
set forth in the preceding sentence has been provided by       , and the Company
makes no representation as to the accuracy or completeness of such information.]]

                        CERTAIN LEGAL INVESTMENT ASPECTS

     At the time of their issuance, the Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act ('SMMEA'), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to 'mortgage related securities,' the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates and national banks may purchase Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.'SS'24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may become subject to restrictions on investment in the Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Office of Thrift Supervision have adopted guidelines regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Certificates. In addition, several states have adopted regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities, such as the Certificates, including securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of such investors' assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.]

                              ERISA CONSIDERATIONS

     Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Certificates. See 'ERISA Considerations' in the Prospectus.

     [discussion of PTCE 83-1, Underwriter's PTCE, and/or other prohibited transaction class exemptions or prohibited transaction exemptions relevant or potentially relevant to the Certificates]

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     [The Certificates may be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes
is   % of the Basic Prepayment Assumption. See 'Yield and Prepayment
Considerations' herein.]

     For federal income tax purposes, the Company will cause an election to be made to treat the Trust as a REMIC. The Certificates will be designated as REMIC regular interests. As REMIC regular interests, the Certificates will generally be treated as debt for federal income tax purposes. Certificateholders will be required to include in income all interest on the Certificates in accordance with the accrual method of accounting regardless of the Certificateholders' usual methods of accounting.

     [The Certificates will generally be treated as 'qualifying real property loans' for mutual savings banks and domestic building and loan associations, 'loans secured by an interest in real property' for domestic building and loan associations, and 'real estate assets' for real estate investment trusts ('REITs') in the same proportion that the assets in the REMIC would be so treated. In addition, interest on the Certificates will generally be treated as 'interest on obligations secured by mortgages on real property' for REITs to the extent that such Certificates are treated as 'real estate assets'. See 'Certain Federal Income Tax Consequences' in the Prospectus.]

     [additional discussion of applicable income tax matters]

                             METHOD OF DISTRIBUTION

     [Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, all of the Certificates. The aggregate proceeds (excluding accrued interest) to the Company from the sale of the
Certificates, before deducting expenses estimated to be $          , will be
approximately   % of the initial aggregate Certificate Principal Balance of the
Certificates. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all of such Certificates if any are taken. Distribution of such Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.]

     The    Certificates are being offered by [the Company in a direct
placement] [     , acting as] [placement agent on an agency basis]
[Underwriter(s) on a firm commitment underwriting basis] [the Underwriters named below, for whom is acting as Representative.] [The [placement agent] [Underwriter] will receive compensation in the form of a[n] [selling commission]
[underwriting discount] equal to   % of the adjusted aggregate principal balance
of the Mortgage Loans as of the Cut-Off Date.] [The Underwriter has agreed, subject to the terms and conditions of its Underwriting Agreement with the Company, to purchase from the Company all of the Certificates constituting at a
price equal to   % of the adjusted aggregate outstanding principal balances of the Mortgage Loans evidenced thereby. The Underwriter is obligated to purchase all of such Certificates if any are purchased.] [The Certificates will be acquired by the Underwriter[s] for [its] [their] own account and may be resold at the same time or from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.]

     [After the initial offering to the public, the offering price and selling terms may be changed from time to time by the Underwriter[s].]

     [The difference between the purchase price for the Certificates paid to the Company and the proceeds from the sale of these Certificates realized by the Underwriter[s] will constitute underwriting discounts and commissions.]

     [The Underwriting Agreement contains provisions whereby, if any Underwriter defaults in its obligation to purchase Certificates, the commitments of nondefaulting Underwriters may be increased].

                        NAME                                    ADJUSTED PRINCIPAL BALANCE
-----------------------------------------------------   ------------------------------------------





                                                        $
                                                        ------------
                                                        Total                         $
                                                                                      ------------

     [The Representative has advised the Company that sales of Certificates to
certain dealers may be made at a concession of   % of the adjusted aggregate
principal balance evidenced thereby and that the Underwriters may allow, and
such dealers may reallow, discounts not in excess of   % of the adjusted
aggregate principal balance evidenced thereby on sales to certain other dealers.]

     [The Company has agreed to indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.]

     [PNC Capital Markets, Inc., an Underwriter, is an affiliate of the Depositor.]

     [This Prospectus Supplement and the related Prospectus may be used by PNC Capital Markets, Inc., an affiliate of the Depositor, in connection with offers and sales related to secondary market transactions in the Certificates. PNC Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.]

     [See 'The Company -- Relationships with Affiliates' in the Prospectus for a description of the affiliation between the Underwriter and the Company.] [Pending final sale of the Certificates, the Company may cause the Certificates to be issued to itself and may enter into repurchase agreements or secured lending arrangements for purposes of financing the holding of Certificates by the Company.]

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe, San Francisco, California.
[            ,             , will pass upon certain legal matters on behalf of
the Underwriter(s).]

                              [CERTIFICATE RATING

     It is a condition to the issuance of the Certificates that they be rated
['  '] by            . A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.]

     The ratings on the Certificates address the likelihood of the receipt by Certificateholders of all distributions on the underlying Mortgage Loans, in light of the structural and legal aspects associated with the Certificates and the nature of the underlying Mortgage Loans. The ratings do not represent any assessment of the likelihood that Principal Prepayments by Mortgagors might differ from those originally anticipated. As a result of such differences in Principal Prepayments, Certificateholders might suffer a lower than anticipated yield. [The ratings also do not address the likelihood that the [Master] Servicer will be able to repurchase any Mortgage Loan which has been converted from an adjustable-rate loan to a fixed-rate loan.] See 'Yield and Prepayment Considerations' herein.]

PROSPECTUS
                         PNC MORTGAGE SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER
                       MORTGAGE PASS-THROUGH CERTIFICATES


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING
ON PAGE 5 IN THIS PROSPECTUS.

A certificate will represent an interest only in the trust created for that series of certificates. A certificate will not represent an interest in or an obligation of PNC Mortgage Securities Corp., PNC Bank Corp. or any of their affiliates.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

PNC MORTGAGE SECURITIES CORP. MAY PERIODICALLY ISSUE
CERTIFICATES REPRESENTING INTERESTS IN A TRUST THAT
CONSISTS PRIMARILY OF MORTGAGE LOANS. THE CERTIFICATES
WILL BE ISSUED IN SERIES, AND EACH SERIES OF
CERTIFICATES WILL REPRESENT INTERESTS IN A DIFFERENT
TRUST ESTABLISHED BY PNC MORTGAGE SECURITIES CORP.

EACH TRUST WILL CONSIST OF:

 a pool of mortgage loans secured by residential properties, which may include cooperative apratments, described in detail in the accompanying prospectus supplement.

 related property and interests; and

 other property as described in the accompanying prospectus supplement.

THE CERTIFICATES IN A SERIES:

 will represent interest in a trust and will be paid only from the assets of that trust; and

 may be divided into multiple classes of certificates, and, if so, each class may:

  receive a different fixed or variable rate of interest;

  be subordinated to other classes of certificates in that series;

  represent interests in only certain of the assets of the trust;

  receive principal at different times; and

  have different forms of credit enhancement.

The certificates may be offered to the public through different methods as described in 'Methods of Distribution' in this prospectus. PNC Capital Markets Inc., an affiliate of PNC Mortgage Securities Corp., may act as agent or underwriter in connection with the sale of the certificates. This prospectus and the accompanying prospectus supplement may be used by PNC Capital Markets, Inc. in secondary market transactions in connection with the offer and sale of any certificates. PNC Capital Markets, Inc. may act as principal or agent in such transactions and such sales will be made at prevailing market prices or otherwise.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                October 20, 1998

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption 'Index of Terms' beginning on page 81.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
RISK FACTORS.....................................     5
THE MORTGAGE POOLS...............................     8
     General.....................................     8
     Conversion of Mortgage Loans................    11
USE OF PROCEEDS..................................    12
YIELD CONSIDERATIONS.............................    12
     General.....................................    12
     Effective Interest Rate.....................    12
MATURITY, AVERAGE LIFE AND PREPAYMENT
  ASSUMPTIONS....................................    14
     Redemption of Certificates or Underlying
       Mortgage Loans............................    15
THE COMPANY......................................    15
     Mortgage Purchase Program...................    15
     Loan Standards..............................    16
     Credit, Appraisal and Underwriting
       Standards.................................    16
     Seller Warranties and Indemnification of the
       Company...................................    17
     Relationships with Affiliates...............    18
DESCRIPTION OF CERTIFICATES......................    18
     General.....................................    18
     Assignment of Mortgage Loans................    19
     Substitution of Mortgage Loans..............    21
     Representations and Warranties..............    21
     Servicing...................................    22
     Retained Yield..............................    23
     Payments on Mortgage Loans; Custodial
       Accounts for P&I, Investment Account,
       Certificate Account and Reserve Account...    24
     Distributions on Certificates...............    28
     Reports to Certificateholders...............    29
     Advances....................................    30
     Collection and Other Servicing Procedures...    31
     Servicing Compensation and Payment of
       Expenses..................................    32
     Evidence as to Compliance...................    34
     Certain Matters Regarding the Master
       Servicer, the Servicer, the Certificate
       Administrator and the Company.............    34
     Events of Default...........................    35
     Rights Upon Event of Default................    36
     Amendment...................................    37
     List of Certificateholders..................    37
     Termination.................................    37
     Redemption Agreement........................    38
     Put Option..................................    38
     The Trustee.................................    38
                                                    PAGE
                                                    ----
PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA
  MORTGAGE GUARANTY, HAZARD INSURANCE; CLAIMS
  THEREUNDER.....................................    39
     Primary Insurance...........................    39
     FHA Mortgage Insurance......................    40
     VA Mortgage Guaranty........................    41
     Hazard Insurance............................    41
DESCRIPTION OF CREDIT ENHANCEMENTS...............    43
     Mortgage Pool Insurance.....................    44
     Subordination...............................    45
     The Fraud Bond..............................    46
     The Bankruptcy Bond.........................    46
     Special Hazard Insurance....................    47
     Letter of Credit............................    48
     Reserve Fund................................    48
     Certificate Insurance Policies..............    48
     Maintenance of Credit Enhancements; Claims
       Thereunder and Other Realization Upon
       Defaulted Mortgage Loans..................    48
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS......    51
     Cooperative Loans...........................    51
     Tax Aspects of Cooperative Ownership........    52
     Foreclosure.................................    53
     Foreclosure on Shares of Cooperatives.......    54
     Rights of Redemption........................    55
     Anti-Deficiency Legislation and Other
       Limitations on Lenders....................    55
     Enforceability of Certain Provisions........    56
     Applicability of Usury Laws.................    56
     Alternative Mortgage Instruments............    57
     Environmental Risks.........................    57
ERISA CONSIDERATIONS.............................    58
     Plan Asset Regulation.......................    59
     Underwriter's Exemption.....................    59
     Other Exemptions............................    61
     Insurance Company General Accounts..........    61
     Representations from Investing Plans........    62
     Tax-Exempt Plan Investors...................    62
     Consultation with Counsel...................    62
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........    63
     Classification of REMIC Trust Funds.........    63
     Characterization of Investments in REMIC
       Certificates..............................    63
     Taxation of Owners of REMIC Regular
       Certificates..............................    64
          Original Issue Discount................    64

                                       3

                                                    PAGE
                                                    ----
          Market Discount and Premium............    68
          Realized Losses........................    69
          Callable Class Certificates............    69
     Taxation of Owners of REMIC Residual
       Certificates..............................    71
          General................................    71
          Taxable Income or Net Loss of the REMIC
            Trust Fund...........................    71
          Basis Rules and Distributions..........    72
          Excess Inclusions......................    72
          Noneconomic REMIC Residual
            Certificates.........................    73
          Tax-Exempt Investors...................    74
          Real Estate Investment Trusts..........    74
          Mark-to-Market Rules...................    74
     Sales of REMIC Certificates.................    74
     Pass-Through of Servicing Fees..............    76
     Prohibited Transactions and Other Possible
       REMIC Taxes...............................    76

                                                    PAGE
                                                    ----
     Termination of a REMIC Trust Fund...........    76
     Reporting and Other Administrative Matters
       of REMICs.................................    77
     Backup Withholding with Respect to REMIC
       Certificates..............................    77
     Foreign Investors in REMIC Certificates.....    77
          REMIC Regular Certificates.............    77
          REMIC Residual Certificates............    78
     New Withholding Regulations.................    78
     State and Local Taxation....................    79
     Call Right..................................    79
METHODS OF DISTRIBUTION..........................    79
TRANSFERABILITY OF CERTIFICATES..................    80
LEGAL MATTERS....................................    80
FINANCIAL INFORMATION............................    80
ADDITIONAL INFORMATION...........................    80
INDEX OF TERMS...................................    81

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT) IN DECIDING WHETHER TO PURCHASE ANY OF THE CERTIFICATES.

LACK OF SECONDARY MARKETS MAY LIMIT YOUR ABILITY  A secondary market for the certificates of any series may not
TO RESELL YOUR CERTIFICATES                       develop. If a secondary market does develop, it might not
                                                  continue or it might not be sufficiently liquid to allow you to resell any of your certificates. An underwriter may decide to establish a secondary market for a particular series of
                                                  certificates. If so, the prospectus supplement for that series of certificates will indicate this intention. However, no
                                                  underwriter will be obligated to do so. The certificates will not be listed on any securities exchange.

THERE IS NO SOURCE OF PAYMENTS FOR YOUR           When you buy a certificate, you will not own an interest in PNC
CERTIFICATES OTHER THAN PAYMENTS ON THE MORTGAGE  Mortgage Securities Corp., PNC Bank Corp or any of their
LOANS IN THE TRUST                                affiliates. You will own an interest in the Trust established for that series of certificates. Your payments come only from assets in the Trust. Therefore, the mortgagors' payments on the mortgage loans included in the Trust (and any credit
                                                  enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of
                                                  payments.
                                                  Moreover, no governmental agency either guarantees or insures payments on the Certificates or any of the mortgage loans.
                                                  PNC Securities Corp. and/or the Servicers will have limited obligations. These will usually include:
                                                  the obligation under certain circumstances to repurchase the mortgage loans if there has been a breach of representations and warranties;
                                                  advancing payments on the mortgage loans when the mortgagor is delinquent if the applicable Master Servicer believes the
                                                   advance is recoverable; and
                                                  various servicing and/or administrative obligations made in the
                                                   Pooling Agreement and/or servicing contracts.

YOU BEAR THE RISK OF CERTAIN MORTGAGOR DEFAULTS;  Because your certificates represent an interest in the mortgage
CERTAIN OF THE MORTGAGE LOANS MAY BE ESPECIALLY   loans, your investment may be affected by a decline in real
PRONE TO DEFAULTS                                 estate values and changes in individual mortgagor's financial conditions. Investors should be aware that value of the
                                                  mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the res idential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent your
                                                  certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, certain types of mortgage loans which have higher than average rates of default may be

                                                  included in the Trust that issues your certificate. The
                                                  following types of loans may be included:
                                                  mortgage loans that are subject to 'negative amortization'. The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This
                                                   increases the likelihood of default;
                                                  mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as balloon loans.
                                                   Such loans require a large payment at their stated maturity.
                                                   These loans involve a greater degree of risk because the
                                                   ability of a mortgagor to make this final payment typically depends on the ability to refinance the loan or sell the
                                                   related mortgaged property;
                                                  mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and
                                                  mortgage loans that are concentrated in certain regions, States or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets.
                                                   This may cause higher rates of loss and delinquency.
                                                  See 'Description of the Mortgage Pools' in the prospectus
                                                  supplement to see if any of these or other types of special risk loans are present in the mortgage pool applicable to your certificates.

CREDIT ENHANCEMENTS MAY BE LIMITED OR REDUCED     The prospectus supplement related to your certificates may
AND THIS MAY CAUSE YOUR CERTIFICATES TO BEAR      specify that credit enhancements will provide some protection
MORE RISK OF MORTGAGOR DEFAULTS                   to cover certain losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to)
                                                  the following: subordination of one or more classes of
                                                  certificates to other classes of certificates in the same
                                                  series; an insurance policy on a particular class of
                                                  certificates; a letter of credit; a mortgage pool insurance policy; a special hazard insurance policy; a fraud bond; a bankruptcy bond; a reserve fund; or any combination thereof.
                                                  See 'Description of the Credit Enhancements' herein. See also
                                                  'Credit Enhancements' in the prospectus supplement in order to see what forms of credit enhancements apply to your
                                                  certificates.

                                                  Regardless of the form of credit enhancement, an investor
                                                  should be aware that:
                                                  The amount of coverage is usually limited;
                                                  The amount of coverage will usually be reduced over time
                                                   according to a schedule or formula;
                                                  The particular form of credit enhancements may provide coverage only to certain types of losses on the mortgage loans, and not to other types of losses;
                                                  The particular form of credit enhancements may provide coverage only to certain certificates and not other certificates of the same series; and

                                                  If the applicable rating agencies believe that the rating on the certificates will not be adversely affected, certain types of credit enhancements may be reduced or terminated.

IF THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS  The yield to maturity of your certificates will depend
IS DIFFERENT THAN EXPECTED, YOUR YIELD MAY BE     primarily on the price you paid for your certificates andthe
CONSIDERABLY LOWER THAN ANTICIPATED               rate of principal payments on the mortgage loans in the
                                                  applicable Trust. The rate of principal payments includes
                                                  scheduled payments of interest and principal, prepayments, liquidations dues to defaults and repurchases. If the rate of prepayments on the mortgage loans related to your certificates is higher or lower than anticipated, the yield to maturity may be adversely affected. The yield on some types of certificates are more sensitive to variations in prepayments than others.
                                                  For example, certificates that receive only payments of
                                                  interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high or if a
                                                  redemption or call feature of the certificates or the
                                                  underlying mortgage loans occurs, the holders of such
                                                  certificates may not fully recoup their initial investment. See
                                                  'Yield Considerations' and 'Maturity, Average Life and
                                                  Prepayment Assumptions' in this prospectus. See also 'Risk
                                                  Factors' and 'Yield and Prepayment Considerations' in the
                                                  prospectus supplement for more information concerning the
                                                  prepayment risks pertaining to your certificates.

THE REDEMPTION OF THE CERTIFICATES OR THE         Your certificates may be subject to redemption or other call
UNDERLYING MORTGAGE LOANS WILL AFFECT YOUR YIELD  features. Likewise, the underlying mortgage loans may be subject to a call feature which would result in the retirement of the certificates. Such an event would affect the average life and yield of each class of certificates in such series.
                                                  See 'Yield Considerations' and 'Maturity, Average Life and
                                                  Prepayment Assumptions' in this prospectus.

                              THE MORTGAGE POOLS*

GENERAL

     Unless otherwise indicated in the applicable Prospectus Supplement, each Mortgage Pool will consist entirely of either fixed- or adjustable-rate mortgage loans (the 'Mortgage Loans') evidenced by promissory notes (the 'Mortgage Notes') secured by first mortgages, deeds of trust or security deeds (the 'Mortgages') on one- to four-family residential properties or multi-family residential properties (the 'Mortgaged Properties'). The types of Mortgaged Properties securing the Mortgage Loans in each Mortgage Pool may include (a) owner occupied, (i) attached or detached single-family residences, including residences in planned unit developments, (ii) two- to four-family primary residences and (iii) condominiums or other attached dwelling units, (b) second/vacation homes and nonowner occupied residences, and (c) leasehold in the underlying Mortgaged Property and such other types of homes or dwellings as are set forth in the related Prospectus Supplement. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain cooperative apartment loans ('Cooperative Loans') evidenced by promissory notes ('Cooperative Notes') secured by security interests in shares issued by private cooperative housing corporations (each, a 'Cooperative') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, 'Mortgage Loans' includes Cooperative Loans, 'Mortgaged Properties' includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, 'Mortgage Notes' includes Cooperative Notes and 'Mortgages' includes a security agreement with respect to a Cooperative Note.

     The Mortgage Loans to be purchased by PNC Mortgage Securities Corp. (the 'Company') for inclusion in a Mortgage Pool will be screened and underwritten in accordance with the standards set forth herein under 'The Company -- Mortgage Purchase Program' and ' -- Credit, Appraisal and Underwriting Standards'. The Mortgage Loans in each Mortgage Pool will be originated by or purchased from lending institutions which meet the requirements set forth under 'The
Company -- Mortgage Purchase Program' (such institutions, 'Sellers'). Generally, with respect to each Series, the Company, another entity set forth in the related Prospectus Supplement (who will generally be a Seller) (a 'Servicing Entity') or the Company together with such Servicing Entity will be responsible for the servicing and administration of the Mortgage Loans (in such capacity, each of the Company and/or such Servicing Entity, a 'Master Servicer') and the Sellers will perform certain servicing functions with respect to the Mortgage Loans (in such capacity, 'Seller/Servicers'), which term includes related servicing corporations, agents and replacement servicers designated by the Company. In the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to a single Series, (i) each of the Company and such Servicing Entity will act as Master Servicer only for a specific group or groups of Mortgage Loans in the related Mortgage Pool (a 'Mortgage Loan Servicing Group') as set forth in the related Prospectus Supplement, (ii) the duties, obligations and liabilities of each the Company and such Servicing Entity shall relate only to its respective Mortgage Loan Servicing Group, and
(iii) the Company, unless otherwise specified in the related Prospectus Supplement, will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other services specified in the Pooling Agreement (in such capacity, the 'Certificate Administrator'). Unless otherwise specified in the related Prospectus Supplement, in the event that a Servicing Entity is the only Master Servicer with respect to any Series, such Servicing Entity will be the Certificate Administrator with respect to such Series. If so specified in the applicable Prospectus Supplement, however, (i) the servicing of the Mortgage Loans will be performed by the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund, or by a qualified servicer selected by the Company (either entity acting in such capacity, the 'Servicer'), (ii) there will not be a Master Servicer and (iii) the Company will act as the Certificate Administrator. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or

------------
* Whenever in this Prospectus the terms 'Mortgage Pool', 'Certificates' and 'Trust Fund' are used, those terms apply, unless the context indicates otherwise, to one specific Mortgage Pool, to the Series of Certificates representing undivided interests in the related Trust Fund and to the related Trust Fund, respectively. Similarly, the term 'Certificate Interest Rate' will refer to the rate of interest borne by the Certificates of one specific Series (or borne by one Class of Certificates of one specific Series).

independent contractors, but shall not thereby be released from any of their obligations under the Pooling Agreement. See 'Description of Certificates -- Servicing'. The applicable Prospectus Supplement will set forth information respecting the number and principal amount of Mortgage Loans which were originated for the purpose of (a) purchasing and (b) refinancing the related Mortgaged Properties.

     To the extent specified in the applicable Prospectus Supplement, Mortgage Loans with loan-to-value ratios and/or principal balances exceeding certain limits will be covered partially by Primary Insurance Policies. A Mortgage Pool may include Mortgage Loans insured by the Federal Housing Administration ('FHA') or guaranteed by the Department of Veterans Affairs ('VA'), which loans will be covered by FHA insurance policies ('FHA Insurance Policies') and VA guaranties ('VA Guaranties'), respectively. Mortgage Loans guaranteed by the VA ('VA Loans') may also be covered by supplemental Primary Insurance Policies. In addition, if specified in the applicable Prospectus Supplement, the Company or a Servicing Entity, as applicable, as Master Servicer, the Seller or the Servicer, as applicable, may obtain or establish one or more credit enhancements for a Mortgage Pool. Any such credit enhancement will be described in the applicable Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Certificates and may include, but will not necessarily be limited to, any of the following: a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Fraud Bond, a Bankruptcy Bond, a Letter of Credit, a Reserve Fund, a certificate insurance policy, or any combination of the foregoing. Coverage of certain risks of default or loss may also be provided to a particular Class or Classes of Certificates by the subordination in right of payment of one or more Classes of Certificates of the same Series to the right of holders of such Class or Classes of Certificates to receive payments. See 'Description of Credit Enhancements'.

     Unless otherwise specified in the related Prospectus Supplement for any Series of Certificates, all Mortgage Loans will be of one or more of the following types of Mortgage Loans of varying terms at origination:

          (1) fully amortizing Mortgage Loans, each providing for interest (the 'Mortgage Interest Rate') at a fixed rate and level monthly payments of principal and interest over the term of such Mortgage Loan;

          (2) Mortgage Loans, each with an adjustable Mortgage Interest Rate, which may include graduated payment Mortgage Loans and other Mortgage Loans providing for negative amortization;

          (3) Mortgage Loans with either fixed or adjustable Mortgage Interest Rates, that do not provide for level monthly payments of principal and interest and/or do not provide for amortization in full by their maturity dates;

          (4) fixed-rate Mortgage Loans that do not provide for amortization in full by their maturity dates and which may at the end of their terms be converted by the Mortgagors to fully amortizing adjustable-rate Mortgage Loans, provided that certain conditions are met; and

          (5) any other type of Mortgage Loan described in the applicable Prospectus Supplement.

     If so specified in the related Prospectus Supplement for any Series of Certificates, a Mortgage Pool may contain Mortgage Loans which include provisions whereby the Seller or a third party partially subsidizes the monthly payments of the Mortgagor during the initial portion of the term of the Mortgage Loan, the difference to be made up from a fund (the 'Buydown Fund') contributed by the Seller or a third party at the time of origination of the Mortgage Loan (a 'Buydown Loan'). A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The applicable Prospectus Supplement or Current Report on Form 8-K will contain information with respect to any Buydown Loans, including information on the interest rate initially payable by the Mortgagor, annual increases in the interest rate, the length of the buydown period and the Buydown Fund. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not correct, the possibility of defaults on Buydown Loans is increased.

     The aggregate principal balances of the Mortgage Loans in each Mortgage Pool on the date specified in the related Prospectus Supplement as the Cut-Off Date will be at least $5,000,000. Unless otherwise specified in the Prospectus Supplement of a particular Series, each Mortgage Loan at origination will have an outstanding principal balance of not less than $30,000 nor more than $1,000,000. With respect to each Mortgage Pool, unless otherwise specified in the related Prospectus Supplement, all principal and interest payments on the Mortgage Loans due prior to the Cut-Off Date will have been made.

     For each Mortgage Pool, the related Prospectus Supplement will generally contain specific information as of the Cut-Off Date regarding (i) the aggregate principal balance of the Mortgage Loans; (ii) the range of Mortgage Interest Rates or initial Mortgage Interest Rates borne by the Mortgage Loans; (iii) the month and year in which the first monthly payments occur, and the latest maturity of the Mortgage Loans; (iv) the largest and smallest principal balances of the Mortgage Loans at origination; (v) the aggregate principal balance of all Mortgage Loans having loan-to-value ratios at origination exceeding 80%; (vi) the types of dwellings constituting the Mortgaged Properties securing the Mortgage Loans; (vii) the percentage of the Mortgage Loans (by principal balance) of nonowner occupied and of second and vacation properties; (viii) the geographic distribution of the Mortgage Loans, prepared on a state-by-state basis for states containing 5% or more of the Mortgage Pool; and (ix) the number and aggregate principal balance of Buydown Loans.

     Specific information with respect to the Mortgage Loans in a particular Mortgage Pool and the applicable credit enhancements which is not included in the related Prospectus Supplement will generally be included in a Current Report on Form 8-K which will be available to purchasers of the Certificates at or before the time of initial issuance of the related Series of Certificates, and which will be filed with the Securities and Exchange Commission (the 'Commission') within 15 days thereafter.

     The Company and/or a Servicing Entity, as applicable, as Master Servicer, has entered or will enter into a contract with each related Seller/Servicer to perform, as an independent contractor, certain servicing functions for such Master Servicer subject to its supervision and may enter into a contract with an independent entity to perform administration functions for the Mortgage Pools (or, if applicable, the Mortgage Loan Servicing Group), subject to such Master Servicer's supervision. Unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will reserve the right to remove any related Seller/Servicer of any Mortgage Loan at any time if such Master Servicer considers such removal to be in the best interests of Certificateholders. In such event, such Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement Seller/Servicer (which may include the Company or the related Servicing Entity, as applicable, or an affiliate of the Company or Servicing Entity, as applicable). Each Master Servicer may perform its administrative and servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities under the Pooling Agreement. Each Master Servicer will receive a fee (the 'Master Servicing Fee') for its services. In the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, unless otherwise specified in the related Prospectus Supplement, the Master Servicing Fee for each of the Company and such Servicing Entity will only relate to its respective Mortgage Loan Servicing Group. The Seller/Servicers will perform certain servicing functions for the Company pursuant to servicing contracts (the 'Servicing Contracts') with a Master Servicer and will receive a fee for acting as the primary servicer of the related Mortgage Loans (the 'Servicing Fee'). The fees to a Master Servicer and the Seller/Servicers will be paid from the difference between the Mortgage Interest Rates on each Mortgage Loan (or Mortgage Loan Servicing Group, if applicable) and the Pass-Through Rate with respect to such Mortgage Loan.

     If so specified in the applicable Prospectus Supplement, there will be no Master Servicer for a particular Series of Certificates. In such event, (i) the servicing of the Mortgage Loans will be performed by the Servicer specified in the applicable Prospectus Supplement, (ii) there will not be a Master Servicer, and (iii) the Certificate Administrator will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their respective responsibilities under the Pooling Agreement. With respect to such Series of Certificates, the Servicer will receive the Servicing Fee and, with respect to each such Series and each Series in which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will receive a fee for its services (the 'Certificate Administrator Fee'), each of which will be paid from the difference between the Mortgage Interest Rate on each Mortgage Loan and the Pass-Through Rate with respect to such Mortgage Loan.

     Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will represent undivided interests in a trust (the 'Trust Fund') consisting of the Mortgage Loans included in the Mortgage Pool for that Series and related property. Certain Series will be enhanced by mortgage loan insurance or other forms of credit enhancement, in each case as more fully described herein under the captions 'Description of Certificates' and 'Description of Credit Enhancements' and/or in the related Prospectus

Supplement. When each Series of Certificates is issued, the Company will cause the Mortgage Loans in the Mortgage Pool for that Series to be assigned to an independent bank or trust company as trustee (the 'Trustee') for the benefit of the holders of Certificates of that Series, and the Master Servicer or the Servicer will be responsible for servicing the Mortgage Loans pursuant to a separate pooling and servicing agreement ('Pooling Agreement') for the Series.

     The Company's assignment of the Mortgage Loans to the Trustee will be without recourse, and the Company's obligations with respect to the Mortgage Loans will, unless otherwise indicated in the Prospectus Supplement for a Series of Certificates, be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Pooling Agreement for each Series. These obligations consist primarily of the obligation to administer and, if applicable, service the Mortgage Loans. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the Prospectus Supplement for such Series, in the event of delinquencies in payments on the Mortgage Loans in any Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers), to advance cash ('Advances') in the amounts described herein under 'Description of Certificates -- Advances', to the extent such Advances are not made by the Seller/ Servicers and, if the Company and a Servicing Entity are acting as Master Servicers for such Series, to the extent that such Advances relate to a Mortgage Loan in their respective Mortgage Loan Servicing Group. Any such Advances by a Master Servicer will be limited to amounts which, in the judgment of such Master Servicer, ultimately will be reimbursable with respect to such Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) from Mortgagor payments or under any applicable Mortgage Pool Insurance Policy, any applicable Special Hazard Insurance Policy, any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty issued with respect to a Mortgage Loan, any applicable Letter of Credit, Reserve Fund or any other applicable policy of insurance, any subordination feature described herein or the proceeds of liquidation of a Mortgage Loan. See 'Description of Credit Enhancements'. Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer will be obligated, in the event of delinquencies on the Mortgage Loans serviced by it in any Mortgage Pool, to make Advances limited to amounts which, in its judgment, after consultation with the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), ultimately will be reimbursable from the sources stated above. If so specified in the applicable Prospectus Supplement, neither a Master Servicer nor any Seller/Servicers will be obligated to make Advances with respect to Mortgage Loans delinquent longer than the time period specified in such Prospectus Supplement. See 'Description of Certificates -- Advances' and 'Description of Credit Enhancements'. A Master Servicer is obligated to remit to Certificateholders of a Series all amounts relating to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) to the extent such amounts have been collected or advanced by the Seller/Servicers or advanced by such Master Servicer and are due Certificateholders pursuant to the terms of the Pooling Agreement for such Series. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated to make Advances in the amounts described herein under 'Description of Certificates -- Advances', limited to amounts which, in the judgment of the Servicer, ultimately will be reimbursable with respect to such Mortgage Pool from any of the sources stated above.

CONVERSION OF MORTGAGE LOANS

     The Prospectus Supplement for certain Series of Certificates representing undivided interests in a Trust Fund consisting of adjustable-rate Mortgage Loans may provide that some or all of the Mortgage Loans in the related Mortgage Pool may have a conversion feature. Unless otherwise specified in the related Prospectus Supplement, each such Mortgage Loan may be converted at the Mortgagor's option at any time during a specified initial period to a fixed-rate Mortgage Loan, subject to the Seller/Servicer's or the Servicer's determination that the Mortgagor has met certain payment history requirements and the payment of a conversion fee ('Conversion Fee') to the Seller/Servicer or the Servicer, as applicable. Unless otherwise specified in the applicable Prospectus Supplement, upon any such conversion, the Company or the Servicing Entity, as applicable, as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, will repurchase the Mortgage Loan from the Mortgage Pool at its then outstanding principal balance, plus interest at the Mortgage Interest Rate on such Mortgage Loan to the date of repurchase. The amounts distributable to Certificateholders of different Classes, if applicable, upon such repurchase, and the portion of the Conversion Fee to be passed through to Certificateholders, if any, will be set forth in the Prospectus Supplement for each such Series of Certificates.

                                USE OF PROCEEDS

     All of the net proceeds to be received from the sale of each Series of the Certificates will be used by the Company to purchase the Mortgage Loans related to that Series or to return to the Company the amounts previously used to effect such purchases, the costs of carrying the Mortgage Loans until sale of the Certificates and other expenses connected with pooling the Mortgage Loans and issuing the Certificates, or for general corporate purposes. The Company expects to issue Certificates in Series from time to time as part of its continuing program of acquiring Mortgage Loans and selling Certificates. See 'The
Company -- Mortgage Purchase Program'.

                              YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on any Certificate will depend on the purchase price paid by the Certificateholder, the effective interest rate of the Certificate and the weighted average life of the Mortgage Loans underlying the Certificate. See 'Maturity, Average Life and Prepayment Assumptions' for a discussion of weighted average life. Any prepayment of a Mortgage Loan, liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity or otherwise) or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will have the effect of passing through to Certificateholders amounts of principal which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan. The effect of such prepayments on the yield to maturity to Certificateholders depends on several factors. For example, if the Certificates are purchased above par (i.e., for more than 100% of the outstanding principal balance of the Mortgage Loans they represent), such prepayments will tend to decrease the yield to maturity. If the Certificates were purchased at a discount (i.e., for less than 100% of such outstanding principal balance), such prepayments will tend to increase the yield to maturity. See 'Certain Legal Aspects of the Mortgage
Loans -- Enforceability of Certain Provisions' for a description of certain provisions of each Mortgage Loan and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans. See also 'Description of Certificates -- Termination' for a description of the repurchase of the Mortgage Loans in any Mortgage Pool when the aggregate outstanding principal balance thereof is less than a specified percentage of the aggregate outstanding principal balance of the Mortgage Loans in such Mortgage Pool on the related Cut-Off Date.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

EFFECTIVE INTEREST RATE

     Unless otherwise specified in the applicable Prospectus Supplement, each monthly interest payment on a Mortgage Loan is calculated as 1/12 of the applicable Mortgage Interest Rate multiplied by the unpaid principal balance outstanding on the first day of the month after application of principal payments made on such date. Unless otherwise specified in the applicable Prospectus Supplement, the Certificate Interest Rate for each Class of Certificates will be calculated on the basis of the 'Pass-Through Rate' for the related Mortgage Loans. With respect to a Series of Certificates as to which the Company will act as Master Servicer, the 'Pass-Through Rate' for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Master Servicing Fee for such Mortgage Loan. With respect to a Series of Certificates as to which the Company will not act as Master Servicer, the 'Pass-Through Rate' for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Certificate Administrator Fee for such Mortgage Loan.

     As described in the applicable Prospectus Supplement, in certain events, if the amounts available for distribution in respect of interest are not sufficient to cover the total of all accrued and unpaid interest at the Pass-Through Rate, the available amount will be distributed to the Certificateholders pro rata in accordance with their respective interests or in an order of priority described in the applicable Prospectus Supplement.

     For the sale of Certificates under this Prospectus, the Company may establish one or more Mortgage Pools having a variable, as opposed to a fixed, Pass-Through Rate. A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have adjustable Mortgage Interest Rates, or of Mortgage Loans with fixed Mortgage Interest Rates if the amount to be passed through is determined on a Mortgage Loan-by-Mortgage Loan basis as the Mortgage Interest Rate minus specified fees for servicing and administrative compensation, which may include any of the Servicing Fee, the Master Servicing Fee and the Certificate Administrator Fee, for each such Mortgage Loan, as set forth in the Prospectus Supplement, or as otherwise determined as described in the applicable Prospectus Supplement. Because the Mortgage Interest Rates may vary in such a Mortgage Pool, and the servicing and administrative compensation generally will be fixed, the Pass-Through Rate will be affected by disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Interest Rates and, consequently, the yield to maturity Certificateholders will be affected. The characteristics of any such variable-rate Mortgage Pools will be described in the applicable Prospectus Supplement. Although Mortgage Interest Rates in a fixed Pass-Through Rate Mortgage Pool may vary from Mortgage Loan to Mortgage Loan, disproportionate principal prepayments among the Mortgage Loans bearing different Mortgage Interest Rates will not affect the return to Certificateholders.

     For any Series of Certificates, the effective yield to maturity to Certificateholders generally will be slightly lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders at the applicable Pass-Through Rate generally will be made on a later day, which, unless otherwise specified in the applicable Prospectus Supplement, will be the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

     When a prepayment in full (a 'Payoff') is made by a Mortgagor on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of the Payoff at the daily interest rate (determined by dividing the Mortgage Interest Rate by 365, or 360 in the case of Payoffs received on a date on which the monthly payment for such Mortgage Loan is due (a 'Due Date')) which is applied to the principal amount of the Mortgage Loan so prepaid. Similarly, when a Mortgage Loan is liquidated under a Mortgage Pool Insurance Policy during a month, the pool insurer will pay interest on the Mortgage Loan only to the date the claim is paid. Also, when a partial principal prepayment (a 'Curtailment') is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the Mortgagor does not pay interest on the prepaid amount, and therefore Certificateholders will not receive any interest on such prepaid amount.

     Unless otherwise specified in the applicable Prospectus Supplement, to the extent that Compensating Interest (as defined below) is not paid, the effect of a Payoff or such a liquidation will be to reduce slightly the amount of interest passed through on the next Distribution Date, because interest on the principal amount of the Mortgage Loan so prepaid was paid only to the date of such Payoff or liquidation and not to the end of the month of prepayment. Unless otherwise specified in the applicable Prospectus Supplement, the following will apply:
Payoffs received during the period from the first day of a calendar month through the 14th day of such month will be passed through, without Compensating Interest and without interest accrued from the first day of such month to the date of the Payoff, on the Distribution Date in such month, and Payoffs received during the period from the 15th day of a calendar month through the last day of such month will be passed through, with Compensating Interest and with interest at the applicable Pass-Through Rate attributable to interest paid through the date of the Payoff by the Mortgagors on the Distribution Date in the following month. Proceeds of Mortgage Loans liquidated under a Mortgage Pool Insurance Policy during a month will be passed through, with

Compensating Interest and interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under an applicable Mortgage Pool Insurance Policy, on the Distribution Date in the following month.

     Unless otherwise specified in the applicable Prospectus Supplement, the following will apply: 'Compensating Interest' will consist of a full month's payment of interest at the applicable Pass-Through Rate on a Mortgage Loan for which a Payoff is made or which is liquidated, less the interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor or by the pool insurer under an applicable Mortgage Pool Insurance Policy through the date of Payoff. Compensating Interest on liquidated Mortgage Loans will be passed through to Certificateholders, together with any interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under any applicable Mortgage Pool Insurance Policy to the date of liquidation on the Distribution Date of the month following liquidation. Compensating Interest on Payoffs will be paid on a Distribution Date only with respect to Payoffs received during the period from the 15th day of the preceding calendar month through the last day of such preceding month. The applicable Pooling and Servicing Agreement will specify any limitations on the extent of or source of funds available for payments of Compensating Interest.

               MATURITY, AVERAGE LIFE AND PREPAYMENT ASSUMPTIONS

     The Mortgage Loans at origination will have varying maturities as more fully described in the applicable Prospectus Supplement. The Company expects that most such Mortgage Loans will have maturities at origination of either 10 to 15 years or 20 to 30 years and that such Mortgage Loans may be prepaid in full or in part at any time, generally without penalty. The prepayment experience or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will affect the lives of the Certificates. The Company anticipates that a substantial number of Mortgage Loans will be paid in full prior to their scheduled maturity.

     A number of factors, including homeowner mobility, economic conditions, enforceability of 'due-on-sale' clauses, assumability of the Mortgage Loans, mortgage market interest rates and the general availability of mortgage funds affect prepayment experience. Generally, each Mortgage executed in connection with a fixed-rate Mortgage Loan, except for FHA-insured or VA-guaranteed Mortgage Loans, will contain 'due-on-sale' provisions permitting the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. With respect to Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will agree that it or the applicable Seller/Servicer will enforce any 'due-on-sale' clause contained in any such Mortgage to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that neither the Master Servicer nor the Seller/Servicer will take any action in relation to the enforcement of any 'due-on-sale' provision which would impair or threaten to impair any recovery under any related Primary Insurance Policy or Mortgage Pool Insurance Policy. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Servicer will agree to enforce any 'due-on-sale' clause in the instances and to the extent described in the preceding sentence. However, a Mortgage Pool may contain fixed-rate Mortgage Loans which will allow a subsequent owner of a Mortgaged Property, if credit underwriting standards are met, to assume such fixed-rate Mortgage Loan without enforcement of any 'due-on-sale' clause. With respect to Mortgage Loans bearing adjustable Mortgage Interest Rates, unless otherwise specified in the related Prospectus Supplement, the related Mortgages will generally provide that such Mortgage Loans are assumable by creditworthy subsequent owners without enforcement of any 'due-on-sale' clause. An assumption of a Mortgage Loan may have the effect of increasing the life of such Mortgage Loan.

     'Weighted average life' refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal will be repaid to the Certificateholders. The weighted average life of the Certificates will be influenced by the rate at which principal on the Mortgage Loans in the Mortgage Pool is paid, which may be in the form of (i) scheduled amortization or (ii) Curtailments and Payoffs (collectively 'Principal Prepayments'). Based upon published information, the rate of prepayments on fixed- and adjustable-rate conventional one- to four-family mortgage loans has fluctuated significantly in recent years. The Company believes such fluctuation is due to a number of factors, including those discussed above, and that such factors will also affect the prepayment experience on the Mortgage Loans in any Mortgage Pool. Accordingly, the Company cannot predict what future prepayment experience will be or what the resulting weighted average life might be. However, principal prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus and in each Prospectus Supplement, unless otherwise indicated therein (the 'Basic Prepayment Assumption' or 'BPA'), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new Mortgage Loans. The BPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the Mortgage Loans, such prepayment model assumes a constant prepayment rate of 6.0% per annum. Varying prepayment assumptions are often expressed as percentages of the BPA (e.g., at 150% of the BPA, assumed prepayments during the first month of a pool would be 0.3% per annum, each month thereafter the rate of prepayments would increase by 0.3% per annum, and in the 30th and succeeding months the rate would be 9% per annum). The Prospectus Supplement or Current Report on Form 8-K for each Series of Certificates may contain a table setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the original principal amounts or notional principal amounts of each such Class that would be outstanding on specified Distribution Dates for such Series, based on the assumptions set forth with respect to the BPA deemed appropriate by the Company and specified therein.

REDEMPTION OF CERTIFICATES OR UNDERLYING MORTGAGE LOANS

     If so specified in the Prospectus Supplement for a Series, the Certificates of such Series or the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption rights, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the related Prospectus Supplement. A redemption would result in the concurrent retirement of all outstanding Certificates of the Series and would decrease the average lives of such Certificates, perhaps significantly. The earlier after the Closing Date that a redemption occurs, the greater would be such effect. In general, a redemption is most likely to occur if prevailing interest rates have declined. The holder of the redemption right may also be a Holder of one or more Classes of the related Series, which may affect such holder's decision whether to direct a redemption. The effect of a redemption of the Certificates or underlying Mortgage Loans on interest payments on the Classes of Certificates of a Series will be described in the related Prospectus Supplement. See 'Description of the Certificates -- Redemption Agreement' and 'The Mortgage Pools -- General'.

                                  THE COMPANY

     The Company, a Delaware corporation, is a wholly-owned indirect subsidiary of PNC Bank Corp., a bank holding company. The Company was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The Company's principal executive offices are located at 75 North Fairway Drive, Vernon Hills, Illinois 60061, telephone (847) 549-6500.

MORTGAGE PURCHASE PROGRAM

     Set forth below is a description of the principal aspects of the Company's purchase program for Mortgage Loans eligible for inclusion in a Mortgage Pool. The Company will represent and warrant to the Trustee that each Mortgage Pool will consist of Mortgage Loans purchased from one or more institutions ('Sellers') which are (i) state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by the Federal Deposit Insurance Corporation ('FDIC') or, if specified in the applicable Prospectus Supplement or Current Report on Form 8-K, substantially similar deposit insurance approved by any applicable rating agency, (ii) approved as mortgagees by the FHA ('FHA-Approved Mortgagees'),
(iii) approved by the Federal National Mortgage Association ('FNMA') as mortgagees ('FNMA-Approved Mortgagees') or by the Federal Home Loan Mortgage Corporation ('FHLMC') as mortgagees ('FHLMC-Approved Mortgagees'), or any successor entity to either, (iv) assignees of FHA-Approved Mortgagees, FNMA-Approved Mortgagees or FHLMC-Approved Mortgagees, (v) the FDIC or the Resolution Trust Corporation, (vi) entities which have purchased Mortgage Loans from institutions described in clauses (i)-(v) above or (vii) such other entities as may be described in the applicable Prospectus Supplement. The institutions described in clauses (i)-(v) of the preceding sentence will collectively be referred to herein as

'Lenders'. The Company has approved (or will approve) individual institutions as eligible Lenders by applying certain criteria, including the Lender's depth of mortgage origination experience, servicing experience and financial stability. In general, each Lender must have experience in originating and servicing conventional residential mortgages and must have a net worth acceptable to the Company. Each Lender is required to use the services of qualified underwriters, appraisers and attorneys. Other factors evaluated by the Company in approving Lenders include delinquency and foreclosure ratio performances.

LOAN STANDARDS

     The Mortgage Loans to be included in each Mortgage Pool will be loans with fixed or adjustable rates of interest secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances which generally did not exceed 95% of the value of the Mortgaged Properties, unless such loans are FHA-insured or VA-guaranteed. Generally, each Mortgage Loan having a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% or which is secured by a second or vacation home will be covered by a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty insuring against default all or a specified portion of the principal amount thereof. See 'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder'. Each mortgage insurer must be a Qualified Insurer (defined herein to mean a mortgage guaranty insurance company which is duly qualified as such under the laws of each state in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact a mortgage guaranty insurance business and to write the insurance provided by the Primary Insurance Policy or the Mortgage Pool Insurance Policy, as the case may be, and which is approved as an insurer by FHLMC, FNMA or any successor entity to either, and by the Company).

     The Mortgage Loans to be included in each Mortgage Pool will be 'one- to four-family' mortgage loans, which means permanent loans (as opposed to construction or land development loans) secured by Mortgages on non-farm properties, including attached or detached single-family or second/vacation homes, two- to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each Mortgage Loan must be secured by an owner occupied primary residence or second/vacation home, or by a nonowner occupied residence. The Mortgaged Property may not be a mobile home.

CREDIT, APPRAISAL AND UNDERWRITING STANDARDS

     The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Company's credit, appraisal and underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Company's Selling Guide (together with the Company's Servicing Guide, the 'Guide', as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Company or by designated third parties.

     In addition, the Company may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased in negotiated transactions from Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Company. The Company will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Company. The Company will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Company. The Company will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

     The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Company. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

     The Company's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. In the loan application process, prospective Mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective Mortgagor will also provide an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Company will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a Limited Documentation Origination Program may be sold to the Company. For a mortgage loan originated under a Limited Documentation Origination Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Company. Currently, the Company's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Company waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

     The Company's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

     Certain states where the Mortgaged Properties may be located are 'anti-deficiency' states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of the Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders'. The Company's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

SELLER WARRANTIES AND INDEMNIFICATION OF THE COMPANY

     With respect to Series of Certificates as to which the Company will be the only Master Servicer or with respect to each Series as to which the Company and a Servicing Entity will act as Master Servicers, each Seller generally will make representations and warranties with respect to Mortgage Loans or the Mortgage Loans in the Company's Mortgage Loan Servicing Group, respectively, sold by it to the Company for inclusion in the Trust Fund which the Company deems sufficient to permit it to make its representations and warranties in respect of such Mortgage Loans to the Trustee and the Certificateholders under the Pooling Agreement. See 'Description of Certificates -- Representations and Warranties' below. Each Seller will also make certain other representations and warranties regarding Mortgage Loans sold by it. Upon the breach of any representation or warranty made by a Seller that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Company may require the Seller to repurchase the related Mortgage Loan. In addition, each Seller will agree to indemnify the Company against any loss or liability incurred by the Company on account of any breach of any representation or warranty made by the Seller, any failure to disclose any matter that makes any such representation and warranty misleading, or any inaccuracy in information furnished by the Seller to the Company, including any information set forth in this Prospectus or in any Prospectus Supplement. See 'Description of Certificates -- Assignment of Mortgage Loans' and
' -- Representations and Warranties'.

     With respect to Series of Certificates as to which there will be no Master Servicer, the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. With respect to each Series of Certificates as to which a Servicing Entity will be a Master Servicer, such Servicing Entity which sold the Mortgage Loans or the Mortgage Loan Servicing Group, as applicable, to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans or Mortgage Loans in the related Mortgage Loan Servicing Group, as applicable, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. Upon the breach of any representation or warranty made by such Seller or Servicing Entity that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Seller or Servicing Entity will be required to repurchase the related Mortgage Loan. See 'Description of Certificates -- Assignment of Mortgage Loans' and ' -- Representations and Warranties'.

RELATIONSHIPS WITH AFFILIATES

     PNC Mortgage Corp. of America, an affiliate of the Company, may be a Seller, a Seller/Servicer or a Servicer. Two of the Company's directors are also directors of PNC Mortgage Corp. of America.

                          DESCRIPTION OF CERTIFICATES

     Each Series of Certificates will be issued pursuant to a separate Pooling Agreement. With respect to Series of Certificates as to which there will be a Master Servicer, the Pooling Agreement will be between the Company, as Depositor and, if applicable, as Master Servicer, the Servicing Entity, if applicable, as Master Servicer, and the Trustee named in the Prospectus Supplement, and the Mortgage Loans will be serviced by Seller/Servicers pursuant to selling and servicing contracts ('Selling and Servicing Contracts') between the Company or the Servicing Entity, as applicable, and such Seller/Servicers, or will be serviced by servicers pursuant to servicing arrangements approved by the Company or the Servicing Entity, as applicable. With respect to Series of Certificates as to which there will be no Master Servicer, the Pooling Agreement will be among the Company, as Depositor and Certificate Administrator, the Servicer and the Trustee named in the Prospectus Supplement. A form of Pooling Agreement and a form of the Selling and Servicing Contract are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following discussion summarizes certain provisions expected to be contained in each Pooling Agreement which governs the Trust Funds consisting principally of one- to four-family residential properties. The applicable Prospectus Supplement will describe material features of the related Pooling Agreement, which may differ from the features described below. The following summary and the summary contained in a Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each particular Series and of the applicable Selling and Servicing Contracts or similar contracts.

GENERAL

     The Certificates of each Series will represent undivided interests in the Trust Fund created pursuant to the Pooling Agreement for such Series. The Trust Fund for each Series will consist, to the extent provided in the Pooling Agreement, of (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement (exclusive of any related Retained Yield (described below), except as otherwise specified in the related Prospectus Supplement), (ii) such assets as from time to time are held in the Certificate Account (described below) and the Custodial Accounts for P&I (described below) related to such Mortgage Loans (exclusive of any Retained Yield, except as otherwise specified in the related Prospectus Supplement), (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (iv) any combination, as specified in the related Prospectus Supplement, of a Letter of Credit, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Reserve Fund or other type of credit enhancement as described under 'Description of Credit Enhancements', (v) any private mortgage pass-through certificates or any certificates issued by the FHLMC, the FMNA or the Government National Mortgage Association described in the applicable Prospectus Supplement, and (vi) such other assets or rights as are described in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest, and certain of which may be subordinated to others. Any such Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinated Classes of a given Series of Certificates may or may not be offered by the same Prospectus Supplement as the senior Classes of such Series.

     The Certificates will be freely transferable and exchangeable for Certificates of the same Series and Class at the office set forth in such Certificates, provided, however, that certain Classes of Certificates may be subject to transfer restrictions set forth in such Certificates and described in the applicable Prospectus Supplement. A reasonable service charge may be imposed for any registration of exchange or transfer of Certificates, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge. If specified in the applicable Prospectus Supplement, one or more Classes of Certificates for any Series may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

     Unless otherwise indicated in the applicable Prospectus Supplement, beginning with the month following the month in which the Cut-Off Date occurs for a Series of Certificates, distributions of principal and interest (or, where applicable, principal only or interest only) on each Class of Certificates will be made either by the Trustee, the Master Servicer or the Certificate Administrator, as applicable, acting on behalf of the Trustee or a paying agent appointed by the Trustee (the 'Paying Agent') on the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of each calendar month (the 'Distribution Date') to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the 'Record Date'). Distributions for each Series will be made by wire transfer in immediately available funds for the account of, or by check mailed to, each Certificateholder of record; provided, however, that, unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates for each Class of a Series will be made only upon presentation and surrender of the Certificates at the office or agency of the Company or the Trustee specified in the notice to Certificateholders of such final distribution.

ASSIGNMENT OF MORTGAGE LOANS

     The Company will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-Off Date. The Company or a Servicing Entity, as applicable, will expressly reserve its or a Seller's rights in and to any Retained Yield, which accordingly will not constitute part of the Trust Fund. In addition, the applicable Prospectus Supplement may specify that the Seller will retain the right to a specified portion of either principal or interest, or both. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to the Company or its designated agent in exchange for the Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, such schedule will include information as of the close of business on the Cut-Off Date as to the principal balance of each Mortgage Loan, the Mortgage Interest Rate and the maturity of each Mortgage Note, the Seller/Servicer's or the Servicer's Servicing Fee, whether a Primary Insurance Policy has been obtained for each Mortgage Loan and the then-current scheduled monthly payment of principal and interest for each Mortgage Loan.

     In addition, the Company, a Servicing Entity or a Servicer, as the case may be, will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note, an assignment to the Trustee of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon, a copy of the title insurance policy or other evidence of title and evidence of any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty for such Mortgage Loan, if applicable; or, in the case of each Cooperative Loan, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with assignments thereof from the applicable Seller to the Trustee in a form sufficient for filing. In certain instances where original documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Company, such Servicing Entity or such Servicer will deliver such documents to the Trustee within 270 days thereafter unless, as set forth in the Pooling Agreement, the county recorder has not yet returned such Mortgage Loan. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Company, such Servicing Entity or such Servicer will agree to repurchase or substitute for such a Mortgage Loan in certain circumstances (see 'Description of Certificates -- Representations and Warranties').

     In instances where, due to a delay on the part of the title insurer, a copy of the title insurance policy for a particular Mortgage Loan cannot be delivered to the Trustee prior to or concurrently with the execution of the Pooling Agreement, the Company will provide a copy of such title insurance policy to the Trustee within 90 days after the Company's receipt of the original recorded Mortgage, any intervening recorded assignments or other documents necessary to issue such title insurance policy.

     The Trustee will review the mortgage documents within 45 days of receipt thereof to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of Certificateholders of such Series. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) identified in the Pooling Agreement, the Trustee will notify the Company or such Servicing Entity, as applicable. If the Company or such Servicing Entity, as applicable, cannot cure such defect, the Company or such Servicing Entity, as applicable, will substitute a new mortgage loan meeting the conditions set forth in the Pooling Agreement (see ' -- Substitution of Mortgage Loans' below) or repurchase the related Mortgage Loan from the Trustee at a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon at the applicable Pass-Through Rate through the last day of the month of such repurchase. With respect to Series of Certificates as to which there will be no Master Servicer, if a defect of the type described in the preceding sentence is discovered by the Trustee and cannot be cured by the Seller, the Seller will substitute a new mortgage loan or repurchase the related Mortgage Loan from the Trustee upon the terms described in the preceding sentence. The purchase price of any Mortgage Loan so repurchased will be passed through to Certificateholders as liquidation proceeds in accordance with the procedures specified under ' -- Distributions on Certificates'. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for such a defect in a constituent document.

     An assignment of each Mortgage Loan to the Trustee will be recorded or filed except in states where, in the written opinion of counsel admitted to practice in such state acceptable to the Company and the Trustee, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loan against sale, further assignment, satisfaction or discharge by the Seller, the Seller/Servicers, the Servicer, the Company, the Servicing Entity or the Master Servicer.

     Buydown Funds provided by the Sellers or other parties for any Buydown Loans included in a Mortgage Pool may be deposited on the date of settlement of the sale of the Certificates to the original purchasers thereof (the 'Closing Date') into either (a) a separate account (the 'Buydown Fund Account') maintained (i) with the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, (ii) within FDIC insured accounts (or other insured accounts acceptable to the rating agency or agencies) held and monitored by a Servicer or (iii) in a separate non-trust account without FDIC or other insurance in an institution having the highest unsecured long-term debt rating by the rating agency or agencies (or such other institution acceptable to the rating agency or agencies) or (b) held in a Custodial Account for P&I or a Custodial Account for Reserves and monitored by a Servicer. Since Buydown Funds may be funded at either the par values of future payment subsidies or funded in an amount less than the par values of future payment subsidies and determined by discounting such par values in accordance with interest accruing on such values, Buydown Fund Accounts may be non-interest-bearing or may bear interest. In no event will the amount held in any Buydown Fund Account exceed the level of deposit insurance covering such account. Accordingly, more than one such account may be established.

SUBSTITUTION OF MORTGAGE LOANS

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or the Servicing Entity, as applicable, may substitute an eligible mortgage loan for a defective Mortgage Loan (or, if applicable, a Mortgage Loan in its related Mortgage Loan Servicing Group) in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property (a) within three months after the Closing Date for the related Series of Certificates, and (b) within two years after such Closing Date, if the related Mortgage Loan is a 'defective obligation' within the meaning of Section 860G(a)(4)(A)(ii) of the Code. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and in the related Prospectus Supplement. With respect to Series of Certificates as to which there will be no Master Servicer, the Seller or the Servicer, as specified in the related Prospectus Supplement, may substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property in the circumstances and to the extent described in the two preceding sentences. See 'The Mortgage Pools'.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise stated in the applicable Prospectus Supplement, in the Pooling Agreement for each Series of Certificates as to which the Company will act as a Master Servicer, the Company will represent and warrant to the Trustee with respect to (a) all Mortgage Loans if it is the only Master Servicer and (b) the Mortgage Loans in its Mortgage Loan Servicing Group if both the Company and a Servicing Entity are acting as Master Servicers, among other things, that (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) except in the case of Cooperative Loans, a lender's title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (iii) if a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is required with respect to such Mortgage Loan, such policy or guaranty is valid and remains in full force and effect as of the Closing Date; (iv) as of the Closing Date, the Company had good title to the Mortgage Loans and the Mortgage Notes are subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (v) except in the case of Cooperative Loans, as of the Closing Date, each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold interest in the Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, (c) exceptions set forth in the title insurance policy covering such Mortgaged Property and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vi) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair, except for ordinary wear and tear; (vii) as of the time each Mortgage Loan was originated, the Mortgage Loan complies with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; (viii) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property; and (ix) unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan was originated and will be serviced by (a) an institution which is a member of the Federal Reserve System or the deposits of which are insured by the FDIC,
(b) an institution which is a member of the Federal Home Loan Bank System, (c) an institution which is a FHA-Approved Mortgagee, (d) an institution which is a FNMA-Approved Mortgagee, or (e) an institution which is a FHLMC-Approved Mortgagee. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Company. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, the Company will be obligated to repurchase or substitute for such Mortgage Loan in the manner described below. However, the Company will not be required to repurchase or substitute for any Mortgage Loan as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan.

     If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance will not be given. Generally, a Cooperative itself is responsible for the maintenance of hazard insurance for property owned by such Cooperative, and the borrowers (tenant-stockholders) of such Cooperative do not maintain hazard insurance on their individual dwelling units. Title insurance is not obtained for Cooperative Loans because such loans are not secured by real property. See 'Certain Legal Aspects of the Mortgage Loans -- Cooperative Loans'.

     With respect to Series of Certificates as to which the Company will not act as a Master Servicer, the Seller or the Servicing Entity, as applicable, which sold the Mortgage Loans to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans substantially similar to those indicated in the second preceding paragraph, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Seller, the Servicing Entity and/or the Company.

     In the event of the discovery by the Company, the Servicing Entity or the Servicer of a breach of any representation or warranty which materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, or the receipt of notice of such a breach from the Trustee, the Company, the Servicing Entity or the Seller, as the case may be, will cure the breach, substitute a new mortgage loan for such Mortgage Loan or repurchase such Mortgage Loan, or any Mortgaged Property acquired with respect thereto, on the terms set forth above under ' -- Assignment of Mortgage Loans'. The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

     Under the Pooling Agreement, the Company or a Servicing Entity, as Master Servicer, or the Servicer with respect to Series of Certificates for which there will be no Master Servicer, will have the right, but not the obligation, to purchase any Mortgage Loan (or, if applicable, Mortgage Loan in the Company's or Servicing Entity's Mortgage Loan Servicing Group), subject to the limitations set forth in the Pooling Agreement, from the applicable Mortgage Pool in the event that such Mortgage Loan becomes 90 days or more delinquent; provided, that the aggregate purchase price of the Mortgage Loans so repurchased (as set forth in the Pooling Agreement) shall not exceed one-half of one percent (0.50%) of the aggregate Principal Balance of all Mortgage Loans as of the Cut-Off Date.

SERVICING

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Pooling Agreement the Company or Servicing Entity, as applicable, as Master Servicer, will be responsible for servicing and administering the Mortgage Loans, or the Mortgage Loans in its respective Mortgage Loan Servicing Group, as applicable, but will be permitted to contract with the Seller/Servicer from whom each Mortgage Loan was purchased, or another eligible servicing institution, to perform such functions under the supervision of the Master Servicer as more fully described below.

     In the contract pursuant to which each Seller/Servicer will perform its servicing duties, which contract will generally be the Selling and Servicing Contract, each Seller/Servicer will agree, subject to the general supervision of the Company or Servicing Entity, as applicable, as Master Servicer, or its respective agent, to perform diligently all services and duties customary to the servicing of mortgage loans. Such Master Servicer or its agent will monitor each Seller/Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will have the right to remove and substitute a replacement Seller/Servicer at any time if it considers such removal to be in the best interest of Certificateholders. The duties performed by the Seller/Servicers include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. In the event a Selling and Servicing Contract is terminated by the Company or Servicing Entity, as applicable, as Master Servicer, for any reason, such Master Servicer may procure a substitute Seller/Servicer, which may be an affiliate of such Master Servicer. During the period necessary to effect the execution and implementation of a contract with such substitute Seller/Servicer, all duties and responsibilities of the Seller/Servicer under the terminated Selling and Servicing Contract will be performed by such Master Servicer. In such event, such Master Servicer will be entitled to retain the same Servicing Fee as was paid to the Seller/Servicer under such terminated Selling and Servicing Contract.

     With respect to Series of Certificates as to which there will be no Master Servicer, pursuant to the Pooling Agreement the servicing of the Mortgage Loans will be performed by the Servicer, and the Company (as Certificate Administrator) will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement. With respect to a Series as to which the Company and the Servicing Entity will act as Master Servicers, unless otherwise specified in the applicable Prospectus Supplement, the Company will also act as the Certificate Administrator. Unless otherwise specified in the related Prospectus Supplement, with respect to a Series as to which a Servicing Entity is the only Master Servicer, such Servicing Entity shall act as the Certificate Administrator. The Servicer will generally perform the same services and duties as a Seller/Servicer under a Selling and Servicing Agreement, as well as certain services of a Master Servicer described herein. The Trustee or its agent will monitor the Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have the right to remove and substitute a replacement servicer, which may be the Company or an affiliate of the Company, to assume the servicing obligations of the Servicer at any time if it considers such removal to be in the best interests of Certificateholders. During the period necessary to effect the execution and implementation of a contract with such substitute servicer, certain duties and responsibilities of the Servicer under the Pooling Agreement will be performed by the Trustee. In such event, the Trustee will be entitled to retain the same Servicing Fee as was to be paid the Servicer under the Pooling Agreement. The obligation of the Trustee or a replacement servicer to perform the servicing duties of the Servicer will not, however, require such party to cure any defect with respect to any Mortgage Loan, or substitute a new mortgage loan for or repurchase a Mortgage Loan as to which there has been a breach of a representation or warranty made by the Seller or to cure any breach of a servicing covenant made by the former Servicer.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, each Seller/Servicer will retain as its Servicing Fee a portion of the interest payable on each Mortgage Loan serviced by it. The Servicing Fee will be established by the Company or a Servicing Entity, as applicable, either as a fixed rate or as a rate calculated as the difference between interest at the Mortgage Interest Rate and interest at the rate required to be passed through to the Company or Servicing Entity, as applicable, as Master Servicer (the 'Net Rate'). Unless otherwise set forth in the applicable Prospectus Supplement, the Servicing Fee will be no less than 0.25% per annum for each individual Mortgage Loan serviced. In addition, unless otherwise set forth in the Prospectus Supplement, the Seller/Servicer will retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. The Company expects that such fees and charges will be negligible in amount. Unless otherwise provided in the applicable Prospectus Supplement, each of the Company and Servicing Entity, as applicable, as Master Servicer, will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, for the expenses required to be borne by it, which, unless otherwise set forth in the applicable Prospectus Supplement, will include the Trustee's fees and premiums on or other expenses relating to any Mortgage Pool Insurance Policy and/or other credit enhancements.

     With respect to Series of Certificates as to which there will be no Master Servicer, the Servicer will receive a Servicing Fee, as established in the applicable Pooling Agreement, which, unless otherwise indicated in the applicable Prospectus Supplement, will be no less than 0.25% per annum for each individual Mortgage Loan serviced and with respect to each such Series and each Series as to which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will retain as its Certificate Administrator Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Certificate Administrator for payment by it of the Trustee's fees.

RETAINED YIELD

     For certain Series, the Company, a Servicing Entity or a Seller may retain a portion of the interest payable on each Mortgage Loan (the 'Retained Yield'). The Retained Yield will either be set as a fixed rate or will be calculated by subtracting the Master Servicing Fee and the Certificate Interest Rate from the Net Rate or, if applicable, by subtracting the Servicing Fee, the Certificate Administrator Fee and the Certificate Interest Rate from interest at the Mortgage Interest Rate. Unless otherwise specified in the applicable Prospectus Supplement, any such Retained Yield and any earnings from reinvestments thereof will not be part of the Trust Fund. The

Company, the Servicing Entity or the Seller, as the case may be, may at its option transfer to a third party all or a portion of the Retained Yield for a Series of Certificates.

PAYMENTS ON MORTGAGE LOANS; CUSTODIAL ACCOUNTS FOR P&I,
INVESTMENT ACCOUNT, CERTIFICATE ACCOUNT AND RESERVE ACCOUNT

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Servicing Contract each Seller/Servicer will agree to establish and maintain for the Master Servicer (or for the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers for such Series) a special custodial account for principal and interest (the 'Custodial Account for P&I'), into which it will deposit on a daily basis (unless otherwise specified in the applicable Prospectus Supplement) the following payments and collections received subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off
Date) with respect to the Mortgage Loans serviced by it:

          (i) All payments on account of principal and interest, including Principal Prepayments;

          (ii) All net proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (hereinafter referred to as 'Liquidation Proceeds'), or under any applicable credit enhancements or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property (hereinafter referred to as 'Insurance Proceeds');

          (iii) Any Advances of such Seller/Servicer's funds (such Advances to be deposited prior to the Withdrawal Date, as defined below); and

          (iv) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as required for defects in documentation, breach of representations or warranties, or otherwise.

     Each Seller/Servicer has the option of either (i) depositing gross interest collections in the Custodial Account for P&I, subject to withdrawal of its related Servicing Fees, or (ii) deducting its Servicing Fees from gross interest collections prior to deposit in such account.

     On the Withdrawal Date or, with the Master Servicer's approval (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), on a daily basis, each Seller/Servicer may withdraw the following amounts from its Custodial Account for P&I:

          (i) Amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Seller/Servicer has made an unreimbursed Advance;

          (ii) Amounts to reimburse the Seller/Servicer for Advances the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers) has determined to be otherwise nonrecoverable; and

          (iii) Amounts in respect of Servicing Fees previously deposited.

     The Company and/or the Servicing Entity, as applicable, will require that deposits in each Custodial Account for P&I be held (a) in a trust account in the corporate trust department of the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, such that the rights of the Company or Servicing Entity, as applicable, as Master Servicer, the Trustee and the Certificateholders will be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) in FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the rating agency or agencies) created maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an institution having an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the rating agency or agencies (or such other institution acceptable to the rating agency or agencies). If a Custodial Account for P&I is insured by the FDIC and at any time the amount in such account exceeds the limits of insurance on such account, the Seller/Servicer shall be required to withdraw such excess from such account and remit it to the Company or Servicing Entity, as applicable, for deposit in the Investment Account described below.

     With respect to Series of Certificates as to which the Company and/or the Servicing Entity, as applicable, will act as Master Servicer and unless otherwise specified in the related Prospectus Supplement, not later than the 20th day of each month (or the preceding business day if such 20th day is not a business day) (the 'Withdrawal Date'), the Company or Servicing Entity, as applicable, will withdraw or direct the withdrawal from any funds in the Custodial Account for P&I maintained by each related Seller/Servicer an amount representing:

          (i) Scheduled installments of principal and interest on the Mortgage Loans received or advanced by such Seller/Servicer which were due on the first day of the current month, net of Servicing Fees due the Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

          (ii) Proceeds of liquidations of Mortgage Loans received by the Seller/Servicer in the immediately preceding calendar month, with interest to the date of liquidation, net of Servicing Fees due such Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

          (iii) Principal due to Payoffs received during the period from the 15th of the immediately preceding calendar month through the 14th of such calendar month; in each case with interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor through the date of the Payoff (provided, however, that in the case of Payoffs received between the first day and the 14th day of any month, interest accrued from the first day of such month to the date of such Payoff will not be paid to the Certificateholders), less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account; and

          (iv) Curtailments received by such Seller/Servicer on such Mortgage Loans in the immediately preceding calendar month.

     All amounts withdrawn from the Custodial Accounts for P&I, together with any Insurance Proceeds or Liquidation Proceeds (including any amounts paid in respect of repurchase obligations on defective Mortgage Loans or otherwise) not otherwise applied by Seller/Servicers and amounts withdrawn from any Buydown Fund Account, if applicable, shall be immediately deposited into the Investment Account (or if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account).

     Under the Pooling Agreement for each Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer or the related Seller/Servicer is permitted to make the following withdrawals from the Buydown Fund Account or Custodial Account for P&I, as applicable:

          (i) To deposit in the Investment Account the amount necessary in order to supplement payments received on Buydown Loans;

          (ii) In the event of a Payoff of any Buydown Loan, to apply the remaining related Buydown Funds to reduce the required amount of such Payoff (or, if the Mortgagor has made a Payoff equal in amount to the total unpaid principal balance, to refund such remaining Buydown Funds to the person entitled to receive such Buydown Funds);

          (iii) In the event of foreclosure or liquidation of any Buydown Loan, to deposit the remaining related Buydown Funds in the Investment Account; and

          (iv) To clear and terminate the portion of any account representing Buydown Funds.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, may invest funds withdrawn from the Custodial Accounts for P&I each month and remitted to the related Master Servicer, as well as any Insurance Proceeds, Liquidation Proceeds and Buydown Funds, for its own account and at its own risk, for the period from the Withdrawal Date to the next Distribution Date, or for such longer or shorter period as may be specified in the applicable Prospectus Supplement (in each case, the 'Investment Period'). Notwithstanding the foregoing, in the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to any Series, each of the Company and such Servicing Entity may only invest funds described in the preceding sentence to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group. Investment of such funds shall be made through an account in the name of the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee (an 'Investment Account') (or, if both the Company and a Servicing Entity are acting as Master Servicers, to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group), which shall be maintained in the trust department of a bank acceptable to any applicable rating agency or agencies for the Series of Certificates. The Investment Account may be a commingled account with other similar accounts maintained by the Company or Servicing Entity, as applicable, as Master Servicer, and invested for its own account; provided, that the maintenance of such a commingled account has been approved by any applicable rating agency or agencies for the Series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in the Investment Account shall be limited to the investments described below.

     On the last day of the Investment Period, the Company or Servicing Entity, as applicable, as Master Servicer, will withdraw from the Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all funds due to be distributed to Certificateholders, and shall deposit such funds, together with any Advances required to be made by it, in the Certificate Account described below.

     Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in an Investment Account shall be limited to one or more of the following investments ('Eligible Investments') which shall in no event mature later than the next Distribution Date:

          (i) Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

          (ii) Repurchase agreements on obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States; provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time assigned such ratings as may be required by the applicable rating agency or agencies for the Series of Certificates at the date of acquisition thereof;

          (iii) Federal funds, certificates of deposit, time deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof; provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) have been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates at the date of acquisition thereof;

          (iv) Obligations of, or guaranteed by, any state of the United States or the District of Columbia receiving the highest long-term debt ratings available for such securities by the applicable rating agency or rating agencies for the Series of Certificates;

          (v) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates; or

          (vi) Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest long-term unsecured rating category; provided, however, that securities issued by any such corporation will not be investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account;

          (vii) Units of taxable money market funds or mutual funds, which funds have been rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest rating category or which have been designated in writing by each such rating agency or rating agencies as Eligible Investments with respect to this definition; or

          (viii) such other investments bearing interest or sold at a discount the investment in which will not, as evidenced by a letter from each applicable rating agency or rating agencies for the Series of Certificates, result in the downgrading or withdrawal of the rating or ratings assigned to the Certificates by such rating agency or rating agencies.

     Not later than the Distribution Date for a Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will withdraw from the

Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all amounts required to be distributed on such Distribution Date and deposit such amounts into a separate non-interest-bearing trust account (the 'Certificate Account') in the corporate trust department of the Trustee or another depository institution acceptable to the applicable rating agency or rating agencies.

     Under the Pooling Agreement for each Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will be authorized to make the following withdrawals from the Certificate Account (provided, however, that if both the Company and a Servicing Entity are acting as Master Servicers, each of the Company's and Servicing Entity's right to any such withdrawals will be limited to proceeds received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group):

          (i) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for Advances made pursuant to the Pooling Agreement or a Selling and Servicing Contract, the Company's or Servicing Entity's right to reimburse itself or such Servicer pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Advance was made;

          (ii) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for amounts expended by or for the account of the Company or Servicing Entity, as applicable, as Master Servicer, pursuant to the Pooling Agreement or amounts expended by such Servicer pursuant to the Selling and Servicing Contracts in connection with the restoration of property damaged by an Uninsured Cause (as defined in the Pooling Agreement) or in connection with the liquidation of a Mortgage Loan;

          (iii) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, the Master Servicing Fee, net of Compensating Interest reduced by Payoff Earnings and Payoff Interest (each as defined herein or in the Pooling Agreement), as to which no prior withdrawals from funds deposited by the Master Servicer have been made;

          (iv) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for advances which the Company or Servicing Entity, as applicable, has determined to be Nonrecoverable Advances;

          (v) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, reinvestment earnings deposited or earned in the Certificate Account (net of reinvestment losses) to which the Company or Servicing Entity, as applicable, is entitled and to reimburse the Company or Servicing Entity, as applicable, for expenses incurred by and reimbursable to the Company or Servicing Entity, as applicable, pursuant to the Pooling Agreement;

          (vi) To deposit amounts in the Investment Account representing amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal; and,

     after making or providing for the above withdrawals,

          (vii) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust Fund.

     Each of the Company and Servicing Entity, as applicable, may also establish with the Trustee for a Series of Certificates as to which it is acting as a Master Servicer a Reserve Account if required to assure timely distributions of principal and interest, as a condition to obtaining a specified rating for such Certificates or to provide for the expenses of the Trust Fund. Any such Reserve Account so established will be described in the applicable Prospectus Supplement.

     With respect to Series of Certificates as to which there will be no Master Servicer, unless otherwise specified in the applicable Prospectus Supplement, the Custodial Account for P&I, the Buydown Fund Account and the Reserve Account will be established by the Servicer, and the required and permitted deposits into and withdrawals from such accounts set forth above will be made by the Servicer. The Servicer shall deposit any required Advances in the Custodial Account for P&I on the Withdrawal Date. The withdrawal of funds and their deposit into the Investment Account on the Withdrawal Date, as described above, will also be effected by the Servicer. The Investment Account described above will be established by the Certificate Administrator and the Trustee, and investments of amounts therein in Eligible Investments will be directed by the Certificate

Administrator for its own account and at its own risk. The Certificate Administrator will make the required withdrawal from the Investment Account on the last day of the Investment Period for deposit in the Certificate Account, as described above. Authorized withdrawals from the Certificate Account for the purposes described above will be made by the Certificate Administrator. Other than as set forth in this paragraph, unless the context otherwise requires, references above to 'Master Servicer' or 'Seller/Servicer', and to 'Master Servicing Fee' shall refer instead to 'Servicer' and 'Servicing Fee', respectively.

DISTRIBUTIONS ON CERTIFICATES

     For each Series, on each Distribution Date commencing in the month following the month in which the Cut-Off Date occurs (or such other time as may be set forth in the applicable Prospectus Supplement), the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, acting on behalf of the Trustee or the Paying Agent will withdraw from the Certificate Account and distribute to Certificateholders of record on the applicable Record Date, and to holders of residual interests, if any, who are entitled to receive such distributions pursuant to the terms of the applicable Pooling Agreement, to the extent of their entitlement thereto, an amount in the aggregate equal to the sum of:

          (i) All scheduled payments of principal and interest at the Pass-Through Rate either collected from the Mortgagors on the Mortgage Loans prior to the related Determination Date (as defined below) or advanced by the Company or Servicing Entity, as applicable, the Servicer or the Seller/Servicers;

          (ii) Scheduled amounts of Buydown Funds respecting Buydown Loans (not withdrawn and remitted by the Servicer or the related Seller/Servicer, as applicable);

          (iii) All Curtailments received on the Mortgage Loans in the month prior to the month in which the Distribution Date occurs (the 'Distribution Period');

          (iv) All Insurance Proceeds or Liquidation Proceeds received during the Distribution Period, together with interest at the applicable Pass-Through Rate to the extent described herein under 'Yield Considerations -- Effective Interest Rate'; and

          (v) All Payoffs received during the period from the 15th day of the immediately preceding calendar month through the 14th day of such calendar month; in each case together with interest at the applicable Pass-Through Rate to the extent described under 'Yield Considerations -- Effective Interest Rate' herein;

     less the sum of:

          (a) Previously unreimbursed Advances made by the Company or Servicing Entity, as applicable, as Master Servicer, the Seller/Servicers or the Servicer on Mortgage Loans which are considered by the Master Servicer or the Servicer, as the case may be, as of the Distribution Date to be nonrecoverable;

          (b) Amounts expended by the Seller/Servicers, the Company or Servicing Entity, as applicable, as Master Servicer or the Servicer in connection with the preservation or restoration of property securing Mortgage Loans which have been liquidated and related liquidation expenses; and

          (c) Amounts representing other expenses of the Master Servicer, the Seller/Servicers or the Servicer, reimbursable pursuant to the Pooling Agreement;

provided, however, that in the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, any amounts retained on behalf of any of the Company, such Servicing Entity or a related Seller/Servicer pursuant to clauses (a), (b) and (c) above shall be limited to amounts received in respect of any Mortgage Loans in its related Mortgage Loan Servicing Group.

     In addition, if the Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, is obligated to do so under the applicable Pooling Agreement, such Master Servicer or the Servicer, as the case may be, shall include with any such distribution an Advance equal to principal payments and interest payments (adjusted to the applicable Pass-Through Rate or Rates) due on the first day of the month in which the Distribution Date occurs and not received as of the close of business on the Withdrawal Date, subject to such Master Servicer's or Servicer's determination that such payments are recoverable from future payments or collections on the Mortgage Loans, any subordination feature or Insurance Proceeds or Liquidation Proceeds. See ' -- Advances' below.

     The method of allocating the amount withdrawn from the Certificate Account on each Distribution Date to principal and interest (or, where applicable, to principal only or interest only) on a particular Series of Certificates will be described in the applicable Prospectus Supplement. Distributions of interest on each Class of Certificates will be made prior to distributions of principal thereon. Each Class of Certificates may have a different Certificate Interest Rate, and each Certificate Interest Rate may be fixed, variable or adjustable. The applicable Prospectus Supplement will specify the Certificate Interest Rate for each Class, or in the case of a variable or adjustable Certificate Interest Rate, the initial Certificate Interest Rate and the method for determining the Certificate Interest Rate.

     On each Distribution Date for a Series of Certificates, the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, on behalf of the Trustee or the Paying Agent, as the case may be, will distribute to each holder of record on the Record Date, an amount equal to the Percentage Interest (as defined below) represented by the Certificate held by such holder multiplied by the sum of the Class Principal Distribution Amount (as defined below) for such Class and, if such Class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Certificate Interest Rate on the principal balance or notional principal balance of such Class specified in the applicable Prospectus Supplement, less (unless otherwise specified in the related Prospectus Supplement) such Class's pro rata share of the sum of (i) the shortfalls in collections of interest on Payoffs with respect to which distribution is to be made on such Distribution Date, if any, (ii) the amount of any deferred interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of the Certificates on the related Due Date, (iii) one month's interest at the applicable Pass-Through Rate on the amount of any Curtailments received on the Mortgage Loans in the month preceding the month of the distribution and
(iv) any other interest shortfalls (including, without limitation, shortfalls arising out of application of the Soldiers' and Sailors' Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or applicable credit enhancements, in each case in such amount as is allocated to such Class on the basis set forth in the related Prospectus Supplement. The 'Percentage Interest' represented by a Certificate of a particular Class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional amount of all the Certificates of such Class. The 'Class Principal Distribution Amount' for a Class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such Class for such Distribution Date, as described in the related Prospectus Supplement.

     In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof with respect to each such Class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

     With respect to Series of Certificates as to which there will be only one Master Servicer and except as otherwise provided in the applicable Pooling Agreement, not later than the tenth day preceding each Distribution Date (the 'Determination Date'), such Master Servicer will furnish to the Trustee (and to any Certificateholder upon request) a statement setting forth the aggregate amount to be distributed on such Distribution Date to each Class of Certificates, on account of principal and/or interest, stated separately. With respect to Series of Certificates as to which there will be no Master Servicer, or as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator will provide the statements described in the preceding sentence.

REPORTS TO CERTIFICATEHOLDERS

     For each Series of Certificates, with each distribution to Certificateholders from the Certificate Account, the Trustee, or the Master Servicer (if there will be only one Master Servicer) or Certificate Administrator, as applicable, on behalf of the Trustee, will forward to each Certificateholder a statement or statements with respect to the related Trust Funds setting forth the information specifically described in the related Pooling Agreement, which generally will include the following with respect to such Series of Certificates:

          (i) the beginning principal balance or notional principal balance representing the ending balance from the prior statement;

          (ii) the amount, if any, of such distribution principal;

          (iii) the amount, if any, of such distribution allocable to interest on the Mortgage Loans accrued at the applicable Pass-Through Rate on the beginning principal balance or notional principal balance, and, with respect to a Series of Certificates where one or more Classes of such Series are subordinated in right of payment to one or more other Classes of such Series, the amount, if any, of any shortfall in the amount of interest and principal distributed;

          (iv) the total amount distributed;

          (v) the ending principal balance or notional principal balance after the application in (ii) above; and

          (vi) the then applicable Pass-Through Rate or weighted average Pass-Through Rate, calculated as of the close of business on the related Determination Date.

     Upon request, a Certificateholder may receive a monthly report which sets forth (i) the amount of the distribution for such month allocable to Principal Prepayments, miscellaneous post-liquidation collections and Conversion Fees,
(ii) Mortgage Loan delinquencies, indicating the number and aggregate principal amount of Mortgage Loans delinquent one, two and three months, as well as the book value of any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans, (iii) the amount of remaining coverage under any applicable credit enhancements, stated separately, as of the close of business on the applicable Determination Date and (iv) the sum of the Master Servicing Fee and the aggregate Servicing Fees for the month.

     In addition, by the date required by applicable tax law of each year, the Master Servicer with respect to Series of Certificates as to which there will be only one Master Servicer, or the Certificate Administrator with respect to Series of Certificates as to which there will be no Master Servicer or as to which both the Company and a Servicing Entity will act as Master Servicers, will furnish a report to each Certificateholder of record at any time during the preceding calendar year as to the aggregate of amounts reported pursuant to (ii) in the second preceding paragraph above, plus information with respect to the amount of servicing compensation for the related Mortgage Pool, the value of any property acquired by the Trustee through abandonment or foreclosure, deferred interest added to the principal balance or the notional principal balance of each Class of Certificates, as applicable, and such other customary information as the Master Servicer or Certificate Administrator, as applicable, determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such a year.

ADVANCES

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, will be obligated under the Pooling Agreement to make Advances (to the extent not previously advanced by the Seller/Servicers as described below). In the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, unless otherwise specified in the applicable Prospectus Supplement, each of the Company's and such Servicing Entity's obligation to make Advances shall be limited to Mortgage Loans in its respective Mortgage Loans Servicing Group. Such Advances shall be in amounts sufficient to cover any deficiency between the funds scheduled to be received on the Mortgage Loans during the Distribution Period, and amounts withdrawn from the Custodial Accounts for P&I on each Withdrawal Date during the Distribution Period and from any Buydown Fund Account; provided, however, that the Company or Servicing Entity, as applicable, will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Company or Servicing Entity, as applicable, made on the Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Company or Servicing Entity, as applicable, may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute 'Advances'. If an Advance made by a Master Servicer later proves unrecoverable, such Master Servicer will be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the

Company and a Servicing Entity are acting as Master Servicers for any Series, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, each Seller/Servicer will be obligated to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I maintained by it equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Company or Servicing Entity, as applicable, on such date. Each Seller/Servicer will advance only funds which the Master Servicer anticipates will be ultimately reimbursable from the sources discussed above. To the extent the Seller/Servicers make such Advances, the Company or Servicing Entity, as applicable, will be relieved of its obligation, if any, to make Advances with respect to the Mortgage Loans respecting which such amounts were advanced. If an Advance made by any Seller/Servicer later proves to be unrecoverable, the Company or Servicing Entity, as applicable, will cause such Seller/Servicer to be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the Company and a Servicing Entity are acting as Master Servicers, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

     With respect to Series of Certificates as to which there will be no Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated under the Pooling Agreement to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Certificate Administrator on such date. The Servicer will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Servicer made on the related Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Servicer may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute 'Advances'. If an Advance made by the Servicer later proves to be unrecoverable, the Servicer will be reimbursed from funds in the Certificate Account.

COLLECTION AND OTHER SERVICING PROCEDURES

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer agrees to make reasonable efforts to collect all payments called for under the Mortgage Notes and will, consistent with the Selling and Servicing Contract, the Pooling Agreement for any Series and any applicable credit enhancements, follow such collection procedures as it follows or would follow with respect to mortgage loans held for its own account which are comparable to the Mortgage Loans. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to make the same efforts to collect payments on the Mortgage Notes and follow the same collection procedures as would be required of the Servicer if it were a Seller/Servicer under a Selling and Servicing Contract. Consistent with the above, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with a Principal Prepayment on a Mortgage Loan and (ii) only upon receiving authorization from the insurer on any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, and with respect to each Seller/Servicer, from the Master Servicer, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the first delinquent due date for payment on any Mortgage Note. Such authorization shall be given by the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer only upon determining that the coverage of such Mortgage Loan by any applicable credit enhancement will not be affected. In the event of any such arrangement, the Company's or Servicing Entity's, as applicable, obligation to make Advances on the related Mortgage Loan, if any, shall continue during the scheduled period to the extent such Advances are not made by the Seller/Servicers.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Selling and Servicing Contract with each Seller/Servicer requires that such Seller/Servicer enforce 'due-on-sale' clauses, where applicable, with respect to the Mortgage Loans on the same basis as with loans in its own portfolio, provided that such clause is not to be enforced if it is unenforceable under applicable law or the terms of the related Mortgage Note or if the coverage of any related credit enhancement would be adversely affected by such enforcement. Subject to the above, if a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Seller/Servicer or the Company or Servicing Entity, as applicable, will be authorized to take or enter into an assumption agreement, pursuant to which the Mortgagor remains liable under the Mortgage Note, from or with the person to whom such Mortgaged Property has been or is about to be conveyed. Any fees collected by a Seller/Servicer for entering into an assumption agreement will be retained by it as additional servicing compensation. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to enforce any 'due-on-sale' clause in the instances and to the extent described in the first sentence of this paragraph, and the Servicer will be authorized to take or enter into an assumption agreement and retain any fees collected for entering into an assumption agreement as additional servicing compensation to the same extent as a Seller/Servicer will be so authorized under a Selling and Servicing Contract.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, may, or upon receiving authorization from the Company or Servicing Entity, as applicable, as Master Servicer, a Seller/Servicer may, in connection with any such conveyance and only upon assurance that the related Mortgage Loan will continue to be covered by any applicable credit enhancement, release the original Mortgagor from liability upon the Mortgage Note and substitute the new Mortgagor as liable thereon. If required by law or the terms of the related Mortgage Note, the Company or Servicing Entity, as applicable, may allow such release and substitution without the consent of the provider of any applicable credit enhancement. In connection with any such assumption or substitution, the Mortgage Interest Rate borne by the related Mortgage Note may not be changed. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer may in connection with any such conveyance release the original Mortgager from liability upon the Mortgage Note and substitute a new Mortgagor as liable thereon in the instances and to the extent described above in this paragraph with respect to the Company or Servicing Entity, as applicable, as Master Servicer.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under each Selling and Servicing Contract the Seller/Servicer is required to establish and maintain a Custodial Account for Reserves into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items to the extent it is consistent with such Seller/Servicer's normal practices to collect payments from Mortgagors to cover tax and insurance expenses. Withdrawals from the Custodial Account for Reserves maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Seller/Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Custodial Account for Reserves, if required, to repair or otherwise protect the Mortgaged Property and to clear and terminate the Custodial Account for Reserves. Each Seller/Servicer is solely responsible for administration of the Custodial Account for Reserves and is expected to make Advances to such account when a deficiency exists therein. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will be required to establish and maintain a Custodial Account for Reserves and to make Advances to such account, and will be authorized to make withdrawals from the Custodial Account for Reserves, in the instances and to the extent a Seller/Servicer would be so required and authorized under a Selling and Servicing Contract.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Seller/Servicers' primary compensation for their servicing activities will come from the payment to them or the retention by them, of an amount equal to the Servicing Fee for each Mortgage Loan. The Company's or Servicing Entity's, as applicable, primary compensation for supervising the mortgage servicing and advancing certain expenses of a Mortgage Pool will come from the payment to it, of an amount equal to the Master Servicing Fee with respect to each Mortgage Loan (or a Mortgage Loan in its respective Mortgage Loan Servicing Group) in such Mortgage Pool. The Master Servicing Fee and the Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Master Servicing Fee or Servicing Fee annual percentage, as applicable, set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee and Master Servicing Fee, the Company, a Servicing Entity or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the applicable Pass-Through Rate and related Servicing Fee and Master Servicing Fee from the applicable Mortgage Interest Rate.

     With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer's primary compensation for its servicing activities will come from the payment to it or its retention, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Servicing Fee for such Mortgage Loan. The Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the Servicing Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee, the Company or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the related Servicing Fee, the Certificate Administrator Fee and the Certificate Interest Rate from the applicable Mortgage Interest Rate.

     With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer or with respect to each Series as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator's compensation for its administrative services will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Certificate Administrator Fee for such Mortgage Loan. The Certificate Administrator Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Certificate Administrator Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed, subject to any minimum fee as will be set forth in the applicable Prospectus Supplement.

     As principal payments are made on each Mortgage Loan, the outstanding principal balance of the Mortgage Loans will decline, and thus compensation to the Seller/Servicers and the related Master Servicer, or to the Servicer and the Certificate Administrator with respect to Series of Certificates for which there will be no Master Servicer or both the Company and a Servicing Entity will act as Master Servicers, and any Retained Yield will decrease as the Mortgage Loans amortize (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement). Principal Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Seller/Servicers and the Company and/or Servicing Entity, as applicable, as Master Servicer, or to the Servicer and the Certificate Administrator, as applicable, and any Retained Yield to decrease (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement).

     In addition to their primary compensation, the Seller/Servicers or the Servicer, as applicable, will retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors. The Seller/Servicers' or the Servicer's income from such charges will depend upon their origination and servicing policies.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of the fees and disbursements of the Trustee, payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of obtaining or maintaining any Letter of Credit or Reserve Fund and payment of expenses incurred in connection with distributions and reports to Certificateholders of each Series.

     With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will pay certain expenses incurred in connection with its activities as Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of maintaining any Letter of Credit or Reserve Fund. The Certificate Administrator will pay the fees and disbursements of the Trustee.

     As set forth in the preceding section, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of related defaulted Mortgage Loans. Certificateholders of such Series will suffer no loss by reason of such expenses to the extent claims are paid under any applicable credit enhancements. In the event, however, that claims are not paid under such policies or alternative coverages, or if coverage has been exhausted, Certificateholders of such Series will suffer a loss to the extent that the proceeds of liquidation of a defaulted Mortgage Loan, after reimbursement of each such Master Servicer's and the Seller/Servicer's expenses, or the Servicer's expenses, as applicable, are less than the principal balance of such Mortgage Loan. In addition, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement of expenditures incurred by them in connection with the restoration of a related damaged Mortgaged Property, such right of reimbursement being prior to the rights of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     Except as may be specified in the applicable Prospectus Supplement, each Pooling Agreement will provide that on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Cut-Off Date, one or more firms of independent public accountants will furnish statements to the Trustee to the effect that, in connection with such firm's examination of the financial statements of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, as of the previous December 31, nothing came to such firm's attention that indicated that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, was not in compliance with specified sections of the Pooling Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     Except as may be provided in the applicable Prospectus Supplement, each Pooling Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, to the effect that, based on a review of the Company's and/or Servicing Entity's, as Master Servicer, or the Servicer's activities during the preceding calendar year, to the best of such officer's knowledge the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, has fulfilled its obligations under the Pooling Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, specifying each such default and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE
SERVICER, THE CERTIFICATE ADMINISTRATOR AND THE COMPANY

     Except as may otherwise be specified in the applicable Prospectus Supplement, the Pooling Agreement for each Series will provide that neither the Company nor a Servicing Entity, as applicable, may resign from its obligations and duties thereunder as Master Servicer or, if applicable, Certificate Administrator, or that the Servicer, where applicable, may not resign from its obligations and duties thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Company's or Servicing Entity's, as applicable, master servicing obligations and duties, or, where applicable, the Servicer's obligations and duties, under such Pooling Agreement.

     The Pooling Agreement for each Series will provide that neither the Company nor any Master Servicer, or that, where applicable, neither the Servicer nor the Certificate Administrator, nor any director, officer, employee or agent of the Company, any Master Servicer, the Servicer and the Certificate Administrator (where applicable) (the 'Indemnified Parties') will be under any liability to the Trust Fund or the Certificateholders or the Trustee, any Seller/Servicer or others for any action taken by any Indemnified Party, any Seller/Servicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Company, the Master Servicer, the Servicer nor the Certificate Administrator nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement relating to each such Series will further provide that any Indemnified Party is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement for each such Series will provide that neither the Company nor any Master Servicer or, where applicable, neither the Servicer nor the Certificate Administrator, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Company or, where applicable, a Master Servicer or the Servicer or the Certificate Administrator, may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Company or, where applicable, a Master Servicer, the Servicer or the Certificate Administrator, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which a Master Servicer, the Servicer or the Certificate Administrator may be merged, converted or consolidated, or any person resulting from any merger, conversion or consolidation to which such Master Servicer, the Servicer or the Certificate Administrator is a party, or any person succeeding to the business of such Master Servicer, the Servicer or the Certificate Administrator, will be the successor of such Master Servicer, the Servicer or the Certificate Administrator, respectively, under the Pooling Agreement.

EVENTS OF DEFAULT

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, Events of Default under the Pooling Agreement for each such Series (but, in the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, such Event of Default shall apply only to the defaulting Master Servicer), unless otherwise specified in the applicable Prospectus Supplement, will include, without limitation, (i) any failure by the Company or Servicing Entity, as applicable, as Master Servicer, to make a required deposit to the Certificate Account or, if the Company or Servicing Entity, as applicable, as Master Servicer, is the Paying Agent, to distribute to Certificateholders of any Class any required payment which continues unremedied for ten days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement; (ii) any failure on the part of the Company or Servicing Entity, as applicable, as Master Servicer, duly to observe or perform in any material respects any other of the covenants or agreements on the part of the Company or Servicing Entity, as applicable, as Master Servicer, contained in the Certificates for that Series or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Company or Servicing Entity, as applicable, as Master Servicer, indicating insolvency, reorganization or inability to pay its obligations and (iv) any failure of the Company or Servicing Entity, as applicable, to make any Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Advance was to have been made. With respect to Series of Certificates as to which there will be no Master Servicer, the Events of Default under the Pooling Agreement for each such Series, unless otherwise specified in the applicable Prospectus Supplement, will be the same failures by or conditions of the Servicer as will constitute Events of Default by a Master Servicer under the Pooling Agreement for each Series of Certificates for which the Company and/or a Servicing Entity will act as Master Servicer, except that an Event of Default created by a failure of a Master Servicer to make a required deposit to the Certificate Account referred to in clause (i) of the immediately prior sentence will instead be the failure of the Servicer to make a required deposit to the Investment Account on the Withdrawal Date. Notwithstanding the foregoing, if an Event of Default described in clause (iv) above occurs, the Trustee will, upon written notice to the Company or Servicing Entity, as applicable, immediately suspend all of the rights and obligations of the Company or Servicing Entity, as applicable, thereafter arising under the Pooling Agreement and the Trustee will act to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (iv) above. The Trustee will permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement if the Company or Servicing Entity, as applicable, within two Business Days following its suspension, remits to the Trustee the amount of any Advance the nonpayment of which was an Event of Default described in clause (iv) above. If an Event of Default as described in clause (iv) above occurs more than two times in any twelve month period, the Trustee will not be obligated to permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Pooling Agreement for any Series remains unremedied, the Trustee or holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, may terminate all of the rights and obligations of the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and in and to the Trust Fund, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. In the event the Trustee acts as successor to such Master Servicer or the Servicer, the Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the Company or Servicing Entity, as applicable, as initial Master Servicer, or with respect to a Series of Certificates as to which there will be no Master Servicer, to the Servicer named in the applicable Prospectus Supplement or the Certificate Administrator, as applicable, under such Pooling Agreement. Subject to certain limitations, holders of Certificates for a Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in the Pooling Agreement for that Series, may direct the action of the Trustee in pursuing remedies and exercising powers under such Pooling Agreement.

     No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling Agreement for each Series may be amended by the Company and/or a Servicing Entity and the Trustee, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer (and in the case where both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator), and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which there will be no Master Servicer, without the consent of any of the Certificateholders covered by such Pooling Agreement, (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the 'Code') or any regulations thereunder, including provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, and (iv) to correct the description of any property at any time included in the Trust Fund, or to assure conveyance to the Trustee of any property included in the Trust Fund. The Pooling Agreement for each Series may also be amended by the Company and the Trustee, with respect to Series of Certificates as to which the Company will act as Master Servicer, and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which the Company will not act as Master Servicer, with the consent of the holders of Certificates for that Series evidencing interests aggregating not less than 66% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

     The Prospectus Supplement for a particular Series may describe other or different provisions concerning conditions to the amendment of the related Pooling Agreement.

LIST OF CERTIFICATEHOLDERS

     With respect to Series of Certificates as to which the Company will act as a Master Servicer or with respect to a Series where a Servicing Entity is the only Master Servicer, upon written request of the Trustee, the Company or Servicing Entity as applicable, will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series or Class as of the most recent Record Date for payment of distributions to Certificateholders of that Series or Class. Upon written request of three or more Certificateholders of record of such a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Master Servicer a current list and will afford such requesting Certificateholders access to such list promptly upon receipt. With respect to Series of Certificates as to which there will be no Master Servicer, the Company, as Certificate Administrator, will provide the list of names and addresses of the Certificateholders described above in the same manner as so described.

TERMINATION

     The obligations created by the Pooling Agreement for each Series will terminate upon the occurrence of both (i) the later of the maturity or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to Certificateholders of each Class, if any, of that Series of all amounts held on behalf of such Certificateholders and required to be paid to them pursuant to such Pooling Agreement. The Pooling Agreement for each Series will permit, but not require, the Company to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to the unpaid principal amount thereof or the Trust Fund's adjusted basis in the Mortgage Loans, as described in the related Prospectus Supplement, in either case together with interest at the applicable Mortgage Interest Rates (which will generally be passed through to Certificateholders at the applicable Pass-Through Rates). The exercise of such right will effect early retirement of the Certificates of such Series, but the Company's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage specified in the related Prospectus Supplement of the aggregate principal amount of the Mortgage Loans underlying the Certificates of such Series as of the Cut-Off Date. In no event, however, will the trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the issue of the person named in such Pooling Agreement. For each Series, the Trustee will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

REDEMPTION AGREEMENT

     If so specified in the Prospectus Supplement for a Series, the related Trust Fund will enter into a redemption agreement pursuant to which the counterparty to the agreement will have the right to cause a redemption of the outstanding Certificates of such Series, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the Prospectus Supplement. In general, the redemption price will equal the aggregate outstanding principal balance of all Certificates of such Series (other than such Certificates with a notional principal balance), plus any interest described in the Prospectus Supplement. Payment of the redemption price will be in lieu of any distribution of principal and interest that would otherwise be made on that Distribution Date. Upon a redemption, the holder of the redemption right will receive the assets of the Trust Fund and each Certificateholder will receive the outstanding principal balance of its Certificate (other than a holder of Certificates with a notional principal balance), plus any interest specified in the Prospectus Supplement. See 'Yield, Prepayment and Maturity Considerations' for a discussion of the effects of such a redemption of an investor's yield to maturity. In the case of a Trust Fund for which a REMIC election or elections have been made, the transaction by which the Certificates are retired and the related redemption is conducted will constitute a 'qualified liquidation' under Section 860F of the Code.

PUT OPTION

     If so specified in the Prospectus Supplement for a Series, each Certificateholder of such Series, of a Class of such Series or of a group for such Series will have the option to require the entity named in such Prospectus Supplement to purchase such Certificates in full on the date, at the purchase price and on the terms specified in such Prospectus Supplement.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates. The Trustee will have combined capital and surplus of not less than $50 million.

     The Trustee under each Pooling Agreement may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling Agreement or if the capital and surplus of the Trustee is reduced below $50 million. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee for the related Series. The Trustee may also be removed at any time by holders of Certificates of a Series evidencing more than 50% of the aggregate undivided interests in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

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

    PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA MORTGAGE GUARANTY,
                HAZARD INSURANCE; CLAIMS THEREUNDER

     As set forth below, a Mortgage Loan may be required to be covered by a hazard insurance policy and either an FHA Insurance Policy, a VA Guaranty or a Primary Insurance Policy. The following is only a brief description of such coverage and does not purport to describe all of the characteristics of each type of insurance. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers and guarantors. In some cases, however, the issuer of the insurance or guaranty may delegate underwriting authority to the originator of the Mortgage Loan. The descriptions of any insurance coverage in this Prospectus or any Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to such forms of policies, and to such statutes or regulations as may be applicable.

PRIMARY INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan with a loan-to-value ratio at origination and at the Cut-Off Date greater than 80% will be covered by a primary mortgage insurance policy (a 'Primary Insurance Policy') providing insurance coverage against default on such Mortgage Loan, in general, of up to 25% of the principal balance of such Mortgage Loan with maintenance requirements in certain cases for the remaining term of such Mortgage Loan, but at least until the loan-to-value ratio drops to 80%. Conversely, Mortgage Loans with lower loan-to-value ratios (up to approximately 80%) may not be covered by any Primary Insurance Policies. Applicable state laws may in some instances limit the maximum coverage which may be obtained with respect to certain Mortgage Loans. Any such policy will be issued by a Qualified Insurer.

     While the terms and conditions of the Primary Insurance Policies will differ, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the 'Loss') will generally consist of the unpaid principal balance of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less
(i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) certain amounts expended by the insured but not approved by the insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     The issuer of a Primary Insurance Policy will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property. If any Advance to be made (including expenses to be paid) by the Master Servicer as a condition for coverage of a loss by a Primary Insurance Policy is not so made by the Master Servicer because the such Advance has been determined to be nonrecoverable, then such loss will be allocated to the Certificateholders. See 'Description of Certificates -- Advances'.

     For any Certificates offered hereunder as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will cause each Servicer to maintain, or with respect to a Series of Certificates as to which there will be no Master Servicer, the Servicer will maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-Off Date and the Company or Servicing Entity, as applicable, had knowledge of such Primary Insurance Policy. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, in the event that the Company or Servicing Entity, as applicable learns that a Mortgage Loan had a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement), then the Company or Servicing Entity, as applicable is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. With respect to Series of Certificates as to which there will be no Master Servicer, in the event the Servicer learns of the lack of a Primary Insurance Policy described in the preceding sentence, the Servicer shall notify the Trustee who shall require the Seller to obtain a Primary Insurance Policy, repurchase the Mortgage Loan or substitute a mortgage loan for the applicable Mortgage Loan. The Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless, in the event that such Series of Certificates was rated at the time of issuance, the replacement Primary Insurance Policy from such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the rating agency or agencies that rated such Series of Certificates for mortgage pass-through certificates having a rating equal to or better than the then-current ratings of such Series of Certificates.

     Evidence of each Primary Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer, on behalf of itself, the Company, the related Master Servicer, the Trustee and the Certificateholders, will be required to present claims to the insurer under any Primary Insurance Policy and take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by a Seller/Servicer under such Primary Insurance Policy shall be deposited in the Custodial Account for P&I maintained by such Seller/Servicer on behalf of the Company, the Master Servicer, the Trustee and the Certificateholders. The Company or Servicing Entity, as applicable, will agree to cause each Seller/Servicer not to cancel or refuse to renew any Primary Insurance Policy required to be kept in force by the Pooling Agreement. With respect to Series of Certificates as to which there will be no Master Servicer, under the Pooling Agreement the Servicer will agree not to cancel or refuse to renew any Primary Insurance Policy and will be required to present claims to the insurer under any such Primary Insurance Policy, take steps to permit recovery under any such Primary Insurance Policy and deposit amounts collected thereunder in the Custodial Account for P&I to the same extent as a Seller/ Servicer will be so required under a Selling and Servicing Contract.

     See 'Description of Credit Enhancements -- The Fraud Bond' for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Primary Insurance Policy.

FHA MORTGAGE INSURANCE

     The National Housing Act of 1934, as amended (the 'Housing Act'), authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage Loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by the United States Department of Housing and Urban Development ('HUD'), and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The loan-to-value ratios allowed for VA-guaranteed loans are set forth in the FNMA Seller's Guide. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement.

HAZARD INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause to be maintained for each Mortgage Loan (other than Cooperative Loans and Mortgage Loans secured by condominium apartments) that it services a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount not less than the maximum insurable value of the Mortgaged Property or the original principal balance of such Mortgage Loan, whichever is less. As set forth above, all amounts collected by the Company or Servicing Entity, as applicable, as Master Servicer, or a Seller/Servicer, or the Servicer, as applicable, under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller/Servicer's or the Servicer's normal servicing procedures) will be deposited in the Custodial Account for

P&I. In the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, will deposit in the Custodial Account for P&I or the Certificate Account all sums which would have been deposited therein but for such clause. The Company or Servicing Entity, as applicable, as Master Servicer, and each of the Seller/Servicers with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, are required to maintain a fidelity bond and errors and omissions policy with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in such form and amount as specified in the Servicing Contract or the Pooling Agreement, as applicable.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The Company or Servicing Entity, as applicable, may require Mortgaged Properties in certain locations to be covered by policies of earthquake insurance, to the extent it is reasonably available. When any improvement to a Mortgaged Property is located in a designated flood area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, and flood insurance is required and available, the Pooling Agreement requires the Company or Servicing Entity, as applicable, as Master Servicer, through the Seller/Servicer responsible for servicing such Mortgage Loan, or the Servicer, as applicable, to cause the Mortgagor to acquire and maintain such insurance.

     The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Neither the Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will require that a hazard or flood insurance policy be maintained for any Cooperative Loan or Mortgage Loan secured by a condominium apartment. With respect to a Cooperative Loan, generally the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of the Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note. With respect to a Mortgage Loan secured by a condominium apartment, the condominium owner's association for the related building generally is responsible for maintenance of hazard insurance for such building, and the condominium owners do not maintain individual hazard insurance policies. To the extent that the owner of a Mortgage Loan secured by a condominium apartment and the related condominium owner's association do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's condominium apartment or the related building could significantly reduce the value of the Mortgaged Property.

     Since the amount of hazard insurance a Master Servicer or the Seller/Servicers, or the Servicer, as applicable, will cause to be maintained on the Mortgaged Properties declines as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. See 'Description of Credit Enhancements -- Special Hazard Insurance' for a description of the limited protection afforded by the Special Hazard Insurance Policy, Letter of Credit or Reserve Fund, if any is obtained, against losses occasioned by certain hazards which are otherwise uninsured against, as well as against losses caused by the application of the clause described in the preceding paragraph.

     Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

                       DESCRIPTION OF CREDIT ENHANCEMENTS

     To the extent provided in the applicable Prospectus Supplement, credit enhancement for each Series of Certificates may be comprised of one or more of the following components, each of which will have a dollar limit. Credit enhancement components may include coverage with respect to losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses (as defined below) or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a 'Defaulted Mortgage Loss'); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such loss, a 'Special Hazard Loss'); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Interest Rate on a Mortgage Loan or an extension of its maturity (any such loss, a 'Bankruptcy Loss'); (iv) incurred on defaulted Mortgage Loans as to which there was fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor in connection with such Mortgage Loans (any such loss, a 'Fraud Loss'); and (v) attributable to shortfalls in the payment of amounts due to one or more Classes of Certificates. Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, chemical contamination, errors in design, faulty workmanship or materials or waste by the Mortgagor ('Extraordinary Losses') will not be covered. To the extent that the credit enhancement for any Series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

     As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Mortgage Pool Insurance Policy,
(ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a 'Special Hazard Instrument'); (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Bankruptcy Bond (any instrument, to the extent providing such coverage, a 'Bankruptcy Instrument') and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Fraud Bond (any instrument, to the extent providing such coverage, a 'Fraud Instrument'). In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of subordination of one or more Classes of Certificates to provide credit support to one or more other Classes of Certificates.

     The amounts and types of credit enhancement arrangements as well as the provider thereof, if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. If specified in the applicable Prospectus Supplement, credit support for a Series of Certificates may cover one or more other series of certificates issued by the Company or others.

     Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any credit enhancement may be cancelled or reduced.

     The descriptions of any credit enhancement instruments included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which are available upon request.

MORTGAGE POOL INSURANCE

     A mortgage pool insurance policy (a 'Mortgage Pool Insurance Policy') may be obtained for a particular Series of Certificates. Any such policy will be obtained by the Company or the Servicer, as applicable, from a Qualified Insurer for the Mortgage Pool, covering loss by reason of the default in payments on any Mortgage Loans included therein that are not covered as to their entire outstanding principal balances by Primary Insurance, FHA Insurance or VA Guarantees. Each Mortgage Pool Insurance Policy will cover all or a portion of those Mortgage Loans in a Mortgage Pool in an amount to be specified in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The term 'Mortgage Pool Insurance Policy' wherever used in this Prospectus or any Supplement shall refer to one or more such Mortgage Pool Insurance Policies as the context may require. The identity of the insurer or insurers and certain financial information with respect to the insurer or insurers for each Mortgage Pool will be contained in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The Trustee will be the named insured under any Mortgage Pool Insurance Policy. A Mortgage Pool Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon the satisfaction of certain conditions precedent described below.

     Any Mortgage Pool Insurance Policy will provide that no claim may be validly presented thereunder unless (i) hazard insurance on the property securing the defaulted Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid, (ii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date, (iii) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except permitted encumbrances. Assuming the satisfaction of these conditions, the insurer will have the option to either (i) purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of purchase, less the amount of any loss paid under a Primary Insurance Policy, if any, or (ii) pay the difference between the proceeds received from an approved sale of the property and the principal balance of the defaulted Mortgage Loan, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim, less the amount of such loss paid under a Primary Insurance Policy, if any. In each case, the insurer will reimburse the Master Servicer and the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, for certain expenses incurred by them.

     An endorsement (an 'Advance Claims Endorsement') may be issued to any Mortgage Pool Insurance Policy which provides that the Insurer will make advances of monthly principal and interest payments on Mortgage Loans as to which the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, has not received a payment from the related Mortgagor and neither the Seller/Servicer nor the Master Servicer, or the Servicer, as applicable, has advanced such payment. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

     An endorsement may also be issued to any Mortgage Pool Insurance Policy which provides that the insurer will pay claims presented under the Mortgage Pool Insurance Policy although claims made against the applicable Primary Insurance Policy have not been settled due to the insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Insurance Policy. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any Mortgage Pool Insurance Policy may be cancelled or reduced.

     The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid, less certain amounts realized by the insurer upon disposition of foreclosed properties. The amount of claims paid includes certain expenses incurred by the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer with respect to Series of Certificates for which there will be no Master Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage thereunder will lapse and any further losses will be borne by Certificateholders. In addition, in such event, the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will not be obligated (unless sufficient recoveries from other sources are expected) to make any further Advances, since such Advances would no longer be ultimately recoverable under the Mortgage Pool Insurance Policy. See 'Description of Certificates -- Advances'.

     Since the property subject to a defaulted Mortgage Loan must be restored to its original condition prior to claiming against the insurer, no Mortgage Pool Insurance Policy will provide coverage against hazard losses. As set forth under 'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder', the hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes, and even when the damage is covered, may afford recoveries which are significantly less than the full replacement of such losses. Further, any Special Hazard Insurance Policy which may be obtained does not cover all risks, and such coverage will be limited in amount. See ' -- Special Hazard Insurance' below. Certain hazard risks will, as a result, be uninsured against and will therefore be borne by Certificateholders.

     A Mortgage Pool Insurance Policy may include a provision permitting the insurer to purchase defaulted Mortgage Loans from the Trust.

     See ' -- The Fraud Bond' below for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer, the Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Mortgage Pool Insurance Policy.

SUBORDINATION

     If so specified in the applicable Prospectus Supplement, distributions with respect to scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Certificates of a Series (the 'Subordinated Certificates') will instead be payable to holders of one or more other Classes of such Series (the 'Senior Certificates') under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the applicable Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the applicable Prospectus Supplement. If the aggregate distribution with respect to delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the applicable Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (the 'Reserve Account') established by the Trustee. If so specified in the applicable Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Company, a Servicing Entity, the Servicer or the Seller, as applicable, or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

     If specified in the applicable Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the applicable Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

THE FRAUD BOND

     Some or all of the Primary Insurance Policies covering Mortgage Loans in any Mortgage Pool may contain an exclusion from coverage for Fraud Losses. To provide limited protection to Certificateholders against losses in the event that coverage relating to a Mortgage Loan which otherwise would have been available under a Primary Insurance Policy is not ultimately available by reason of such an exclusion, if so specified in the applicable Prospectus Supplement, a Fraud Instrument may be obtained or established by the Company or the Servicer, as applicable, for the Mortgage Pool. The type, coverage amount and term of any such Fraud Instrument will be disclosed in the applicable Prospectus Supplement or in the related Current Report on Form 8-K, and the coverage amount may be cancelled or reduced during the life of the Mortgage Pool, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Company, a Servicing Entity or the Servicer, as applicable, may also replace the initial Fraud Instrument with any other type of Fraud Instrument, provided that the then current ratings of the Certificates will not be adversely affected thereby. The identity of the issuer of any Fraud Bond or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the applicable Prospectus Supplement or related Current Report on Form 8-K.

     In addition, the Company understands that, regardless of whether exclusion language such as that described above is included in the insurance documents, it is the policy of some or all issuers of Primary Insurance Policies and of Mortgage Pool Insurance Policies to deny coverage in circumstances involving fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor. It is unclear whether any such denial would be upheld by a court. Neither the repurchase obligation of the Company or the Servicing Entity, as applicable, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, nor any of the Fraud Instruments described above would apply to any such denial of coverage unless, as described above, such denial is based upon a specific exclusion relating to fraudulent conduct or negligence which is included in a Primary Insurance Policy.

THE BANKRUPTCY BOND

     The Prospectus Supplement for certain Series may specify that the Company and/or a Servicing Entity, as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has undertaken to pay to the Trustee for the benefit of Certificateholders any portion of the principal balance of a Mortgage Loan which becomes unsecured pursuant to a proceeding under Chapter 7, 11 or 13 of the Federal Bankruptcy Code. If such obligation is undertaken, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will also agree to pay to the Trustee for the benefit of Certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment pursuant to a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the applicable Pooling Agreement. The Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will have the option, in lieu of making such payments, to repurchase any Mortgage Loan affected by bankruptcy court rulings. To insure the Company's or Servicing Entity's, as Master Servicer, or the Servicer's obligation to make the payments described above, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will obtain or establish a Bankruptcy Instrument in an initial amount specified in the Prospectus Supplement or in the related Current Report on Form 8-K. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided that the then current ratings of the Certificates are maintained, coverage under any Bankruptcy Instrument may be cancelled or reduced. The Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby.

SPECIAL HAZARD INSURANCE

     A Special Hazard Insurance Instrument may be established or obtained by the Company, Servicing Entity or the Servicer, as applicable, for certain Series. Any Special Hazard Insurance Instrument will, subject to limitations described below, protect the holders of the Certificates evidencing such Mortgage Pool from (i) loss by reason of damage to properties subject to defaulted Mortgage Loans covered thereby caused by certain hazards (including earthquakes in some geographic areas, mud flows and floods) not insured against under customary standard forms of fire and hazard insurance policies with extended coverage, and
(ii) loss on such loans caused by reason of the application of the co-insurance clause typically contained in hazard insurance policies. The Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided the then current ratings of the Certificates are maintained, coverage under any Special Hazard Instrument may be cancelled or reduced. Any Special Hazard Insurance Policy will be issued by an insurance company licensed to transact a property and casualty insurance business in each state in which Mortgaged Properties covered thereby are located. The identity of the issuer of any Special Hazard Insurance Policy or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the related Prospectus Supplement. No Special Hazard Insurance Instrument will cover Extraordinary Losses.

     Subject to the foregoing limitations, the terms of any Special Hazard Insurance Instrument will provide generally that, where there has been damage to property securing a defaulted Mortgage Loan covered by such instrument and such damage is not fully covered by the hazard insurance policy maintained with respect to such property, the Special Hazard Insurance Instrument will pay either (i) the cost of repair of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of an approved sale of such property, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred in respect of such property, less any net proceeds upon the sale of such property. In either case, the amount paid under any Special Hazard Insurance Instrument will be reduced by the proceeds, if any, received under the hazard insurance policy maintained with respect to such property. It is expected that the Mortgage Pool Insurer, if any, will represent to the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, that restoration of the property securing a Mortgage Loan from the proceeds described under (i) above will satisfy the condition under any related Mortgage Pool Insurance Policy that the property securing a defaulted Mortgage Loan be restored before a claim under any such policy may be validly presented in respect of such Mortgage Loan. The payment described under
(ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any Mortgage Pool Insurance Policy. Therefore, so long as any Mortgage Pool Insurance Policy for a Series of Certificates remains in effect, the decision to pay the cost of repair rather than to pay the unpaid principal balance of the related Mortgage Loan, plus accrued interest and certain expenses, will not affect the amount of the total insurance proceeds paid to the holders of the Certificates of that Series with respect to such Mortgage Loan, but will affect the amount of special hazard insurance coverage remaining under any Special Hazard Insurance Instrument and the coverage remaining under any Mortgage Pool Insurance Policy obtained for that Series.

LETTER OF CREDIT

     If any component of credit enhancement as to any Series of Certificates is to be provided by a letter of credit (the 'Letter of Credit'), a bank or other entity (the 'Letter of Credit Bank') will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

     The Letter of Credit may also provide for the payment of Advances which the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, would be obligated to make with respect to delinquent monthly payments.

RESERVE FUND

     If so specified in the related Prospectus Supplement, the Company, a Servicing Entity, the Servicer or the Seller, as applicable, will deposit or cause to be deposited in a reserve fund (a 'Reserve Fund') cash or Eligible Investments in specified amounts, or any other instruments satisfactory to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on one or more related Classes of Certificates, from Retained Yield, or otherwise. Amounts in a Reserve Fund may be used to provide one or more components of credit enhancement, or applied to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

     Amounts deposited in any Reserve Fund for a Series of Certificates will be invested in Eligible Investments by, or at the direction of, and for the benefit of the Company or Servicing Entity, as applicable, as Master Servicer, or the Certificate Administrator, as applicable, or any other person named in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, any amounts remaining in the Reserve Fund upon the termination of the Trust Fund will be returned to whomever deposited such amounts in the Reserve Fund.

CERTIFICATE INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, the Company or the Servicer may obtain one or more certificate insurance policies, issued by insurers acceptable to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more Classes of Certificates the payment of amounts due in accordance with the terms of such Class or Classes of Certificates, subject to such limitations and exceptions as are set forth in the applicable Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENTS; CLAIMS THEREUNDER
AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

     For each Series of Certificates which will be covered by a Mortgage Pool Insurance Policy, or a Letter of Credit established in lieu of such policy (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Mortgage Pool Insurance Policy or Letter of Credit in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such instrument is replaced in accordance with the terms of the Pooling Agreement. Unless otherwise specified in the applicable Prospectus Supplement, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premiums for any Mortgage Pool Insurance Policy, and the fee for any Letter of Credit, on a timely basis. In the event that the insurer under the Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (as defined in the Pooling Agreement), or the Letter of Credit Bank ceases to be acceptable to the agency or agencies, if any, rating the Series, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will use its best reasonable efforts to obtain from another Qualified Insurer or letter of credit issuer a replacement policy or letter of credit comparable to the Mortgage Pool Insurance Policy or Letter of Credit which it replaces, with total coverage equal to the then outstanding coverage of the Mortgage Pool Insurance Policy or Letter of Credit, provided that if the cost of the replacement policy or letter of credit is greater than the cost of the Mortgage Pool Insurance Policy or Letter of Credit being replaced, the coverage of the replacement policy or letter of credit for a Series of Certificates may be reduced to a level such that its premium rate or cost does not exceed 150% of the premium rate or cost of the Mortgage Pool Insurance Policy or Letter of Credit for a Series which is rated by one or more rating agencies, or 100% of the premium rate or cost for such policy or Letter of Credit for a Series which is not so rated.

     In addition, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may substitute at any time a Mortgage Pool Insurance Policy or Letter of Credit for an existing Mortgage Pool Insurance Policy or Letter of Credit. In no event, however, may the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, provide a Letter of Credit in lieu of a Mortgage Pool Insurance Policy, or vice-versa, or substitute one such instrument for another, except under the circumstances detailed in the preceding paragraph, if such action will impair the then current ratings, if any, of the Certificates.

     Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause a Primary Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan it services with a loan-to-value ratio in excess of 80%; provided, however, that if the loan-to-value ratio of a Mortgage Loan based on a subsequent appraisal of the Mortgaged Property is less than 80%, such Primary Insurance Policy may be terminated, if so specified in the applicable Prospectus Supplement. Each Seller/Servicer or the Servicer, as applicable, will agree to pay the premium for each Primary Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments. See 'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder -- Primary Insurance' herein.

     For each Series of Certificates which will be covered by a Special Hazard Insurance Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Special Hazard Insurance Instrument in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such Special Hazard Insurance Instrument has been replaced in accordance with the terms of the Pooling Agreement. So long as any applicable rating on a Series of Certificates will be maintained, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may at any time replace the initial instrument providing special hazard coverage with either of the other two alternative methods. Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premium for any Special Hazard Insurance Policy (or Letter of Credit obtained in lieu thereof) on a timely basis. Unless otherwise specified in the applicable Prospectus Supplement, any such policy will provide for a fixed premium rate on the declining balance of the Mortgage Loans. In the event that any Special Hazard Insurance Policy is cancelled or terminated for any reason other than the exhaustion of total policy coverage, the Company, Servicing Entity or the Servicer, as applicable, is obligated either to substitute a Letter of Credit or Reserve Fund or to exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage which is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the original Special Hazard Insurance Policy, the amount of coverage of such replacement policy may be reduced to a level such that the cost shall be equal to the cost of the original Special Hazard Insurance Policy. As indicated above, in lieu of obtaining a replacement Special Hazard Insurance Policy, the Company, Servicing Entity or the Servicer, as applicable, may obtain a Letter of Credit or establish a

Reserve Fund in accordance with terms prescribed by any applicable rating agency so that any rating obtained for the Certificates will not be impaired.

     For each Series of Certificates which will be covered by a Fraud Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such Fraud Instrument in full force and effect throughout the required term as set forth in the applicable Prospectus Supplement, unless coverage thereunder has been exhausted through the payment of claims. The Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any Fraud Bond or Bankruptcy Bond on a timely basis.

     For each Series of Certificates or Class of Certificates which will be covered by a certificate insurance policy or a Letter of Credit or Reserve Fund (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such certificate insurance policy, Letter of Credit or Reserve Fund in full force and effect throughout the required term set forth in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any certificate insurance policy on a timely basis.

     The Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicers, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the issuer of any applicable Primary Insurance Policy, FHA Insurance Policy, VA Guaranty, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Letter of Credit, or under any Reserve Fund or other form of credit enhancement, and will take such reasonable steps as are necessary to permit recovery under such insurance policies or alternative coverages respecting defaulted Mortgage Loans. With respect to any applicable Fraud Bond, Bankruptcy Bond or certificate insurance policy, the Trustee will present claims to the issuer of such bond or policy on behalf of the Certificateholders. As set forth above, all collections by the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, under such policies or alternative coverages that are not applied to the restoration of the related Mortgaged Property are to be deposited in the applicable Custodial Account for P&I, the Investment Account or the Certificate Account, subject to withdrawal as heretofore described.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy (or Letter of Credit or Reserve Fund), as the case may be, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Company, Servicing Entity or the Servicer, as applicable, for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds.

     If recovery under any Mortgage Pool Insurance Policy (or Letter of Credit established in lieu of such policy), Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is not available because the Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has been unable to make the determinations described in the second preceding paragraph, or otherwise, the Seller/Servicer or the Servicer, as applicable, is, nevertheless, obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest thereon at the applicable Pass-Through Rate (after deduction of the Retained Yield, if any, or a pro rata portion thereof as required by the applicable Pooling

Agreement), Certificateholders in the aggregate will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicer, or the Servicer, as applicable, in connection with such proceedings and which are reimbursable under the Pooling Agreement. In addition, and as set forth above, in the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, has expended its own funds to restore damaged property and such funds have not been reimbursed under any Special Hazard Insurance Policy or Letter of Credit or Reserve Fund, it will be entitled to receive from the Certificate Account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to such expenses incurred by it, in which event the Certificateholders may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicers, or the Servicer, as applicable, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the defaulted Mortgage Loan together with accrued and unpaid interest thereon at the applicable Pass-Through Rate. In addition, where property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of any related Mortgage Note together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the insurer will exercise its right under any related Mortgage Pool Insurance Policy to purchase such property and realize for itself any excess proceeds. In addition, with respect to certain Series of Certificates, if so provided in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, may have the option to purchase from the Trust Fund any defaulted Mortgage Loan after a specified period of delinquency. If a defaulted Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of a defaulted Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will be entitled to retain such gain as additional servicing compensation unless the applicable Prospectus Supplement provides otherwise. See 'Description of Credit Enhancements'.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The Mortgages (other than the security agreements with respect to the Cooperative Loans) will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is usually the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties; the borrower-homeowner, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to a mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. In some cases, a mortgage will also contain a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary. For purposes of the following discussion, 'mortgagor' shall, as appropriate, refer to a mortgagor or trustor and 'lender' shall refer to a mortgagee or beneficiary. A Mortgage Pool may also contain Cooperative Loans which are described below under ' -- Cooperative Loans'.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also include Cooperative Loans. Each promissory note (a 'Cooperative Note') evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related private cooperative housing corporation (a 'Cooperative') that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon or grant a security interest in the cooperative shares and proprietary lease or occupancy agreement, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the cooperative shares, depending on the law of the state in which the Cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the Cooperative for unpaid assessments or common charges.

     Unless otherwise specified in the related Prospectus Supplement, all cooperative buildings relating to the Cooperative Loans are located in the States of New York and New Jersey. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of a Mortgage Pool, the collateral securing any related Cooperative Loans.

     Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative pursuant to the proprietary lease, which maintenance payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction under
Section 216(a) of the Code for amounts paid or accrued within his or her taxable year to the

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
corporation representing his or her proportionate share of certain interest expenses and certain real estate taxes allowable as deductions to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year to which such interest and tax deductions relate, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE

     Foreclosure may be accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the lender's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of property.

     In many states, foreclosure of a mortgage or deed of trust may also be accomplished by a nonjudicial sale under a specific provision in the mortgage or deed of trust which authorizes the sale of the property at public auction upon default by the mortgagor. The laws of the various states establish certain notice requirements for non-judicial foreclosure sales. In some states, notice of default must be recorded and sent to the mortgagor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, notice must be provided in some states to certain other persons including junior lienholders and any other individual having an interest in the real property. In some states, the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limited attorneys' fees, which may be recovered by a lender. Some states also require a notice of sale to be posted in a public place and published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee with a credit bid in an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in

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order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the security instrument is not monetary, such as the mortgagor failing to adequately maintain or insure the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the foreclosure sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay maintenance or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, maintenance and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In

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
determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, there are statutory periods during which the mortgagor and foreclosed junior lienors may redeem the property from the foreclosure sale. One effect of the statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. As a practical matter, the lender may therefore be forced to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a lender under a deed of trust or a mortgage. In some states, statutes limit the right of the lender to obtain a deficiency judgment against the mortgagor following sale under a deed of trust or foreclosure. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Some state statutes also prohibit any deficiency judgment where the loan proceeds were used to purchase an owner-occupied dwelling. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The basic purpose of these statutes is to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to collect the full amount of interest due or realize upon its security. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a mortgagor through his or her Chapter 11, Chapter 12 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the mortgagor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also held that the terms of a mortgage loan secured by property of the mortgagor may be modified. These courts have held that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     The Code provides priority to certain tax liens over the lien of the security instrument. Numerous federal and some state consumer protection laws impose substantive requirements upon lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The standard forms of note, mortgage and deed of trust used by lenders generally contain 'due-on-sale' clauses. These clauses permit the lender to accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation and litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') purports to pre-empt state statutory and case law that prohibits the enforcement of 'due-on-sale' clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. In addition, certain states have continuing restrictions on the enforceability of due-on-sale clauses for certain loans.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings associations and federal savings banks) may not exercise a 'due-on-sale' clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of less than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) and statutes in some states also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a 'due-on-sale' clause. In addition, a few states have exercised their rights under the Garn-St Germain Act to limit the enforceability of the due-on-sale clauses in certain loans made prior to passage of the Garn-St Germain Act. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     A consequence of the inability to enforce a due-on-sale clause may be that a mortgagor's buyer may assume the existing mortgage loan rather than paying it off, if such existing loan bears an interest rate below the current market rate, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board

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

(now the Office of Thrift Supervision) has issued regulations governing the implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges prior to origination on mortgage loans covered by Title V.

     Under the Company's mortgage purchase program, each Lender is required to represent and warrant to the Company that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. Based upon such representations and warranties from the Lenders, the Company will make a similar representation and warranty in the Pooling Agreement for each Series to the Trustee for the benefit of Certificateholders. See 'Description of Certificates -- Representations and Warranties'.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable-rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property.

     In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator', for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property. CERCLA imposes liability for such costs on any and all 'responsible parties', including the current owner or operator of a contaminated property, regardless of whether or not the environmental damage was caused by a prior owner. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not 'participate in the management' of a mortgaged property. The conduct which constitutes 'participation in the management', such that the lender would lose the protection of the exclusion for secured creditors, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Fleet Factors decision.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the 'Asset Conservation Act'), which took effect on

                                       57




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
September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. It should also be noted, however, that liability for costs associated with the investigation and clean-up of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion, therefore, does not apply to liability for clean-up costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'). The United States Environmental Protection Agency ('EPA') has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank by the holder of the security interest. Moreover, amendments to RCRA, enacted in 1996, concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. Again, it should be noted, however, that liability for clean-up of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders or, alternatively, may not impose liability on lenders at all.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee pension and welfare benefit plans subject to ERISA ('ERISA Plans') and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code (collectively, 'Tax-Favored Plans').

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

     In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving 'plan assets' of ERISA Plans and Tax-Favored Plans (collectively, 'Plans') and persons ('parties in interest' under ERISA or 'disqualified persons' under the Code (collectively, 'Parties in Interest')) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any such transaction.

                                       58




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
PLAN ASSET REGULATION

     An investment of Plan Assets in Certificates may cause the underlying Mortgage Loans, Cooperative Loans, Agency Securities, Private Securities, and/or other assets held in a Trust Fund to be deemed 'plan assets' of such Plan. The U.S. Department of Labor (the 'DOL') has issued a regulation (the 'DOL Regulation') concerning whether or not the assets of a Plan would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Fund), for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an equity interest (such as a Certificate) in such entity. Because of the factual nature of certain rules in the DOL Regulation, the assets of a Plan may be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a Trust Fund), or (ii) merely the Plan's interest in the instrument evidencing such interest (such as a Certificate). Therefore, neither Plans nor certain entities in which assets of Plans are invested should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulation. For purposes of this section, the term 'plan assets' or 'assets of a Plan' ('Plan Assets') has the meaning specified in the DOL Regulation and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, any other Servicer, the Trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the Certificates, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of Certificates by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory or administrative exemption is available. Under the DOL Regulation, the assets of a Plan which holds a Certificate would include such Certificate and may also be deemed to include the Mortgage Loans and/or other assets held in the related Trust Fund. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, the Company, the Master Servicer, any other Servicer, the Trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the Mortgage Loans and/or other assets held in a Trust Fund were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a 'fiduciary' with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. In addition, if the Mortgage Loans and/or other assets held in a Trust Fund constitute Plan Assets, the acquisition or holding of Certificates by, on behalf of or with Plan Assets of a Plan, and the operation of such Trust Fund, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

UNDERWRITER'S EXEMPTION

     The DOL has issued essentially identical individual exemptions to various underwriters (collectively, as amended by Prohibited Transaction Exemption ('PTE') 97-34, 62 Fed. Reg. 39021 (July 21, 1997), the 'Underwriter's
Exemption'), which generally exempt from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operations of pools of certain secured obligations (such as Mortgage Loans) that are held in a trust, and (ii) the purchase, sale and holding of pass-through certificates issued by such trust as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter's Exemption are satisfied. For purposes of this section, the term 'Underwriter' includes both such an underwriter (or affiliate) and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter (or affiliate) is the manager or a co-manager.

                                       59




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
     Each Underwriter's Exemption sets forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief under the Underwriter's Exemption:

          First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

          Second, the Certificates must not evidence rights or interests that are subordinated to the rights and interests evidenced by the other Certificates issued by the same trust.

          Third, the Certificates, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the 'Exemption Rating Agencies').

          Fourth, the Trustee must not be an affiliate of any other member of the 'Restricted Group', which consists of any Underwriter, the Company, the Master Servicer, any other Servicer, the Trustee and any mortgagor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets held in the Trust Fund as of the date of initial issuance of the Certificates.

          Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer or any other Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

          Sixth, the Plan or other person investing Plan Assets in the Certificates must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

          Seventh, (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or with Plan Assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of Certificates by or with Plan Assets of a Plan.

          Eighth, the Trustee must not be an affiliate of any other member of the Restricted Group.

     Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates in reliance upon the Underwriter's Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such Certificates.

     If the general conditions of the Underwriter's Exemption are satisfied, the Exemption may provide exemptive relief from:

          (a) The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of Certificates by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an 'Excluded Plan'), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

          (b) The restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the Certificates is a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust Fund (or its affiliate),
     (ii) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with Plan Assets of a Plan, and (iii) the holding of Certificates by or with Plan Assets of a Plan; and

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
          (c) The restrictions imposed by Sections 406 and 407(a) of ERISA and
     Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the Company expects will be satisfied if the general conditions of the Underwriter's Exemption are satisfied.

     The Underwriter's Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the Certificates (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person), solely as a result of the Plan's ownership of Certificates.

     Before purchasing a Certificate, a fiduciary or other investor of Plan Assets should itself confirm that (i) the Certificates constitute 'certificates' for purposes of the Underwriter's Exemption, and (ii) the specific and general conditions and other requirements set forth in the Underwriter's Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

OTHER EXEMPTIONS

     Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with an acquisition of Certificates representing a beneficial ownership interest in a pool of single-family residential first or second Mortgage Loans, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under Prohibited Transaction Class Exemption ('PTCE') 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing an interest in a Trust Fund which includes Cooperative Loans, Private Securities or certain other assets. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable Prospectus Supplement may contain additional information regarding the application of the Underwriter's Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and Section 4975(c) of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL was required to issue final regulations (the '401(c) Regulations') no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, (i) except as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations, or (ii) unless an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan (a) after December 31, 1998, or (b) issued to a Plan on or before December 31, 1998 and with respect to which the insurance company does not comply with the 401(c) Regulations, may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, assets of a separate account are still treated as Plan Assets of any Plan invested in such separate account. An insurance company contemplating the investment of general account assets in Certificates should consult with its legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATIONS FROM INVESTING PLANS

     The exemptive relief afforded by the Underwriter's Exemption will not apply to the purchase, sale or holding of Subordinated Certificates, REMIC Residual Certificates or Certificates evidencing an interest in a Trust Fund which contains a swap or other notional principal contract. Except as otherwise specified in the applicable Prospectus Supplement, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to acquire such Certificates will not be registered by the Trustee unless the transferee provides the Company and the Trustee with an opinion of counsel satisfactory to the Company and the Trustee, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the acquisition of such Certificates by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4075 of the Code, and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement. In lieu of such opinion of counsel, except as otherwise specified in the applicable Prospectus Supplement, the transferee may provide a certification of facts substantially to the effect that the acquisition of Subordinated Certificates by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement, and the following conditions are met:
(i) the source of funds used to purchase such Certificates is an insurance company general account (as defined in PTCE 95-60), and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX-EXEMPT PLAN INVESTORS

     A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or 'UBTI') within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' and ' -- Tax-Exempt Investors'.

CONSULTATION WITH COUNSEL

     There can be no assurance that the Underwriter's Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires Certificates (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter's Exemption were satisfied, that exemptive relief would be available for all transactions involving a Trust Fund. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in Certificates.

     Any fiduciary or other person who proposes to acquire or hold Certificates on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL.

     Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of Certificates.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. It does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules and does not address the tax consequences of persons holding Certificates as part of a hedge or hedging transaction. Further, the authorities on which this discussion is based are subject to change or differing interpretations, which changes or differing interpretations could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisors in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses certificates ('REMIC Certificates') representing interests in a Mortgage Pool ('REMIC Mortgage Pool') as to which the Company, in the case where the Company will be a Master Servicer for a Series or in the case where there will be no Master Servicer for a Series, or the Servicing Entity, in the case where the Servicing Entity is the only Master Servicer for a Series, will cause to elect treatment as a real estate mortgage investment conduit ('REMIC') under Sections 860A through 860G ('REMIC Provisions') of the Code. Under the REMIC Provisions, REMICs may issue 'regular' interests and must issue one and only one class of 'residual' interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Regular Certificate' and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Residual Certificate'.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the 'OID Regulations'), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the 'REMIC Regulations'). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

CLASSIFICATION OF REMIC TRUST FUNDS

     With respect to each Series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, will deliver their opinion generally to the effect that, assuming (i) a REMIC election is made timely in the required form, (ii) each Master Servicer or Servicing Entity, as applicable, complies with all provisions of the related Pooling Agreement, (iii) certain representations set forth in the Pooling Agreement are true, and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, the related REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be regular interests or residual interests in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

     Holders of REMIC Certificates should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status described below under the heading 'Characterization of Investments in REMIC Certificates'. In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a domestic building and loan association will constitute a 'regular or residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C); and (ii) REMIC Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code
Section 856(c)(4)(A), and interest on the REMIC Certificates will be

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
considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets would be treated as 'interests in real property' as defined in Code Section 856(c)(5)(C) (or, as provided in the Committee Report, as 'real estate assets' as defined in Code
Section 856(c)(5)(B)). Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any reserve account in assets not so qualifying would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificate that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code
Section 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(c)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets that will constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The applicable Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-Off Date. REMIC Certificates held by certain financial institutions will constitute 'evidence of indebtedness' within the meaning of Code Section 582(c)(1); in addition, REMIC Regular Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(C) or Section 860G(a)(4)(B) of the Code will be treated as 'qualified mortgages' for purposes of Code Section 860D(a)(4).

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. Original Issue Discount

     Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Company will report annually (or more often if required) to the Internal Revenue Service ('IRS') and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See ' -- Reporting and Other Administrative Matters of REMICS' below.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under
Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which Section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

     Code Section 1272(a)(6) requires that a mortgage prepayment assumption ('Prepayment Assumption') be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in

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

Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. Unless otherwise specified in the applicable Prospectus Supplement, the Company will use a percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified in the applicable Prospectus Supplement) in reporting original issue discount that is consistent with this standard. However, the Company does not make any representation that the Mortgage Loans will in fact prepay at that percentage of the Basic Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified therein) to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

     The total amount of original issue discount on a REMIC Regular Certificate is the excess of the 'stated redemption price at maturity' of the REMIC Regular Certificate over its 'issue price'. Except as discussed in the following two paragraphs, in general, the issue price of a particular Class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that Class are first sold to the public (excluding bond houses and brokers).

     If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificate, and as excludible from income when received as a payment of interest on the first Distribution Date. The OID Regulations suggest that some or all of this pre-issuance accrued interest 'may' be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a Certificateholder.

     The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest'. Under the OID Regulations, 'qualified stated interest' is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) the current values of a single 'qualified floating rate' or 'objective rate' (each, a 'Single Variable Rate'). A 'current value' is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A 'qualified floating rate' is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, 'governor' or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An 'objective rate' is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the Certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate),
(ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of 'actively traded' personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average

                                       65




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
value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single 'qualified inverse floating rate' (each, a 'Multiple Variable Rate'). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See ' -- Variable Rate Certificates'. REMIC Regular Certificates offered hereby other than Certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than 'qualified stated interest', but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

     Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any 'teaser' rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the deferred or foregone interest or the other original issue discount is less than such de minimis amount.

     The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium'.

     Each holder of a REMIC Regular Certificate must include in gross income the sum of the 'daily portions' of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, unless otherwise stated in the applicable Prospectus Supplement, each period that begins or ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the Closing Date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) the distribution made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding

                                       66




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
sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate (notwithstanding that no distribution is scheduled to be made on such date) that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the 'adjusted issue price', by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issue price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

     Variable Rate Certificates. Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Company intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the closing date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to

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the Certificateholder's taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury Regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

2. Market Discount and Premium

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price (as defined under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount') of such REMIC Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

     A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Holders of REMIC Regular Certificates -- Original Issue Discount'. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed or temporary form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

     The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that

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accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as discussed above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

3. Realized Losses

     Under Code Section 166, both corporate holders of REMIC Regular Certificates and noncorporate holders of REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as a result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Code Section 166 until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate without regard to any reduction in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

4. Callable Class Certificates

     An entity electing to be treated as a REMIC may either itself directly, or indirectly through the use of a trust owned by such entity, enter into a redemption agreement pursuant to which the counterparty will have the

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right to cause a redemption of the outstanding Certificates (as used herein, each such right a 'Call Right', and each such Certificate, a 'Callable Class Certificate') beginning on the Distribution Date and subject to payment of the redemption price and other conditions that may be specified in the applicable Prospectus Supplement. See 'Description of the Certificates -- Redemption Agreement.' In the event the trust issues the Call Right, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the trust will be treated as a grantor trust under subpart E, part 1 of Subchapter J of the Code and, as a result, the REMIC will be treated as having directly issued the Call Right.

     The REMIC will be treated as (i) owning an interest in the underlying Mortgage Loans and (ii) writing a call option on its interest in the underlying Mortgage Loans, represented by the right of the holder of the Call Right to direct the Depositor to redeem the outstanding Certificates as described under 'Description of the Certificates -- Redemption Agreement'.

     Under these circumstances, the REMIC should be considered to have acquired its interest in the underlying Mortgage Loans for an amount equal to its initial aggregate basis in its assets, determined as described more fully hereunder, plus the fair market value at the time of purchase of such REMIC's assets of the call option the REMIC is deemed to have written, which amount the REMIC is deemed also to have received. Accordingly, the REMIC's basis in its interest in the underlying Mortgage Loans will actually be greater than the aggregate issue price of the REMIC Certificates it issues, resulting in less discount income or greater premium deductions to the REMIC than it would have recognized had the call option not been written. Under current federal income tax law, the REMIC will not be required to include immediately in income the amount of the option premium it is deemed to have received. However, although the treatment of these items is not entirely clear, it appears that as the REMIC receives principal payments on the underlying Mortgage Assets, and if the REMIC sells or distributes in kind any of the underlying Mortgage Loans, the REMIC will be deemed to have received (in addition to the amount of such payment, the sales price or the fair market value of the asset, as the case may be) an amount equal to the corresponding portion of the payment it was deemed to receive at the time the call option was originally written. Accordingly, the amount realized by the REMIC with respect to its interest in the underlying Mortgage Loans, will be greater than the amount of cash received by it, and over the life of the REMIC the entire amount of the deemed payment received when the call option was written will be reported by the REMIC, although not at the times that a corresponding amount of income would be reported based on a constant yield method. Investors should be aware that, subject to certain specific exceptions in the REMIC regulations, it is not anticipated that the REMIC will sell or transfer or otherwise dispose of any of the underlying Mortgage Loans except pursuant to an exercise of the Call Right. See 'Prohibited Transactions and Other Possible REMIC Taxes'. In the event that the holder of the Call Right chooses to effect such a redemption of the underlying Mortgage Loans, the transactions by which the Certificates are retired and the related Trust Fund terminated will constitute a 'qualified liquidation' of the REMIC within the meaning of Section 860F(a)(4) of the Code.

     Taxation of Call Option Premium. Under current federal income tax law, the REMIC will not be required to include immediately in income the option premium with respect to the Call Right that it is deemed to receive. Instead, such premium will be taken into account when the Call Right lapses, is exercised or is otherwise terminated with respect to the REMIC. As indicated above, an amount equal to the option premium that is deemed to be received by the REMIC would be included in the REMIC's basis in the Mortgage Loans. The REMIC's recovery of such basis will not occur at the same rate as its inclusion in income of the option premium.

     As a grantor of an option, the REMIC must include the option premium in income when the option lapses, which with respect to the REMIC is no later than the redemption by a holder of the Call Right. Although the Call Right will not expire by its terms during the period in which the Certificates remain outstanding the Mortgage Assets to which the Call Right relates will be reduced over time through principal payments. Although it is not entirely clear whether the Call Right would thus be deemed to lapse as the Mortgage Loans are paid down, and if so, at what rate, the Depositor intends to report income to the REMIC based on the assumption that the Call Right lapses, and the related premium is recognized by the REMIC, proportionately as principal is paid on the Mortgage Loans (as prepayments prior to the date on which the Call Right may first be exercised or as scheduled principal payments or prepayments after the first date on which the Call Right may be exercised). There is no assurance that the IRS would agree with this method of reporting income from the lapse

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of the Call Right, and furthermore, it should be noted that the IRS currently is examining the rules regarding the taxation of option premiums.

     If the Call Right is exercised, the REMIC will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying Mortgage Loans.

     If the REMIC transfers one of the underlying Mortgage Loans, such transfer will be treated as a 'closing transaction' with respect to the option the REMIC is deemed to have written. Accordingly, the REMIC will recognize gain or loss equal to the difference between the unamortized amount of option premium and the amount the REMIC is deemed to pay, under the rules discussed above, to be relieved from its obligations under the option. However, as discussed above, subject to certain specified exceptions (including in connection with the issuance of the Call Right), it is not anticipated that the REMIC will transfer any of the underlying Mortgage Loans. See 'Prohibited Transactions and Other Possible REMIC Taxes'.

     Certificateholders are urged to consult their tax advisors before purchasing an interest in any Callable Class Certificate.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

1. General

     An owner of a REMIC Residual Certificate ('Residual Owner') generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions', the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention (unless otherwise disclosed in the applicable Prospectus Supplement), its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Owner by virtue of this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates could exceed cash distributions thereon in any taxable year. For example, if Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition of discount on the Mortgage Loan while the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     If so specified in the applicable Prospectus Supplement for a Series, the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption right. As a direct owner in the underlying Mortgage Loans for federal income tax purposes, the REMIC will also be treated as having written the call option on such underlying Mortgage Loans. See 'Callable Class Certificates'.

2. Taxable Income or Net Loss of the REMIC Trust Fund

     The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC

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Regular Certificates, and deductions and losses allowed to the REMIC Mortgage
Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under 'Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium') over its fair market value at the time of their transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield and on the Prepayment Assumption. For this purpose, the Company intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Company, it will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see ' -- Prohibited Transactions and Other Possible REMIC Taxes', below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers, if any. (See, however, ' -- Pass-Through of Servicing Fees', below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. Basis Rules and Distributions

     Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See ' -- Sales of REMIC Certificates', below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (See ' -- Taxation of Owners of REMIC Residual
Certificates -- Daily Portions', above) and decreased by distributions and by net losses taken into account with respect to such interest.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate (See
' -- Sales of REMIC Certificates', below). The residual holder does, however, receive reduced taxable income over the life of the REMIC, because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

4. Excess Inclusions

     Any 'excess inclusions' with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the 'daily accruals' for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term 'applicable federal rate' (generally, an average of current yields on Treasury securities of comparable maturity) (the 'AFR') in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the

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adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

     An excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See ' -- Foreign Investors in REMIC Certificates'.

     Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have 'significant value', would treat as excess inclusions with respect to such REMIC Residual Certificates the entire daily portion of taxable income for such REMIC Residual Certificates. In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, 'significant value' under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have 'significant value' will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will have 'significant value' for purposes of the above described rules or that a Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

5. Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax'. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate will be considered a noneconomic residual interest unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should

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consider the possibility that a purported transfer of such REMIC Residual
Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered 'noneconomic' will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See 'Foreign Investors in REMIC Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

6. Tax-Exempt Investors

     Generally, tax exempt organizations that are not subject to Federal income taxation on 'unrelated business taxable income' pursuant to Code Section 511 are treated as 'disqualified organizations' under provisions of the 1988 Act. Under provisions of the Pooling Agreement, such organizations generally are prohibited from owning Residual Certificates. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. See ' -- Sales of REMIC Certificates'.

7. Real Estate Investment Trusts

     If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ('REIT'), would be subject to the limitations of Code Sections 856 (f) and 856 (j). Treasury regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

8. Mark-to-Market Rules

     Treasury regulations provide that any REMIC Residual Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally may not be marked-to-market.

SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions', above. Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium' and under Code
Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The distinction between a capital gain or loss and ordinary income or loss is also relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction' within the meaning of Code Section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the AFR at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Omnibus Budget Reconciliation Act of 1993 (the 'Budget Act') revised the rules for deducting interest on indebtedness allocable to property held for investment. Generally, deductions for such interest are limited to a taxpayer's net investment income for each taxable year. As amended by the Budget Act, net investment income for each taxable year includes net capital gain attributable to the disposition of investment property only if the taxpayer elects to have such net capital gain taxed at ordinary income rates rather than capital gains rates.

     If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what the precise nature or effective date of it would be.

     The 1988 Act makes transfers of a residual interest to certain 'disqualified organizations' subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value of the total anticipated excess inclusions (discounted using the applicable Federal rate) with respect to such residual interest for the periods after the transfer. For this purpose, 'disqualified organizations' includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical and telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

     In addition, if a 'pass-through entity' includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity. Legislation presently pending before the United States Congress, the Tax Simplification and Technical Corrections Bill of 1993 (the 'Simplification Act'), would apply this tax on an annual basis to 'large partnerships'. Generally, the Simplification Act would treat partnerships that have, or have had, 250 or more partners as a large partnership for this purpose. The Simplification Act would not limit application of the tax to excess inclusions allocable to disqualified organizations, and in fact would apply the tax to large partnerships having no disqualified organizations as partners. If enacted in its present form, the Simplification Act would apply to partnership taxable years ending on or after December 31, 1994.

PASS-THROUGH OF SERVICING FEES

     The general rule is that Residual Certificateholders take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Company and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a 'single-class REMIC', such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Certificate who is an individual, estate or trust will be able to deduct such expenses in determining regular tax liability only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisors regarding the advisability of an investment in such Certificates.

     A 'single-class REMIC' is a REMIC that either (i) would be treated as a pass-through trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such a pass-through trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, the Company intends to treat a REMIC Mortgage Pool as other than a 'single-class REMIC', consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from 'prohibited transactions'. In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the 'start-up day' (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects 'net income from foreclosure property' to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

TERMINATION OF A REMIC TRUST FUND

     In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which would be a capital loss) equal to the amount of such excess.

REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. In addition to those holders of REMIC Regular Certificates to whom information reporting generally applies, certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

     The REMIC Regular Certificate information reports must include a statement of the 'adjusted issue price' of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     The responsibility for complying with the foregoing reporting rules will be borne by the Company.

     For purposes of the administrative provisions of the Code, REMIC Mortgage Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. Unless otherwise stated in the applicable Prospectus Supplement, the Company will file federal income tax information returns on behalf of the related REMIC Mortgage Pool, and will be designated as agent for, and will act on behalf of the 'tax matters person' with respect to the REMIC Mortgage Pool in all respects.

     As agent for the tax matters person, the Company will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal on REMIC Regular Certificates, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

1. REMIC Regular Certificates

     Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a 'Non-U.S. Person'), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

     'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia, or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     Holders of REMIC Regular Certificates should be aware that the IRS might take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates of a particular Series of Certificates. Further, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

2. REMIC Residual Certificates

     Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions'.

     Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to Non-U.S. Persons that have 'tax avoidance potential' are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New

Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

STATE AND LOCAL TAXATION

     Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool which would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of a REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in nonconforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisors concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

CALL RIGHT

     The holder of the Call Right will be treated as having purchased a call option on all the underlying Mortgage Loans. The price paid by the holder of the Call Right to purchase such call option will be treated as an option premium and accordingly will be added to the purchase price of the Mortgage Loans (in addition to any exchange fee) if the Mortgage Loans are purchased upon exercise of the Call Right, and will be treated as a loss as the Call Right lapses. For a discussion of when the Call Right may be deemed to lapse, see 'Callable Class Certificates' above. Assuming that the underlying Mortgage Loans, if acquired, would be a capital asset in such holder's hands, then loss recognized with respect to such lapse will be treated as a capital loss.

     In light of the above, a thrift, REMIC, real estate investment trust or regulated investment company should consult its tax advisors before purchasing any Call Class.

                            METHODS OF DISTRIBUTION

     Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Mortgage Pool) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Company with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Company, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Company and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     PNC Capital Markets, Inc., an affiliate of the Company, may from time to time act as agent or underwriter in connection with the sale of the Certificates. This Prospectus and the related Prospectus Supplement may be used by PNC Capital Markets, Inc. in connection with offers and sales related to secondary market transactions in any Series of Certificates. PNC Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Act'), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such Series.

                        TRANSFERABILITY OF CERTIFICATES

     The Company anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Act, in connection with reoffers and sales by them of Certificates. Certain purchasers will be required to give the Company prior notice of their intention to resell their Certificates, and to represent to the Company that they will observe certain Prospectus delivery and anti-manipulative requirements of the Act and the Securities Exchange Act of 1934, as amended. The Company will charge any Certificateholder requesting amended or updated Prospectuses or Prospectus Supplements all expenses incurred by the Company for preparation and delivery of such documents. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or resale.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                             FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Company will be provided, upon request, with a copy of the consolidated balance sheet of the Company as of December 31, 1997 or the end of its last fiscal year, whichever is later, and a copy of the most recent statement of earnings of the Company. Such requests should be directed to PNC Mortgage Securities Corp., Controller's Department, 75 North Fairway Drive, Vernon Hills, Illinois 60061.

                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found.

                                                   PAGE
                                                   ----
Act.............................................    80
Advance Claims Endorsement......................    44
Advances........................................    11
AFR.............................................    72
Asset Conservation Act..........................    57
Bankruptcy Instrument...........................    43
Bankruptcy Loss.................................    43
Basic Prepayment Assumption.....................    15
Buydown Fund....................................     9
Buydown Fund Account............................    20
Buydown Loans...................................     9
Callable Class Certificate......................    70
CERCLA..........................................    57
Certificate Account.............................    27
Certificate Administrator.......................     8
Certificate Administrator Fee...................    10
Certificate Interest Rate.......................     8
Code............................................    37
Commission......................................    10
Company.........................................     8
Compensating Interest...........................    14
Conversion Fee..................................    11
Cooperative.....................................     8
Cooperative Loan................................     8
Cooperative Note................................     8
Curtailment.....................................    13
Custodial Account for P&I.......................    24
Defaulted Mortgage Loss.........................    43
Determination Date..............................    29
Distribution Date...............................    19
Distribution Period.............................    28
DOL.............................................    59
Due Date........................................    13
Eligible Investments............................    26
ERISA...........................................    58
Extraordinary Losses............................    43
FDIC............................................    15
FHA.............................................     9
FHA Approved Mortgagees.........................    15
FHA Insurance Policies..........................     9
FHLMC...........................................    15
FHLMC Approved Mortgagees.......................    15
FNMA............................................    15
FNMA Approved Mortgagees........................    15
Fraud Instrument................................    43
Fraud Loss......................................    43
Garn-St. Germain Act............................    56
Indemnified Parties.............................    34
                                                   PAGE
                                                   ----
Insurance Proceeds..............................    24
Investment Account..............................    25
Investment Period...............................    25
IRS.............................................    64
Lenders.........................................    16
Letter of Credit................................    48
Letter of Credit Bank...........................    48
Liquidation Proceeds............................    24
Loss............................................    39
Master Servicer.................................     8
Master Servicing Fee............................    10
Mortgage Interest Rate..........................     9
Mortgage Loan Servicing Group...................     8
Mortgage Loans..................................     8
Mortgage Notes..................................     8
Mortgage Pool Insurance Policy..................    44
Mortgaged Properties............................     8
Mortgages.......................................     8
Net Rate........................................    23
Non-U.S. Person.................................    77
OID Regulations.................................    63
Parties in Interest.............................    58
Paying Agent....................................    19
Payoff..........................................    13
Plans...........................................    58
Pooling Agreement...............................    11
Prepayment Assumption...........................    64
Primary Insurance Policy........................    39
Principal Prepayment............................    14
PTCE............................................    61
Record Date.....................................    19
Relief Act......................................    56
REMIC...........................................    63
REMIC Certificates..............................    63
REMIC Mortgage Pool.............................    63
REMIC Provisions................................    63
REMIC Regulations...............................    63
Reserve Account.................................    45
Reserve Fund....................................    48
Residual Owner..................................    71
Retained Yield..................................    23
Sellers.........................................     8
Seller/Servicers................................     8
Selling and Servicing Contracts.................    18
Senior Certificates.............................    45
Servicer........................................     8
Servicing Contracts.............................    10
Servicing Entity................................     8

                                       81

                                                   PAGE
                                                   ----
Servicing Fee...................................    10
Special Hazard Instrument.......................    43
Special Hazard Loss.............................    43
Subordinated Certificates.......................    45
Trustee.........................................    11
Trust Fund......................................    10


                                                   PAGE
                                                   ----
UCC.............................................    54
Underwriter's Exemption.........................    59
VA..............................................     9
VA Guaranties...................................     9
VA Loans........................................     9
Withdrawal Date.................................    25


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Registration fee....................................................................................   $2,882,000
Printing and engraving..............................................................................      530,000
Legal fees and expenses.............................................................................    1,300,000
Accounting fees and expenses........................................................................      500,000
Trustee's fees and expenses.........................................................................      330,000
Blue Sky Qualification Fees and Expense (including Counsel Fees)....................................       30,000
Rating Agency Fee...................................................................................    1,860,000
Miscellaneous.......................................................................................      580,000
                                                                                                       ----------
     Total..........................................................................................   $8,012,000
                                                                                                       ----------
                                                                                                       ----------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, under which the Registrant is incorporated, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against the actual and reasonable expenses of defending litigation against them in their capacities as directors and officers.

     Section 13 of Article III of PNC Mortgage Securities Corp.'s (formerly known as 'Sears Mortgage Securities Corporation') By-Laws provides as follows:

     The provisions of this Section 13 shall apply to the directors and officers of the corporation in accordance with Article III and V of these By-Laws as more fully set forth herein.

     (a) As used in this Article:

          (i) 'acted properly' as to any person shall mean that such person

             (A) acted in good faith;

             (B) acted in a manner not clearly opposed to any written policy of the corporation or which he reasonably believed to be in the best interests of the corporation; and

             (C) with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.

          (ii) 'agent' shall mean any person who is or was

             (A) a director, officer or employee of the corporation and/or any subsidiary;

             (B) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the corporation and/or any subsidiary;

             (C) serving at the request of the corporation as a director, officer and/or employee of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise (which shall, for the purpose of this Article be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan or trust.

          (iii) 'expenses' shall include attorneys' fees and any expenses of establishing a right to indemnification under this Article.

          (iv) 'proceeding' shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body.

          (v) 'subsidiary' shall mean a corporation, 50% or more of the shares of which at the time outstanding have voting power for the election of directors, is owned directly or indirectly by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if such person acted properly.

     (c) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent against amounts paid in settlement and against expenses actually and reasonably incurred by him in connection with the defense or settlement of such proceeding if he acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (d) Expenses incurred in defending a proceeding shall be paid by the corporation to or on behalf of an agent in advance of the final disposition of such proceeding if:

          (i) there is a reasonable basis to believe that such agent may be entitled to indemnification under this Article;

          (ii) such advance payments would not result in undue financial hardship to the corporation; and

          (iii) the corporation shall have received an undertaking by or on behalf of such agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (e) Any indemnification or advance under paragraph (b), (c) or (d) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific proceeding upon a determination that indemnification or advancement to such person is proper in the circumstances. Such determination shall be made

          (i) by the Chairman of the Board so long as he was not made a party to such proceeding;

          (ii) if the Chairman of the Board were made a party by the Board of Directors, by a majority vote of a quorum consisting of directors who were not made parties to such proceeding;

          (iii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

          (iv) by the shareholders.

     (f) The corporation shall indemnify or advance funds to any person described in Section (a)(ii)(C) only after such person shall have sought indemnification or an advance from the corporation, partnership, joint venture, trust or other enterprise in which he was serving at the corporation's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocable to the corporation any right to receive indemnification which he might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

     (g) The indemnification provided to an agent by this Article

          (i) shall not be deemed exclusive of any other rights to which such agent may be entitled by law or under any articles of incorporation, By-Law, agreement, vote of shareholders or disinterested directors or otherwise; and

          (ii) shall inure to the benefit of the legal representatives of such agent or his estate, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such agent.

     (h) The indemnification and advances provided to an agent by this Article shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of an agent taken prior to the effective date of this Article; provided that payment of such claims had not been agreed to or denied by the corporation at the effective date.

     (i) The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

     There is directors' and officers' liability insurance presently outstanding, which insures directors and officers of PNC Mortgage Securities Corp. against claims arising out of the performance of their duties.

     The Pooling Agreement for each Series of Certificates will provide that no director, officer, employee or agent of PNC Mortgage Securities Corp. is liable to any holder of Certificates or to the Trustee on behalf of the holders of such Certificates, or to any other person, except on account of such director's, officer's, employee's or agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Pooling Agreement for each Series will further provide that, with the exceptions stated above, a director, officer, employee or agent of PNC Mortgage Securities Corp. is entitled to be indemnified by the Trust Fund against all liability in connection with the mortgage pool evidenced by such Series.

ITEM 16. EXHIBITS


EXHIBIT                                              DESCRIPTION OF EXHIBIT
-------   ------------------------------------------------------------------------------------------------------------
   1.1    -- Form of Underwriting Agreement (to be utilized for firm commitment underwritings and public reoffering by underwriters). (Incorporated by reference to Exhibit 1.1 to Registration Statement 33-53016.)
   1.2    -- Form of Purchase Agreement (to be utilized for sales by the Registrant and placement agents primarily to institutional purchasers). (Incorporated by reference to Exhibit 1.2 to Registration Statement 33-53016.)
   3.1    -- Certificate of Incorporation of PNC Mortgage Securities Corp. (Incorporated by reference to Exhibit 3.1 to Registration Statement 33-53016.)
   3.2    -- By-Laws of PNC Mortgage Securities Corp. (Incorporated by reference to Exhibit 3.2 to Registration
             Statement 33-53016.)
   3.3    -- Certificate of Name Change from PMI Mortgage Corporation to Sears Mortgage Securities Corporation.
             (Incorporated by reference to Exhibit 3.3 to Registration Statement 33-53016.)
   3.4    -- Certificate of Name Change from Sears Mortgage Securities Corporation to PNC Mortgage Securities Corp.
             (Incorporated by reference to Exhibit 3.4 to Registration Statement 33-53016.)
   4.1    -- Form of Pooling and Servicing Agreement. (Incorporated by reference to Exhibit 4.1 to Registration
             Statement 33-84896.)
   4.2    -- Form of typical Mortgage Pool Insurance Policy. (Incorporated by reference to Exhibit 4.2 to Registration
             Statement 33-53016.)
   4.3    -- Form of typical Special Hazard Insurance Policy. (Incorporated by reference to Exhibit 4.3 to
             Registration Statement 33-45663.)
   4.4    -- Form of typical Primary Mortgage Insurance Policy. (Incorporated by reference to Exhibit 4.4 to
             Registration Statement 33-53016.)
   4.5    -- Form of typical Selling and Servicing Contract with Lenders and Servicers, with Selling Guide and
             Servicing Guide. (Incorporated by reference to Exhibit 4.5 to Registration Statement 33-53016.)
   4.6    -- Form of typical Bankruptcy Bond. (Incorporated by reference to Exhibit 4.6 to Registration Statement
             33-45663.)
   4.7    -- Form of typical Fraud Bond. (Incorporated by reference to Exhibit 4.7 to Registration Statement
             33-45663.)
   4.8    -- Form of typical Letter of Credit. (Incorporated by reference to Exhibit 4.8 to Registration Statement
             33-45663.)
   5.1    -- Opinion of Thomas G. Lehmann with respect to the Certificates.*
   8.1    -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.*
  23.1    -- Consent of Thomas G. Lehmann (included in Exhibit 5.1 hereto).*
  23.2    -- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1 hereto).*
  24.1    -- Powers of Attorney (included in signature page hereto).*


------------


* Previously Filed

ITEM 17. UNDERTAKINGS.

     PNC Mortgage Securities Corp. hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling PNC Mortgage Securities Corp. pursuant to the foregoing provisions, PNC Mortgage Securities Corp. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PNC Mortgage Securities Corp. of expenses incurred or paid by a director, officer or controlling person of PNC Mortgage Securities Corp. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PNC Mortgage Securities Corp. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     PNC Mortgage Securities Corp. hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, County of Lake, State of Illinois, on the sixteenth day of November, 1998.


                                          PNC MORTGAGE SECURITIES CORP.,
                                          AS PACKAGER AND MASTER SERVICER

                                          By:        /s/ THOMAS G. LEHMANN
                                                ................................
                                                      Thomas G. Lehmann
                                              Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on November 16, 1998 by the following persons in the capacities indicated:



                     SIGNATURE                                                  TITLE
                     ---------                                                  -----

              /s/ MICHAEL L. PARKER*                 Director, President and Chief Operating Officer
---------------------------------------------------    (Principal Executive Officer)
                 Michael L. Parker


               /s/ DOUGLAS H. BURR*                  Director, Senior Vice President, Chief Financial
---------------------------------------------------    Officer and Treasurer
                  Douglas H. Burr


               /s/ SAIYID T. NAQVI*                  Director
---------------------------------------------------
                  Saiyid T. Naqvi


          /s/ ALEXANDER T. TOPPING, JR.*             Director and Senior Vice President
---------------------------------------------------
             Alexander T. Topping, Jr.


                /s/ JOHN W. LAUBER*                  Vice President and Controller
---------------------------------------------------    (Principal Accounting Officer)
                  John W. Lauber


*By:        /s/ THOMAS G. LEHMANN
     ______________________________________________
                 Thomas G. Lehmann
                 Attorney-in-Fact



------------------
Note: Powers of Attorney appointing Thomas G. Lehmann to execute the Registration Statement and any Amendments thereto on behalf of these above-named individuals were previously filed with the Securities and Exchange Commission.

                              STATEMENT OF DIFFERENCES
                              ------------------------

The section symbol shall be expressed as................................... 'SS'
The dagger symbol shall be expressed as.................................... 'D'